Exhibit 10.2

Execution Version

SECURED HEDGING FACILITY AGREEMENT

dated as of March 5, 2012

among

ATLAS RESOURCES, LLC,

EACH PARTICIPATING PARTNERSHIP

from time to time a party hereto

EACH HEDGE PROVIDER

from time to time a party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

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ii

EXHIBITS

Exhibit A	-	Form of ISDA Schedule
Exhibit B	-	Form of Joinder Supplement (New Hedge Provider)
Exhibit C	-	Form of Joinder Supplement (New Participating Partnership)
Exhibit D	-	Form of Mortgage
Exhibit E	-	Form of Security Agreement
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Reserve Report Certificate

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This SECURED HEDGING FACILITY AGREEMENT (this “Agreement”) is dated as of March 5, 2012 and is by and among ATLAS RESOURCES, LLC., a Pennsylvania limited liability company (the “Master General Partner”), each Participating Partnership (as defined below) from time to time party hereto, each Hedge Provider (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Master General Partner is a wholly-owned subsidiary of Atlas Resource Partners, L.P., a Delaware limited partnership (the “Parent”).

WHEREAS, the Parent has entered into an Amended and Restated Credit Agreement, dated as of March 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), with the lending institutions from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), pursuant to which the Lenders have severally agreed to extend credit to the Parent.

WHEAREAS, the Master General Partner is a “Guarantor” and “Loan Party” for purposes of the Senior Credit Agreement (as such terms are defined therein).

WHEREAS, the Master General Partner and certain recently formed or to be formed affiliates qualifying as “Designated Partnerships” under the Senior Credit Facility, of which the Master General Partner is the sole general partner or sole managing member, intend to enter into this Agreement to, among other things, provide for collateral in respect of hedging transactions as more fully provided for herein.

WHEREAS, the Collateral Agent has agreed to act on behalf of the Secured Parties (as defined below) with respect to such collateral and is entering into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship among the Secured Parties regarding their interests in the collateral.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Definitions; Rules of Interpretation

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Administrative Agent” has the meaning set forth in the recitals.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Applicable Hedge Provider Percentage” means, on any date of determination with respect to any Hedge Provider, the percentage of the aggregate notional amount of all outstanding Hedge Transactions under all Approved Master Agreements represented by the aggregate notional amount of such Hedge Provider’s Hedge Transactions on a “Barrel of oil equivalent” basis with 6,000 cubic feet of natural gas being equivalent to one barrel of oil.

“Approved Master Agreement” means any 1992 ISDA Master Agreement (including the Schedule thereto substantially in the form attached hereto as Exhibit A and the confirmations entered thereunder) entered into between a Participating Partnership and a Hedge Provider in accordance with this Agreement and, in each case, as the same may from time to time be amended, modified, supplemented or novated in accordance with this Agreement or the Intercreditor Agreement.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Netherland Sewell & Associates, Inc., (c) Wright & Company, (d) Schlumberger Ltd., (e) Cawley Gillespie and Associates, Inc., (f) WD Von Gotten, (g) Degolyer and McNaughton, (h) HJ Gruy and Associates, Inc., (i) Lee Keeling and Associates, (j) Sproule, (k) La Roche, (l) W. Cobb and Associates and (m) any other independent petroleum engineers reasonably acceptable to the Collateral Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Participating Partnership having a fair market value in excess of $5,000,000.

“Change of Control” means an event or series of events by which:

(a) The Parent or one or more of its Affiliates ceases to own at least 51% of the Equity Interests of the Master General Partner;

(b) The Master General Partner ceases to Control each Participating Partnership and, with respect to each Participating Partnership that is a limited partnership, ceases to be the sole general partner of such Participating Partnership and, with respect to each Participating Partnership that is a limited liability company, ceases to be the sole managing member of such Participating Partnership;

(c) The Master General Partner ceases to be the sole Operator of the Oil and Gas Properties of any Participating Partnership; or

(d) A “Change of Control” (as defined in the Senior Credit Agreement, excluding clause (b) of such definition) has occurred.

“Collateral” means, with respect to each Participating Partnership, all Property of such Participating Partnership, now owned or hereafter acquired, upon which a Lien in favor of the Collateral Agent for the benefit of the Secured Parties is created, or purported to be created, by any Security Document.

“Collateral Agent” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 5% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the Property encumbered, as determined by such Person in good faith; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments for periods in excess of 120 days prior to the day of delivery, other than sales of Hydrocarbons and gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, or by Law but only to the extent of such liability; (l) the liquidation value of Disqualified Capital Stock of such Person; and (m) the undischarged balance of any dollar denominated production payment (but not any volumetric production payment) created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. The Debt of any Person described in clauses (f), (g) and (h) of this definition shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation of such other Person and (ii) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Debt, unless such primary obligation and/or the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Debt shall be deemed to be equal to such Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Debtor Relief Law” means any applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief law affecting the rights of creditors generally from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Partnership” means any limited partnership or limited liability company qualifying as a “Designated Partnership” under the Senior Credit Agreement (after giving effect to any updates to Schedule 7.15 thereof permitted thereunder).

“Discharge Date” means the date upon which (a) all Secured Obligations (including, without limitation, all Hedge Obligations (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and all fees, costs, expenses and other amounts payable by any Obligor under the Hedging Facility Documents) shall have been paid in full in cash (other than contingent indemnification obligations), (b) no Approved Master Agreement is outstanding and in effect and (c) the Master General Partner has elected to terminate this Agreement by written notice to the Collateral Agent and each Hedge Provider.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Person to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale or to require the Master General Partner to repurchase up to 5% of the outstanding Equity Interests of a Participating Partnership per annum shall not constitute Disqualified Capital Stock.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning set forth in Section 2.1.

“Environmental Laws” means any and all Laws pertaining in any way to human health, employee safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which any Participating Partnership is conducting, or at any time has conducted, business, or where any Property of any Participating Partnership is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Event of Default” has the meaning assigned such term in Section 8.1.

“Excepted Liens” means: (a) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Participating Partnership or materially impair the value of such Property subject thereto; (e) Liens arising by virtue of any statutory, common law or contract provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by any Participating Partnership to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Participating Partnership for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Participating Partnership or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens arising from UCC financing statement filings regarding operating leases entered into by any Participating Partnership in the ordinary course of business covering only the Property under lease; (j) any obligations (other than Debt) or duties affecting any of the Property of any Participating Partnership to any Governmental Authority with respect to any franchise, grant, license or permit; and (k) any interest or title of a lessor under any lease entered into by any Participating Partnership covering only the assets so leased; provided further that (1) Liens described in clauses (a) through (d), and (h) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced unless such action is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP and (2) no intention to subordinate the first priority Lien granted in favor of the Collateral Agent for the benefit of the Secured Parties is to be hereby implied or expressed by the permitted existence of any Excepted Lien.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Master General Partner.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Hazardous Materials” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Hedge Obligations” means, with respect to each Participating Partnership, at any time, all amounts owing by such Participating Partnership to any Hedge Provider under each Approved Master Agreement between such Participating Partnership and such Hedge Provider, including all amounts owing as a result of the designation of an “Early Termination Date” thereunder (and, at any time when such designation may be enjoined or barred by law or court order, an estimate of all amounts that would be owing were such an Early Termination Date to be designated), together with all costs and expenses (including reasonable attorneys’ fees) incurred in the enforcement or collection thereof, and all interest thereon after the commencement of any proceedings under any Debtor Relief Law and any expenses or other amounts paid by such Hedge Provider to which it is entitled to reimbursement by such Participating Partnership under the Approved Master Agreement.

“Hedge Provider” means a financial institution or other entity that is a party to this Agreement and is a Lender or an Affiliate of a Lender under the Senior Credit Agreement whose long term senior unsecured debt rating is equal to or higher than, the Required Rating at the time of becoming a party to this Agreement and at the time of entering into each Hedge Transaction.

“Hedge Provider Joinder Supplement” means an agreement substantially in the form of Exhibit B or otherwise in form and substance acceptable to the Collateral Agent.

“Hedge Provider Majority” means, on any date of determination, the Hedge Providers whose outstanding Hedge Transactions under Approved Master Agreements represent more than fifty percent (50%) of the aggregate notional volume of oil and natural gas under all outstanding Approved Master Agreements, on a “Barrel of oil equivalent” basis with 6000 cubic feet of natural gas being equivalent to one barrel of oil.

“Hedge Transaction” means a Swap Agreement that satisfies the requirements of this Agreement, including but not limited to Section 2.5.

“Hedging Facility Documents” means, collectively, this Agreement, each Approved Master Agreement, the Security Documents, the Intercreditor Agreement and any and all other material agreements or instruments now or hereafter executed and delivered by any Obligor or any other Person in connection with any Hedge Transaction, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means, with respect to Oil and Gas Properties of each Participating Partnership at any time of determination, defects or clouds on title, discrepancies in net revenue and working interest ownership percentages and other discrepancies (in each case, between what is shown on the most recently delivered Reserve Report and that which is set forth in the title information provided by, or on behalf of, such Participating Partnership to the Collateral Agent hereunder) and other Liens (other than Excepted Liens), defects, and similar matters which do not, individually or in the aggregate, affect Oil and Gas Properties of such Participating Partnership in an amount greater than five percent (5%) of the value (as reasonably determined by the Collateral Agent) of all Oil and Gas Properties of such Participating Partnership evaluated in the most recent Reserve Report delivered under this Agreement.

“Initial Reserve Report” means the initial Reserve Report of each Participating Partnership prepared by or under the supervision of the chief engineer of the Master General Partner based on information as of June 30 of the current calendar year, or if such information is not then available, as of December 31 of the immediately preceding calendar year.

“Intercreditor Agreement” means that certain intercreditor agreement, dated March 5, 2012, among the Collateral Agent, the Administrative Agent, and the Master General Partner, as amended from time to time pursuant to the terms thereof.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, capital contributions, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person.

“Law” means (a) a law, statute, ordinance, treaty, permit, rule or regulation of any Governmental Authority, (b) a court decision, judgment, order, decree, injunction or ruling, and (c) a regulatory bulletin or guidance, or examination order or recommendation of a Governmental Authority.

“Lenders” has the meaning set forth in the recitals.

“Lien” means any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. For the avoidance of doubt, “Lien” shall not include any netting or set-off arrangements under any Approved Master Agreement or in favor of any Secured Party or its affiliates that is otherwise available to such Person at law or equity.

“Master General Partner” means Atlas Resources LLC, a Pennsylvania limited liability company, and any successor or assign (but only to the extent expressly permitted hereunder), whether in its individual capacity, as the general partner or managing member of a Designated Partnership, or as Operator.

“Master General Partner Obligations” means, as of any date of determination but without duplication, (a) all Participating Partnership Obligations and (b) any and all obligations, liabilities and indebtedness of the Master General Partner, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under this Agreement and any other Hedging Facility Document.

“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the operations, Property or financial condition of any Obligor, (b) the ability of any Obligor to perform fully and on a timely basis their obligations under any of the Hedging Facility Documents that are material to the interests of the Secured Parties, or (c) the validity or enforceability of this Agreement, or any of the other Hedging Facility Documents or the rights or remedies of the Collateral Agent or the Hedge Providers hereunder or thereunder.

“Material Indebtedness” means Debt in an aggregate principal amount exceeding $15,000,000.

“Minimum Title Information” means title information in form and substance reasonably satisfactory to the Collateral Agent as to each Participating Partnership’s ownership (whether in fee or by leasehold) of at least 80% of the total value of all Oil and Gas Properties of such Participating Partnership’s Properties evaluated in any applicable Reserve Report.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means a mortgage, deed of trust, or similar document substantially in the form attached hereto as Exhibit D with such modifications as are appropriate or necessary under the laws of the applicable jurisdiction, and as otherwise reasonably satisfactory to the Collateral Agent, granted by a Participating Partnership to create a Lien on the Property covered thereby in favor of the Collateral Agent for the benefit of the Secured Parties.

“Mortgaged Property” means any Property directly owned (whether in fee or by leasehold) by any Participating Partnership which is subject to a Lien created by the Security Documents.

“Notice of Potential Event of Default” means a written notice delivered by a Hedge Provider to the Master General Partner, the Collateral Agent and each other Hedge Provider declaring that one or more Potential Event(s) of Default has occurred and is continuing under its Approved Master Agreement with the applicable Participating Partnership and providing a brief description of such Potential Event(s) of Default.

“Notice of Triggering Event” means a written notice delivered by a Hedge Provider to the Master General Partner, the Collateral Agent and each other Hedge Provider declaring that one or more Triggering Events has occurred and is continuing under its Approved Master Agreement and providing a brief description of such Triggering Event(s). Each Notice of Triggering Event shall (a) specify whether an Early Termination Date (as defined in such Approved Master Agreement) has been designated as a result of the relevant Triggering Event(s), (b) specify the Early Termination Amount (as defined in such Approved Master Agreement), if any, then due as the result of the designation of such Early Termination Date and the amount of interest and any other amounts then due and payable by the applicable Participating Partnership to such Hedge Provider under such Approved Master Agreement, (c) state whether the amount set forth in clause (b) has been paid in full or otherwise discharged to the satisfaction of such Hedge Provider, (d) include as an attachment thereto any notices and statements delivered by such Hedge Provider to the applicable Participating Partnership in connection with such Triggering Event(s) pursuant to such Approved Master Agreement, (e) specify whether such Hedge Provider is instructing the Collateral Agent to commence remedies with respect to the applicable Participating Partnership and (f) include such other information related thereto as the Collateral Agent may reasonably request.

“Notifying Hedge Provider” means any Hedge Provider that instructs the Collateral Agent to commence remedies with respect to a Participating Partnership pursuant to a Notice of Triggering Event.

“Obligor” means the Master General Partner and each Participating Partnership.

“Officer’s Certificate” means a certificate of a Responsible Officer of the Master General Partner.

“Oil and Gas Properties” means each of the following: (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Operator” has the meaning set forth in Section 4.2(a).

“Organizational Documents” shall mean (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documentation) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documentation) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Parent” has the meaning set forth in the recitals.

“Participating Partnership” means each Designated Partnership that (a) has been formed after the effective date of the Senior Credit Agreement, commencing with the Designated Partnerships designated as “Series 30”, and (b) becomes a party to this Agreement, from time to time, in accordance with Section 10.17.

“Participating Partnership Joinder Supplement” means an agreement substantially in the form of Exhibit C or otherwise in form and substance acceptable to the Collateral Agent.

“Participating Partnership Lien” means, with respect to each Participating Partnership, a Lien granted by such Participating Partnership pursuant to a Security Document to the Collateral Agent for the benefit of the Secured Parties, at any time, upon any Property of such Participating Partnership to secure its Participating Partnership Obligations.

“Participating Partnership Obligations” means, with respect to each Participating Partnership, its Hedge Obligations and any and all obligations, liabilities and indebtedness of such Participating Partnership, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) under this Agreement and any other Hedging Facility Document to which such Participating Partnership is a party.

“Permitted Commodity Hedge” means any Swap Agreement that is (a) entered into the ordinary course of business, (b) not speculative in nature, (c) intended to mitigate price and/or supply risk relating to the Hydrocarbon Interests of a Participating Partnership and (d) not physically settled.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Potential Event of Default” has the meaning specified in the applicable Approved Master Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Purchase Money Debt” means Debt (a) consisting of the deferred purchase price of property, plant and equipment, conditional sale obligations, obligations under any title retention agreement and other obligations incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Debt does not exceed the greater of (i) the cost of the asset being financed and (ii) the fair market value of such asset, and (b) incurred to finance such acquisition, construction or improvement of such asset by any Obligor; provided however that such Debt is incurred within 180 days after such acquisition or the completion of such construction or improvement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Required Mortgage Value” means, as of any date of determination, an amount equal to 80% of the aggregate value attributed to all Oil and Gas Properties directly owned (whether in fee or by leasehold) by a Participating Partnership included in the most recent Reserve Report.

“Required Rating” means a long term senior unsecured debt rating of A-/A3 by S&P or Moody’s (or their equivalent).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Collateral Agent, setting forth, as of each December 31 or June 30 (and, at the option of the Master General Partner pursuant to Section 6.9(a), as of any March 31 or September 30) the oil and gas reserves attributable to the Oil and Gas Properties of each Participating Partnership, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, consistent with SEC reporting requirements at the time, together with a supplement indicating future net income based upon the Collateral Agent’s usual and customary pricing assumptions for oil and gas loans then in effect and provided by the Collateral Agent to the Master General Partner, in each case with such information presented separately for each Participating Partnership and reflecting the Hedge Transactions in place with respect to such production. Each Reserve Report shall include a report on a well by well basis reflecting the working and revenue interests for each Participating Partnership, and the net working interest and net revenue interests for each Participating Partnership and such other information and in such form as may be reasonably requested by the Collateral Agent.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Master General Partner.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in any Person (including any return of capital), or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Secured Obligations” means the Master General Partner Obligations and the Participating Partnership Obligations.

“Secured Parties” means, collectively, the Collateral Agent and each Hedge Provider.

“Security Agreement” means each security agreement by and among a Participating Partnership and the Collateral Agent in the form attached hereto as Exhibit E pursuant to which a Lien on the Property covered thereby of such Participating Partnership is created in favor of the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” means any Security Agreement, any Mortgage and other agreement, pledge, assignment, collateral agency agreement, control agreement, instrument, certificate or other grant or transfer executed and/or delivered by an Obligor as security for the Secured Obligations, or to perfect the grant of a Lien securing the Secured Obligations, in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 10.1. Security Documents shall include any documents of the type described above entered into after the date hereof.

“Senior Credit Agreement” has the meaning set forth in the recitals.

“Senior Credit Agreement Default” means an “Event of Default” as defined under the Senior Credit Agreement.

“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

“Subordinate Obligations” has the meaning set forth in Section 4.2(a).

“Swap Agreement” means any swap (including any basis differential swap on volumes already hedged pursuant to other swap agreements), forward, future or derivative transaction, option or similar arrangement, including any trades or confirmations entered into in connection with any of the foregoing, whether exchange traded, “over-the-counter” or otherwise, involving or settled by reference to one or more commodities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Triggering Event” means an “Event of Default”, a “Termination Event” or an “Additional Termination Event” (as each is defined in the applicable Approved Master Agreement with respect to “Party B” thereunder).

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

Section 1.2 Rules of Interpretation. (a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.

(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Hedging Facility Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(e) This Agreement and the other Hedging Facility Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Hedging Facility Documents.

Section 1.3 Accounting Terms. Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Master General Partner notifies the Collateral Agent that the Master General Partner requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Collateral Agent notifies the Master General Partner that Hedge Providers representing a Hedge Provider Majority request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Article II

Hedging Program

Section 2.1 Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the satisfaction, or waiver by the Collateral Agent and the Hedge Providers, of the following conditions precedent (the date upon which all such conditions precedent shall be satisfied or waived by the Collateral Agent and the Hedge Providers, the “Effective Date”).

(a) Execution and Delivery of Agreements. The Collateral Agent shall have received (i) this Agreement executed and delivered by the Collateral Agent, each Hedge Provider electing to become a party hereto as of the Effective Date, the Master General Partner, and each Participating Partnership electing to become a party hereto as of the Effective Date and (ii) the Intercreditor Agreement, executed and delivered by the Collateral Agent, the Administrative Agent and the Master General Partner;

(b) Approvals. All governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby and by the other Hedging Facility Documents, and the Collateral Agent shall have received a certificate from the Master General Partner to that effect;

(c) Fees. The Collateral Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date;

(d) Legal Opinions. The Collateral Agent shall have received (i) an opinion of counsel to the Master General Partner, in form and substance satisfactory to the Collateral Agent, regarding, among other matters, the formation and existence of the Master General Partner, its authority and power to enter into the Hedging Facility Documents and perform its obligations thereunder, compliance with law, the absence of conflicts and (ii) opinion(s) of counsel to each Participating Partnership electing to become a party hereto as of the Effective Date, in form and substance satisfactory to the Collateral Agent, regarding, among other matters, the formation and existence of each such Participating Partnership, its authority and power to enter into the Hedging Facility Documents and perform its obligations thereunder, compliance with law, the absence of conflicts, and the validity and perfection of the security interests and mortgages being granted by each such Participating Partnership pursuant to the Security Documents;

(e) Evidence of Authority of Signatures. The Collateral Agent shall have received evidence, in form and substance satisfactory to the Collateral Agent, that each Person signing any Hedging Facility Document on behalf of the Master General Partner is authorized to sign such Hedging Facility Document;

(f) Representations and Warranties. The representations and warranties made by the Master General Partner in or pursuant to each of the Hedging Facility Documents shall be true and correct as of such date as if made on and as of such date in all material respects;

(g) Due Diligence. Due diligence on the legal, corporate and capital structure of the Master General Partner and the Designated Partnerships, including their Properties and organization documents, shall have been completed to the Collateral Agent’s satisfaction; and

(h) No Material Adverse Change. There has been no event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement and the business of the Master General Partner has been conducted only in the ordinary course of business.

Section 2.2 Procedures for Hedge Transactions. Any Participating Partnership and any Hedge Provider may elect, each in its sole discretion, to enter into one or more Hedge Transactions in accordance with the provisions of this Agreement and an Approved Master Agreement between such

Participating Partnership and such Hedge Provider; provided that any such Hedge Transaction(s) satisfy all the Hedge Transaction conditions in Section 2.4. Neither any Participating Partnership nor any Hedge Provider shall have any obligation whatsoever to enter into any Hedge Transaction.

Section 2.3 Hedge Transaction Liability. (a) No Hedge Provider shall be responsible for the obligations of any other Hedge Provider or any Participating Partnership, nor have any liability, in respect of any Hedge Transactions entered into by such other Hedge Provider with any Participating Partnership.

(b) No Hedge Provider shall have any obligations hereunder at any time when such Hedge Provider is not party to any Approved Master Agreements with a Participating Partnership.

(c) No Participating Partnership shall be responsible for the obligations of any other Participating Partnership or any Hedge Provider, or have any liability, in respect of any Hedge Transactions entered into by such other Participating Partnership with any Hedge Provider.

Section 2.4 Conditions to Entering into Hedge Transactions. Each Participating Partnership agrees it will not enter into any Hedge Transaction with any Hedge Provider unless:

(a) Joinder. Such Participating Partnership has become a party to this Agreement in accordance with Section 10.17 and as of the date of such Hedge Transaction (i) qualifies as a Designated Partnership and (ii) has not elected to withdraw as a Participating Partnership pursuant to Section 10.18.

(b) Grant of Liens. Such Participating Partnership shall have executed and delivered to the Collateral Agent all relevant Security Documents, including, without limitation, a Security Agreement and all Mortgages pursuant to which the Collateral Agent has been granted, for the benefit of the Secured Parties, a first-priority perfected Lien in at least the Required Mortgage Value of Oil and Gas Properties and all other Property of such Participating Partnership purporting to be pledged as collateral pursuant to such Security Documents, subject only to Excepted Liens.

(c) Approved Master Agreement. Such Participating Partnership and such Hedge Provider have entered into an Approved Master Agreement.

(d) No Default or Event of Default. No Default or Event of Default has occurred and is continuing hereunder, no Senior Credit Agreement Default has occurred and is continuing under the Senior Credit Facility, and no Triggering Event or Potential Event of Default has occurred and is continuing under any Approved Master Agreement; and

(e) Representations. All representations and warranties of such Participating Partnership and of the Master General Partner set forth in the Hedging Facility Documents are true and correct in all material respects as of the date of such Hedge Transaction.

Section 2.5 Hedge Transaction Limitations. Each Swap Agreement of a Participating Partnership shall be subject to the following limitations:

(a) Permitted Commodity Hedge. Such Swap Agreement is a Permitted Commodity Hedge;

(b) Hedge Provider Limitations. The Hedge Provider party to such Swap Agreement is a Lender or an Affiliate of a Lender whose long term senior unsecured debt rating is equal to, or higher than, the Required Rating at the time of the execution of such Swap Agreements; and

(c) Single Participating Partnership Incurrence Limitations. The notional volume of such Swap Agreement (when aggregated with other Swap Agreements of such Participating Partnership then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements of such Participating Partnership) with respect to which a settlement payment is calculated may not exceed as of the date such Swap Agreement is entered into: (i) for any month during the first two years following the date such Swap Agreement is executed (the “Applicable Initial Measurement Period”), seventy-five percent (75%), (ii) for any month during the period of three years immediately following the Applicable Initial Measurement Period (the “Applicable Second Measurement Period”), sixty-five percent (65%), and (iii) for any month during any period following the Applicable Second Measurement Period, twenty-five percent (25%), of the reasonably anticipated future projected production from proved, developed, producing Oil and Gas Properties of such Participating Partnership determined by reference to the most recently delivered Reserve Report after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report and (B) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g); provided that, the limitations set forth in this Section 2.5(c) shall not apply to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which such Participating Partnership is the buyer of such put options or price floors.

(d) Aggregate Participating Partnership Maintenance Limitations. The notional volumes of each Swap Agreement of all Participating Partnerships (when aggregated with all other Swap Agreements then in effect of all Participating Partnerships other than basis differential swaps on volumes already hedged) may not exceed for each month during the period during which any Swap Agreement is in effect: (i) for the first two years following the date of determination (the “Aggregate Initial Measurement Period”), seventy-five percent (75%), (ii) for the period of three years immediately following the Aggregate Initial Measurement Period (the “Aggregate Second Measurement Period”), sixty-five percent (65%) and (iii) for any period following the Aggregate Second Measurement Period, twenty-five percent (25%), of both the current production and the reasonably anticipated future projected production from proved, developed, producing Oil and Gas Properties of all Participating Partnerships determined by reference to the most recently delivered Reserve Report after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report and (B) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report based on the actual production of Hydrocarbons of the Participating Partnerships and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g); provided that, the limitations set forth in this Section 2.5(d) shall not apply put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which any Participating Partnership is the buyer of such put options or price floors.

(e) Single Participating Partnership Maintenance Limitations. In no event shall the aggregate notional volumes of the Swap Agreements of any single Participating Partnership exceed, for each month during the period during which any such Swap Agreement is in effect, one hundred percent (100%) of both the current production and the reasonably anticipated future projected production from proved, developed producing Oil and Gas Properties of such Participating Partnership determined by reference to the most recently delivered Reserve Report after giving effect to (i) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such

Participating Partnership since the effective date of such Reserve Report and (ii) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g); provided that, the limitations set forth in this Section 2.5(e) shall not apply to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which such Participating Partnership is the buyer of such put options or price floors.

(f) Single Participating Partnership Collateral Coverage Covenant. The ratio of PDP PV9 (as defined in the Intercreditor Agreement) of each Participating Partnership over the Mark-to-Market Exposure (as defined in the Intercreditor Agreement) of the Swap Agreements of such Participating Partnership shall not be less than 2.50 to 1.0 as of each Calculation Date (as defined in the Intercreditor Agreement).

Section 2.6 Certain Notices; Consent to Disclosure. (a) Each Hedge Provider agrees that it shall deliver to the Collateral Agent: (i) at the same time it makes delivery to the Master General Partner, a copy of any (x) Notice of Triggering Event and (y) Notice of Potential Event of Default, in each case, that it delivers to the Master General Partner, and (ii) at the same time it makes delivery to any other Person, a copy of any notice of the commencement of any judicial proceeding and a copy of any other notice with respect to the exercise of any rights with respect to any of the Hedge Obligations. No failure by a party hereto to furnish a copy under this Section 2.6(a) shall provide any rights or defenses to the relevant Participating Partnership or the Master General Partner with respect to any of the Hedge Obligations or the Secured Obligations, limit or affect any obligation of the relevant Participating Partnership or the Master General Partner with respect to any of the Approved Master Agreements or the Secured Obligations, or otherwise limit or affect the rights and obligations of the Hedge Providers under the Approved Master Agreements.

(b) Each Participating Partnership hereby agrees to provide the Collateral Agent, promptly upon the execution thereof, a copy of each Approved Master Agreement entered into by such Participating Partnership and a Hedge Provider and (excluding any confirmations) written notice of any amendment to any Approved Master Agreement (excluding amendments to any confirmations), including with such notice a copy of the amendment (provided that this Section 2.6(b) is not meant to permit any Hedge Provider or any Participating Partnership to enter into any such amendments in contravention of the terms of this Agreement).

(c) The Master General Partner and each Participating Partnership hereby consent to Hedge Providers’ disclosure to each other and to the Collateral Agent of any confidential information relating to the Master General Partner or any Participating Partnership that has been provided to any Hedge Provider by or for the benefit of any Participating Partnership in connection with any Hedging Facility Documents, notwithstanding any confidentiality agreement between the Master General Partner or any Participating Partnership and any Hedge Provider that might otherwise limit or prohibit such disclosure; provided that the recipient of such disclosure shall treat such disclosed information as confidential information subject to such recipient’s confidentiality obligations to the Master General Partner or any Participating Partnership, or if such recipient has no confidentiality obligations to the Master General Partner or any Participating Partnership, such recipient shall keep such information confidential to the same degree and in the same manner as it keeps its own confidential information.

Article III

Collateral

Section 3.1 Acknowledgment of Participating Partnership Liens. The parties hereto acknowledge and agree that, pursuant to the Security Documents, each Participating Partnership has severally granted to the Collateral Agent, and the Collateral Agent has accepted and agreed to hold, for the benefit of the Secured Parties, all of each Participating Partnership’s right, title and interest in, to and under the Collateral, to secure the payment and performance of such Participating Partnerships Obligations. Subject to Section 10.18, the Participating Partnership Liens shall terminate on the Discharge Date. The parties hereto acknowledge and agree that the Collateral Agent will hold and distribute the Collateral as set forth herein.

Section 3.2 Separate Liens. The Security Documents create separate and distinct Liens over the Collateral of each Participating Partnership. Each Participating Partnership Lien shall only secure the payment and performance of the Participating Partnership Obligations of the Participating Partnership granting such Liens. The Collateral of one Participating Partnership shall not secure the Participating Partnership Obligations of another Participating Partnership.

Section 3.3 Additional Liens. Each Hedge Provider agrees that, without the prior written consent of the Collateral Agent, it will not seek or accept credit support for any Hedge Obligation (other than the benefit of the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents); provided, however, to the extent that any Hedge Provider hereafter obtains any Lien on any assets of any Participating Partnership (other than the Liens granted to Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents) to secure all or any portion of the Hedge Obligations, such Lien (i) shall be subject to this Agreement in the same manner as the Liens held by the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents, (ii) shall secure the Secured Obligations ratably in accordance with the terms of this Agreement, and (iii) as between the Collateral Agent and such Hedge Provider, shall be of equal priority with the Liens held by the Collateral Agent hereunder, notwithstanding (A) the date, manner or order of any grant, attachment or perfection of any such Lien, (B) any provision of the UCC, other applicable law or the Hedging Facility Documents or (C) any manner of enforcement of any Lien or other rights, and upon request by Collateral Agent, such Liens shall be assigned to Collateral Agent to be held for the ratable benefit of the Secured Parties.

Section 3.4 Proceeds Prior to Discharge Date. Each Hedge Provider hereby agrees that if it obtains possession of any Collateral, realizes any proceeds or payment in respect of any such Collateral, or obtains any payment, proceeds or recovery from any Obligor whether pursuant to any Security Documents, by the exercise of any rights available to it under applicable law, in any insolvency or liquidation proceeding, or through any other exercise of remedies (including any rights of setoff), at any time during the continuance of an Event of Default, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 3.9.

Section 3.5 Separate and Independent Obligations; Enforcement. The amounts payable by the Master General Partner or any Participating Partnership to any Secured Party at any time under any of the Approved Master Agreements to which such Secured Party is a party shall be separate and independent obligations, and each Secured Party shall be entitled to enforce any right arising out of the applicable Approved Master Agreement to which it is a party, subject to the terms thereof and of this Agreement. Each Hedge Provider hereby agrees that, notwithstanding anything to the contrary that may be set forth in any Security Document, no Hedge Provider, other than the Collateral Agent, in its capacity as such and as the holder of the Liens for the benefit of the Secured Parties under the Security Documents, shall have any right individually to realize upon any Liens granted under the Security Documents or take action against the Collateral, it being understood and agreed that such remedies may be exercised only by the Collateral Agent under the Security Documents for the benefit of the Secured Parties.

Section 3.6 Contesting Liens. Each of the parties hereto agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by the Collateral Agent for the benefit of the Secured Parties in all or any part of the Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of Collateral Agent or any Hedge Provider to enforce this Agreement.

Section 3.7 Enforceability of Hedge Obligations. Each Hedge Provider agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any of the Secured Obligations or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Collateral Agent in accordance with the provisions of this Agreement and the Security Documents, (iii) it will not institute any suit nor will it assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral, and the Collateral Agent shall not be liable for any action taken or omitted to be taken by the Collateral Agent with respect to any Collateral so long as such action is or was taken or omitted to be taken in accordance with the provisions of this Agreement and the Security Documents, (iv) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Hedge Provider to enforce this Agreement.

Section 3.8 No Waiver. No failure on the part of the Collateral Agent or any Hedge Provider to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Hedging Facility Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Hedging Facility Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Secured Parties hereunder and under the other Hedging Facility Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Security Document or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 10.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, entering into transactions under any Approved Master Agreement shall not be construed as a waiver of any Triggering Event or Potential Event of Default, regardless of whether Collateral Agent or any Hedge Provider may have had notice or knowledge of such Triggering Event or Potential Event of Default at the time.

Section 3.9 Application of Proceeds. (a) The Collateral Agent will apply and any payment, proceeds or recovery from any Obligor, including the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, in the following order of application:

FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the Secured Obligations, and to any other Collateral Agent obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, (i) with respect to proceeds from Collateral of a Participating Partnership or a recovery from a Participating Partnership, ratably to the Hedge Providers that have Approved Master Agreements with such Participating Partnership, to pay all Hedge Obligations then owing to such Hedge Providers in respect of the Hedge Transactions pursuant to such Approved Master Agreements as determined pursuant to Section 3.9(b) and (ii) with respect to any recovery from the Master General Partner to the extent not constituting Collateral or the Property of any Participating Partnership, ratably to all Hedge Providers, to pay all Hedge Obligations then owing to the Hedge Providers as determined pursuant to Section 3.9(b); and

THIRD, any surplus then remaining shall be paid to the Master General Partner, the Participating Partnerships or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of this Section 3.9(a), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Secured Obligations).

(b) Upon receipt of any proceeds from enforcement to be distributed pursuant to the preceding subsection (a), the Collateral Agent shall give Hedge Providers notice thereof, and each Hedge Provider shall within three (3) Business Days after receipt thereof notify the Collateral Agent of the amount of Hedge Obligations owing to it as of the date of such notice from the Collateral Agent. Such notification shall state the amount of its Hedge Obligations and how much is then due and owing. If requested by the Collateral Agent, each Hedge Provider shall demonstrate that the amounts set forth in its notice are actually owing to such Hedge Provider to the reasonable satisfaction of the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may conclusively rely on information in such notices without investigation. Collateral Agent shall use such amounts to determine each Hedge Provider’s ratable share.

(c) Except as provided in Section 3.4, nothing in this Agreement shall impair the right of any Hedge Provider to exercise its rights of set-off, offset or netting, if any, under the Approved Master Agreements with respect to payment obligations owing to and by any Participating Partnership, provided that no Hedge Provider shall have any obligation to set-off, offset or net any payment obligations owing to and by any other Hedge Provider.

Article IV

Master General Partner

Section 4.1 Master General Partner Liability.

(a) The Master General Partner shall be responsible for all Participating Partnerships Obligations and shall be liable in respect of all Hedge Transactions entered into by any Participating Partnership with any Hedge Provider. The liability of the Master General Partner for each Hedge Transaction shall be, primary and not secondary, and joint and several with respect to each Participating Partnership that is a party to such Hedge Transaction.

(b) The Master General Partner acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee for obligations of Persons other than the Master General Partner and that such guarantee is absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, the Master General Partner understands and agrees, to the fullest extent permitted under applicable law, that it shall remain obligated hereunder and the enforceability and effectiveness of this Agreement and the liability of the Master General Partner, and the rights, remedies, powers and privileges of the Collateral Agent and the other Secured Parties under this Agreement and the other Hedging Facility Documents shall not be affected, limited, reduced, discharged or terminated in any way as a result of: (i) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, being from time to time, in whole or in part, renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Collateral Agent or any other Secured Party; (ii) this Agreement and any other Hedging Facility Documents being amended, modified, supplemented or terminated, in whole or in part, (iii) any Obligor or any other Person from time to time accepting or entering into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Hedging Facility Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations, (iv) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations being sold, exchanged, waived, surrendered or released, or (v) any other event shall occur which constitutes a defense or release of sureties generally, except for indefeasible payment in full of the Secured Obligations.

(c) The Master General Partner hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (i) the illegality, invalidity or unenforceability of this Agreement, any other Hedging Facility Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Obligor or any other Person against the Collateral Agent or any other Secured Party, (iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Obligor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; (iv) any sale, lease or transfer of any or all of the assets of any Obligor, (v) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, (vi) any failure of the Collateral Agent or any other Secured Party to marshal assets in favor of any Obligor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Obligor or any other Person or to take any action whatsoever to mitigate or reduce the Master General Partner’s liability under this Agreement or any other Hedging Facility Agreement, (vii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, or which might be available to a surety or guarantor, in bankruptcy or in any other instance, (viii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor, and (ix) any statute of limitations affecting the Master General Partner’s liability hereunder or the enforcement thereof.

(d) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Master General Partner, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any other Obligor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from such Obligor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of such Obligor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Master General Partner of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against the Master General Partner. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 4.2 Subordination of Operator’s Lien.

(a) Any and all Liens on any Collateral now existing or hereafter created or arising in favor of the Master General Partner in its capacity as operator of record of the Oil and Gas Properties and the Hydrocarbon Interests of the Participating Partnerships (the “Operator”) or otherwise (including, without limitation, any operator’s liens, mineral contractors liens, mechanics and materialmen’s liens or any other similar liens) securing any obligations of any Participating Partnership owing or to be owing to the Master General Partner, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (the “Subordinate Obligations”), regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens on any Collateral now existing or hereafter created or arising in favor of the Collateral Agent, for the benefit of the Secured Parties, securing any of the Secured Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which the Master General Partner may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any mortgage or other security instrument or any other document or agreement pursuant to which a Lien is granted in favor of the Master General Partner or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of the Collateral Agent securing any of the Secured Obligations are (x) subordinated to any Lien securing any Subordinate Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) Until the Discharge Date has occurred, whether or not an insolvency proceeding has been commenced by or against the Master General Partner or any Participating Partnership, the Collateral Agent shall have the exclusive right to take and continue any enforcement action with respect to the Collateral (including, without limitation, the enforcement or foreclosure of any Lien on the Collateral), without any consultation with or consent of the Operator or any other Person.

(c) The Master General Partner shall not object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any insolvency proceeding), the validity, extent, perfection, priority or enforceability of any Lien in the Collateral granted to the Collateral Agent to secure any of the Secured Obligations. Notwithstanding any failure by the Collateral Agent or any Secured Party to perfect its Liens in any Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in any Collateral granted to the Collateral Agent or any Secured Party, the priority and rights as between the Collateral Agent and the Master General Partner with respect to the Collateral shall be as set forth herein. In the event that the Master General Partner becomes a judgment lien creditor in respect of the Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Subordinate Obligations are subject to the terms of this Agreement.

(d) The Master General Partner acknowledges that a portion of the Secured Obligations represents Hedge Obligations and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced, and that the terms of the Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, or replaced, in each event, without notice to or consent by the Master General Partner and without affecting the provisions hereof. The lien priorities provided in this Section 4.2 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, increase, replacement, renewal, restatement of either the Secured Obligations or the Subordinate Obligations, or any portion thereof.

(e) Should the Master General Partner, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral, or fail to take any action required by this Agreement, the Collateral Agent (in its own name or otherwise) may obtain relief against the Master General Partner by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Master General Partner that (i) the Collateral Agent’s and the Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Master General Partner waives any defense that the Collateral Agent and or any Secured Party cannot demonstrate damage and/or be made whole by the awarding of damages. If the Master General Partner realizes any proceeds or payment in respect of any such Collateral, whether by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies, at any time prior to the Discharge Date, then it shall hold such Collateral, proceeds or payment in trust for the Collateral Agent and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 3.9.

Section 4.3 Application of Collateral. Upon and during the continuance of an Event of Default, the Master General Partner shall, at the instruction of the Collateral Agent, promptly transfer to the Collateral Agent any Collateral (including proceeds thereof) in the possession or control of the Master General Partner to be applied and distributed by the Collateral Agent in accordance with the provisions of Section 3.9.

Section 4.4 Subrogation. The Master General Partner will be subrogated to all rights of the Collateral Agent or any other Secured Party against any Participating Partnership in respect of amounts paid by the Master General Partner, but it shall not enforce or be entitled to receive any payments arising out of or based upon such right of subrogation until the earlier to occur of (a) the Discharge Date or (b) the withdrawal of such Participating Partnership in accordance with Section 10.18. If any amount is paid to the Master General Partner by such Participating Partnership on account of subrogation rights prior to such date, the Master General Partner shall hold such amount in trust for the benefit of the Collateral Agent and other Secured Parties and shall promptly pay such amount to the Collateral Agent.

Article V

Representations and Warranties

Section 5.1 Representations and Warranties of each Obligor. To induce the Collateral Agent and the Hedge Providers to enter into this Agreement and to enter into Hedge Transactions, each Obligor represents and warrants to the Collateral Agent and each Hedge Provider that, as of the date hereof, the Effective Date, each date that a Hedge Transaction is executed by it, and each date Collateral is delivered or granted to the Collateral Agent:

(a) Organization; Powers. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its Properties and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

(b) Authority; Enforceability. The performance under the Hedging Facility Documents to which such Obligor is a party are within such Obligor’s corporate powers and have been duly authorized by all necessary partnership, corporate and, if required, member action. Each Hedging Facility Document to which such Obligor is a party has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law

(c) Approvals; No Conflicts. The execution, delivery and performance of any Hedging Facility Document by such Obligor (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Hedging Facility Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of any Security Documents, including any financing statements, contemplated thereunder, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any Law or the Organizational Documents of any Obligor, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Properties, or give rise to a right thereunder to require any payment to be made by such Obligor and (d) will not result in the creation or imposition of any Lien on any Property of such Obligor (other than the Liens created by the Security Documents.

(d) Compliance with Laws; No Default.

(i) Such Obligor (A) is in compliance with all Laws, including all Environmental Laws, applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and (B) possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(ii) Such Obligor is not in default and no event or circumstance has occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Obligor to redeem or make any offer to redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which such Obligor or any of its Properties is bound.

Section 5.2 Representations and Warranties of each Participating Partnership. To induce the Collateral Agent and the Hedge Providers to enter into this Agreement and to enter into Hedge

Transactions, each Participating Partnership represents and warrants to the Collateral Agent and each Hedge Provider that, as of the date hereof, the Effective Date, each date that a Hedge Transaction is executed by it, and each date Collateral is delivered or granted to the Collateral Agent:

(a) Properties; Titles, Etc.

(i) Subject to Immaterial Title Deficiencies, such Participating Partnership specified as an owner of Hydrocarbon Interests in the most recently delivered Reserve Report had, as of the date evaluated in such Reserve Report, direct, good and defensible title as such owner of a fee or leasehold interest to the Oil and Gas Properties evaluated in such Reserve Report free and clear of Liens except Excepted Liens and Liens securing the Participating Partnership Obligations of such Participating Partnership. Such Participating Partnership has good title to all personal Properties owned, or purported to be owned, by it free and clear of all Liens except Liens permitted by Section 7.2. After giving full effect to the Excepted Liens, such Participating Partnership specified as an owner of Hydrocarbon Interests in the most recently delivered Reserve Report owned, as of the date evaluated in such Reserve Report, the net interests in production attributable to the Hydrocarbon Interests reflected in such Reserve Report, and the ownership (whether in fee or by leasehold) of such Properties shall not in any material respect obligate such Participating Partnership to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in such Reserve Report that is not offset by a corresponding proportionate increase in such Participating Partnership’s net revenue interest in such Property other than as reflected in such Reserve Report. All information contained in the most recently delivered Reserve Report with respect to such Participating Partnership is true and correct in all material respects as of the date to which such Reserve Report relates.

(ii) All material leases and agreements necessary for the conduct of the business of the such Participating Partnership are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, except as in each case could not reasonably be expected to result in a Material Adverse Effect.

(iii) The rights and Properties presently owned, leased or licensed by such Participating Partnership including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit such Participating Partnership to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(iv) All of the Properties of such Participating Partnership which are reasonably necessary for the material operation of its business are in good working condition and are maintained in accordance with prudent business standards. Such Participating Partnership owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of such Participating Partnership have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Laws and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property owned (whether in fee or by leasehold) by such Participating Partnership is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties owned (whether in fee or by leasehold) by such Participating Partnership (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by such Participating Partnership that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by such Participating Partnership, in a manner consistent with such Participating Partnership’s past practices (other than those the failure of which to maintain in accordance with this Section 5.2(b) could not reasonably be expect to have a Material Adverse Effect).

(c) Gas Imbalances. As of the date hereof, on a net basis there are no gas imbalances or other prepayments made to such Participating Partnership with respect to the Oil and Gas Properties of such Participating Partnership evaluated in the Initial Reserve Report that would require such Participating Partnership to deliver and transfer ownership of at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons.

(d) Marketing of Production. Except as disclosed in writing to the Collateral Agent, no agreements exist which are not cancelable by such Participating Partnership on 60 days’ notice or less without penalty to such Participating Partnership or detriment for the sale of production from such Participating Partnership’s Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the date hereof or the most recently delivered Reserve Report (in the case of each other such agreement).

(e) Valid Mortgage; Security Interest. Each of the Mortgages and the Security Agreement executed and delivered by such Participating Partnership is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Collateral described therein and proceeds thereof, and when such Mortgages are filed in the jurisdictions where the Collateral of such Participating Partnership is located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Participating Partnership in the Collateral and the proceeds thereof, as security for the Participating Partnership Obligations of such Participating Partnership, in each case prior and superior in right to any other Person and free and clear of all Liens and encumbrances except Liens permitted by Section 7.2.

(f) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the actual knowledge of such Participating Partnership, threatened by or against such Participating Partnership or against any of its respective Properties or revenues (i) with respect to any of the Hedging Facility Documents or any of the transactions contemplated thereby or (ii) that could reasonably be expected to have a Material Adverse Effect.

(g) Taxes. Such Participating Partnership has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which such Participating Partnership has set aside on its books adequate reserves in accordance with GAAP or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of such Participating Partnership in respect of taxes and other governmental charges are, in the reasonable opinion of such Participating Partnership. No tax Lien has been filed and no claim is being asserted with respect to any such tax or other such governmental charge.

(h) Solvency. Such Participating Partnership is Solvent.

Section 5.3 Representations and Warranties of the Master General Partner. To induce the Collateral Agent and the Hedge Providers to enter into this Agreement and to enter into Hedge Transactions, the Master General Partner represents and warrants to the Collateral Agent and each Hedge Provider that, as of the date hereof, the Effective Date, each date that a Hedge Transaction is executed, and each date Collateral is delivered or granted to the Collateral Agent:

(a) Limited Purpose. The business and operations of the Master General Partner is limited to holding Equity Interests in the Designated Partnerships and other Persons, serving as the operator of the Oil and Gas Properties of the Designated Properties and other Persons and matters incidental to the foregoing.

(b) Sole General Partner and Operator. The Master General Partner is a wholly-owned subsidiary of the Parent and is the sole general partner or sole managing member of each Participating Partnership. It is the sole Operator with respect to the Oil and Gas Properties of each Participating Partnership.

(c) Disclosure; No Material Misstatements. The Master General Partner has disclosed to the Collateral Agent all agreements, instruments and corporate or other restrictions to which it or any Participating Partnership is subject, and all other matters known to it, that in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Obligor to the Collateral Agent or any Hedge Provider or any of their Affiliates in connection with the negotiation of this Agreement or any other Hedging Facility Document or delivered hereunder or under any other Hedging Facility Document (as modified or supplemented by other information so furnished, collectively, the “Information”) contained, as of the date delivered, any material misstatement of fact or omitted to state, as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, as of the Effective Date, the Information does not contain any misstatement of fact or omit to state any fact that would make the Information, taken as a whole and viewed in the light of the circumstances under which the Information was prepared, misleading in any material respect.

(d) Absence of Events of Default. No Event of Default or Senior Credit Agreement Default has occurred and is continuing.

Article VI

Affirmative Covenants

From the Effective Date until the occurrence of the Discharge Date:

Section 6.1 Financial Statements; Other Information. The Master General Partner will furnish to the Collateral Agent and each Hedge Provider:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 100 days after the end of each fiscal year of each Participating Partnership, such Participating Partnership’s audited balance sheet and related statements of income, partners’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (with an unqualified opinion as to “going concern” and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of such Participating Partnership on a in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year of each Participating Partnership, such Participating Partnership’s balance sheet and related statements of income, partners’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of such Participating Partnership in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. Documents required to be delivered pursuant to Sections 6.1(a) and 6.1(b) may be delivered electronically and shall be deemed to have been delivered on the date on which such Participating Partnership posts such documents to EDGAR (or such other free, publicly-accessible Internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) so long as such Participating Partnership delivers to the Collateral Agent, promptly following any such posting, instructions regarding the Internet address of or link to each such filing.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 6.1(a) or Section 6.1(b), a compliance certificate of a Financial Officer of the Master General Partner in substantially the form of Exhibit F hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.

(d) Certificate of Financial Officer – Hedging Schedule. Concurrently with the delivery of financial statements under Section 6.1(a) or Section 6.1(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Collateral Agent, setting forth as of a recent date, a true and complete list of all Hedge Transactions of each Participating Partnership, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, and the Hedge Provider of each such Hedge Transaction. The Collateral Agent shall not disclose any individual Hedge Provider’s information described in such report to any of the other Hedge Providers; provided that Collateral Agent may disclose to all Hedge Providers the aggregate marked-to-market position of all Hedge Providers so long as such disclosure excludes data identifying any individual Hedge Provider.

(e) Certificate of Insurer – Insurance Coverage. Within 30 days following the reasonable request by the Collateral Agent, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 6.5, in form and substance reasonably satisfactory to the Collateral Agent, and, if also reasonably requested by the Collateral Agent all copies of the applicable policies.

(f) Notice of Casualty Events. With respect to any Participating Partnership, prompt written notice, and in any event within three Business Days, after the Master General Partner obtains knowledge thereof, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(g) Production Reports and Lease Operating Statements. Within 60 days after the end of each quarter, a report setting forth, for such quarter, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) from the Oil and Gas Properties of each Participating Partnership. With the delivery of each Reserve Report, the Master General Partner shall deliver a report setting forth the lease operating expenses attributable to the Oil and Gas Properties and incurred for the applicable period since the last such report, based on the actual lease operating statements for such Oil and Gas Properties of each Participating Partnership.

(h) Notice of Amendments to Organizational Documents. In the event any Obligor intends to amend or otherwise modify its Organizational Documents in a manner that could reasonably be expected to be materially adverse to the Collateral Agent or any other Secured Party, the Master General Partner shall deliver to the Collateral Agent reasonable prior written notice of (and a final, unexecuted copy of) such amendment or other modification and any other details thereof reasonably requested by the Collateral Agent.

(i) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Master General Partner or any Participating Partnership or compliance with the terms of this Agreement or any other Hedging Facility Document, as the Collateral Agent may reasonably request.

Section 6.2 Notices of Material Events. The Master General Partner will furnish to the Collateral Agent prompt written notice of the following:

(a) the occurrence of any Event of Default, Triggering Event or Senior Credit Agreement Default.

(b) any Hedge Provider becoming a “Defaulting Party” (as defined in an Approved Master Agreement).

(c) the termination of any Approved Master Agreement, such notice to be accompanied by a calculation in reasonable detail of the Termination Amount in respect thereof or, if such calculation is not available promptly, the Master General Partner shall give notice of such give notice of such calculation when it becomes available.

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 6.3 Existence; Conduct of Business. Each Obligor will, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which the nature of the business conducted by it requires such qualification, except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Section 6.4 Operation and Maintenance of Properties. Each Obligor will, except to the extent any failure to do so could not reasonably be expected to result in a Material Adverse Effect:

(a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Laws including those from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, except to the extent a portion of such Property is no longer capable of producing Hydrocarbons in economically reasonable amounts; provided that the foregoing shall not prohibit any sale of any assets permitted by Section 7.6.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, and expenses accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

Section 6.5 Insurance. Each Participating Partnership shall maintain in (or shall cause the Master General Partner to maintain on behalf of such Participating Partnership) (a) all insurance policies sufficient for the compliance by it with all Laws and all material agreements, (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Participating Partnership, and (c) all appropriate insurance policies to the extent contemplated or required under its Organizational Documents. With respect to such insurance policies of such Participating Partnership (or of the Master General Partner on behalf of such Participating Partnership), the Collateral Agent and the Hedge Providers shall be named as additional insureds in respect of such liability insurance policies and, (i) with respect to insurance policies of any such Participating Partnership, the Collateral Agent shall be named as loss payee with respect to Property loss insurance and (ii) with respect to insurance policies of the Master General Partner on behalf of any such Participating Partnership, and subject to the Intercreditor Agreement, the Administrative Agent shall be named as loss payee with respect to Property loss insurance.

Section 6.6 Books and Records; Inspection Rights. Each Obligor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Obligor will permit any representatives designated by the Collateral Agent, upon reasonable prior notice, to visit and inspect its Properties (accompanied by a representative of the Master General Partner), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Master General Partner shall be given the opportunity to participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested.

Section 6.7 Compliance with Laws. Each Obligor will, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.8 Further Assurances.

(a) Each Obligor will, promptly execute and deliver to the Collateral Agent all such other documents, agreements and instruments reasonably requested by the Collateral Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of any Obligor, in the Hedging Facility Documents, or to further evidence and more fully describe the Collateral, or to correct any omissions in this Agreement or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Collateral Agent, in connection therewith.

(b) Each Obligor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Property of each Participating Partnership without the signature of any Obligor where permitted by law. A carbon, photographic or other reproduction of the Security Document or any financing statement covering the Property of each Participating Partnership or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 6.9 Reserve Reports.

(a) On or before April 1 and October 1 of each year, commencing April 1, 2012, the Master General Partner shall furnish to the Collateral Agent a Reserve Report (which Reserve Report shall be made available to the Hedge Providers by the Collateral Agent). The Reserve Report to be delivered on or before April 1 of each year shall be prepared as of December 31 of the prior year. The Reserve Report to be delivered on or before October 1 of each year shall be prepared as of June 30 of that year. The Master General Partner may, but shall not be obligated to, furnish to the Collateral Agent interim Reserve Reports prepared as of March 31 (to be delivered on or before July 1 of such year) and September 30 of each year (to be delivered on or before January 1 of the next year). The Reserve Report prepared as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers. All other Reserve Reports shall be prepared by or under the supervision of the chief engineer of the Master General Partner and substantially in accordance with the procedures used in the preceding Reserve Report prepared as of December 31. Each Reserve Report prepared by or under the supervision of the chief engineer of the Master General Partner shall be certified by the chief engineer to be true and accurate in all material respects and to have been prepared substantially in accordance with the procedures used in the immediately preceding Reserve Report prepared as of December 31. Each Reserve Report shall identify which of the Oil and Gas Properties included in such Reserve Report are owned by each Participating Partnership, and no Reserve Report shall evaluate any Oil and Gas Property other than those directly owned by a Participating Partnership.

(b) With the delivery of each Reserve Report, the Master General Partner shall provide to the Collateral Agent and the Hedge Providers a certificate substantially in the form of Exhibit G from a Responsible Officer certifying that in all material respects, to the best of such Responsible Officer’s knowledge: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, such Responsible Officer only represents that such projections were prepared in accordance with SEC regulations, (ii) the representations and warranties contained in Section 5.2(a) remain true and correct as of the date of such certificate, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances or other prepayments made to any Participating Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require such Participating Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons, (iv) none of the Oil and Gas Properties of any Participating Partnership have been sold since the date of the last determination except as set forth on an exhibit to the certificate, which exhibit shall list all of the Oil and Gas Properties so sold in such detail as reasonably required by the Collateral Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which are not cancelable by a Participating Partnership on 60 days’ notice or less without penalty to such Participating Partnership or detriment for the sale of production from such Participating Partnership’s Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (A) pertain to the sale of production at a fixed price and (B) have a maturity or expiry date of longer than six months from the most recently delivered Reserve Report and (vi) attached to the certificate is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the value of all Oil and Gas Properties evaluated in such Reserve Report as of the date of the certificate that the value of such Mortgaged Properties represent.

Section 6.10 Title Information.

(a) The Master General Partner shall, at all times during the term of this Agreement, make available for review by the Collateral Agent and the Hedge Providers at the chief executive office of the Master General Partner (or such other location as the Master General Partner may reasonably select) during normal business hours upon reasonable advance notice to the Master General Partner, title information reasonably requested by the Collateral Agent covering the Oil and Gas Properties evaluated in the most recently delivered Reserve Report.

(b) In connection with the delivery of each Reserve Report under Section 6.9(a), the Master General Partner shall take all commercially reasonable efforts to ensure that the Collateral Agent shall have received or have been provided reasonable access to, on or prior to the date such Reserve Report is required to be delivered pursuant to Section 6.9(a), title information (reasonably satisfactory to the Collateral Agent) as the Collateral Agent may reasonably require with respect to any Oil and Gas Properties evaluated in such Reserve Report so that the Collateral Agent shall have received, together with title information previously reviewed by the Collateral Agent, the Minimum Title Information with respect to each Participating Partnership.

(c) If the Master General Partner has provided or made reasonably available title information for Properties under Section 6.10(a) or Section 6.10(b), the Master General Partner shall, within 90 days of notice from the Collateral Agent that the Collateral Agent has reasonably determined that title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies) exist with respect to such Properties of a Participating Partnership, either (i) cure any such title defects, exceptions or omissions (including defects or exceptions as to priority) which are not permitted by Section 7.2, or (ii) deliver title information in form and substance reasonably satisfactory to the Collateral Agent with respect to other Oil and Gas Properties of such Participating Partnership so that the Collateral Agent shall have received, together with title information previously delivered to the Collateral Agent with respect to such Participating Partnership, the Minimum Title Information with respect to Oil and Gas Properties of such Participating Partnership evaluated in the most recently delivered Reserve Report free from such title defects, exceptions or omissions (other than Excepted Liens (subject to the provisos at the end of such definition) and Immaterial Title Deficiencies).

Section 6.11 Additional Collateral.

(a) The Master General Partner shall review each Reserve Report prepared pursuant to Section 6.9(a) and the Oil and Gas Properties of each Participating Partnership subject to a Mortgage as of the date of such Reserve Report. If the aggregate value of the Oil and Gas Properties of any Participating Partnership that are subject to a Mortgage is less than the Required Mortgage Value, then such Participating Partnership shall grant within 45 days of the delivery of the certificate referred to in Section 6.9(b) to the Collateral Agent as security for the Participating Partnership Obligations of such Participating Partnership a first-priority Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on such additional Oil and Gas Properties of such Participating Partnership to the extent necessary to cause the aggregate value of the Oil and Gas Properties subject to a Mortgage to equal or exceed the Required Mortgage Value. All such Liens will be created and perfected by and in accordance with the provisions of the Mortgages or other Security Documents, all in form and substance reasonably satisfactory to the Collateral Agent.

(b) In the event that any Participating Partnership acquires any material Property (other than any Oil and Gas Property and any Property in which a security interest is created under the Security Agreement) after the Effective Date, such Participating Partnership shall, execute and deliver any Security Documents reasonably required by the Collateral Agent in order to create a first-priority security interest and Lien in such Property.

(c) In connection with any execution and delivery of any Mortgages or other Security Documents pursuant to this Section 6.11, such Participating Partnership shall deliver such opinions of counsel covering such matters as reasonably requested by the Collateral Agent.

Article VII

Negative Covenants

From the Effective Date until the occurrence of the Discharge Date:

Section 7.1 Debt. Each Participating Partnership will not, incur, create, assume or suffer to exist any Debt, except:

(a) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(b) Debt under Capital Leases or Purchase Money Debt not to exceed $1,000,000.00 in the aggregate at any time outstanding.

(c) Debt associated with worker’s compensation claims, performance, bid, appeal, surety or similar bonds or surety obligations required by Law or third parties in connection with the operation of Oil and Gas Properties and otherwise in the ordinary course of business.

(d) Debt resulting from the endorsement of negotiable instruments in the ordinary course of business or arising from the honoring of a check, draft or similar instrument presented by such Obligor in the ordinary course of business against insufficient funds.

(e) Debt (other than Debt for borrowed money) arising from judgments or orders in circumstances not constituting an Event of Default.

Section 7.2 Liens. Each Participating Partnership will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens granted pursuant to the Security Documents to secure any Secured Obligation.

(b) Excepted Liens and Immaterial Title Deficiencies.

(c) Liens securing Capital Leases and Purchase Money Debt permitted by Section 7.1(b) but only on the Property that is the subject of such Capital Lease or Purchase Money Debt and on other Property reasonably related thereto.

(d) Liens on Property (and proceeds thereof) securing (i) such Participating Partnership’s obligations in respect of bankers’ acceptances issued or created for the account of such Participating Partnership, to facilitate the purchase, shipment or storage of Property or (ii) reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for Property; provided that the aggregate amount of obligations secured by Liens permitted under this Section 7.2(d) shall not exceed $1,000,000.00 at any time outstanding.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 7.2 (other than Liens securing Participating Partnership Obligations, Excepted Liens, and Immaterial Title Deficiencies) may at any time attach to any Oil and Gas Properties directly owned by such Participating Partnership and evaluated in the most recently delivered Reserve Report.

Section 7.3 Restricted Payments.

Each Participating Partnership will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except each Participating Partnership may make Restricted Payments (including, without limitation, the declaration and payment of cash distributions to its Equity Interest holders) if no Default or Event of Default has occurred and is continuing or would result therefrom.

Section 7.4 Investments, Loans and Advances. Each Participating Partnership will not make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) accounts receivable and extensions of trade credit arising in the ordinary course of business.

(b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(c) commercial paper maturing within one year from the date of creation thereof rated no lower than A-2 or P-2 by S&P or Moody’s, respectively.

(d) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Hedge Provider or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports), and has a short term deposit rating of no lower than A-2 or P-2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(e) purchases of the securities of money market funds investing exclusively in Investments described in Section 7.4(b), (c) or (d).

(f) loans or advances to employees, consultants, officers or directors of such Obligor or any of the Participating Partnerships, in each case in the ordinary course of business and consistent with past practices, so long as such Investments do not exceed $500,000.00 at any time outstanding.

(g) Investments in stock, obligations or securities received upon the enforcement of any Lien in favor of such Obligor.

(h) Investments permitted by Section 7.3.

(i) capital stock, promissory notes and other similar non-cash consideration received by any Participating Partnership in connection with any transaction permitted by Section 7.6.

(j) Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of, and other disputes with, customers, suppliers and other Persons obligated to such Obligor.

Section 7.5 Nature of Business; International Operations; Subsidiaries. No Participating Partnership will allow any material change to be made in the character of its business as an independent oil and gas exploration, production and transportation company. From and after the date hereof, no Participating Partnership will acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States and Canada. No Participating Partnership will create or acquire any subsidiary.

Section 7.6 Sale of Properties. Each Participating Partnership, so long as a Hedge Transaction is then in effect with respect to such Participating Partnership, will not sell, assign, farm-out, convey or otherwise transfer any Property except for:

(a) the sale or other transfer of Hydrocarbons and other Property in the ordinary course of business and consistent with past practices.

(b) farmouts of undeveloped acreage, zone or depths and assignments in connection with such farmouts.

(c) the sale or transfer of equipment that is no longer necessary for the business of such Participating Partnership or is replaced by equipment of similar value and use.

(d) dispositions of Investments made pursuant to Sections 7.4(b), 7.4(c), 7.4(d) and 7.4(e).

(e) dispositions of Property in connection with a sale-leaseback transaction as long as the Debt incurred in connection therewith is permitted by Section 7.1.

Section 7.7 Negative Pledge Agreements; Dividend Restrictions. Each Participating Partnership will not create, incur, assume or suffer to exist any contract, agreement or understanding which prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Secured Parties or restricts such Participating Partnership from paying dividends or making distributions, or which requires the consent of other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Documents, (b) any leases or licenses or similar contracts as they affect any Property or Lien, and (c) any agreements governing Debt permitted by Section 7.1 incurred by such Participating Partnership.

Section 7.8 Gas Imbalances. Each Participating Partnership will not allow on a net basis, gas imbalances or other prepayments or other prepayments made to such Participating Partnership with respect to the Oil and Gas Properties of such Participating Partnership that would require such Participating Partnership to deliver and transfer ownership at some future time volumes of their respective Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $1,000,000 without receiving full payment therefore at the time of delivery of those Hydrocarbons.

Section 7.9 Tax Status as Partnership; Organizational Documents. Each Participating Partnership will not alter its status as a partnership for purposes of United States Federal Income taxes. Each Participating Partnership will not, amend or modify any provision of its Organizational Documents, if such amendment or modification could reasonably be expected to have a Material Adverse Effect.

Section 7.10 Change in Name, Location or Fiscal Year. Each Participating Partnership will not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which any Mortgaged Property is held or stored (other than locations where such Participating Partnership is a lessee with respect to any oil and gas lease), or the location of its records concerning the Mortgaged Property as set forth in the Security Agreement to which it is a party, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least five Business Days prior written notice of such change and any reasonable action requested by the Collateral Agent in connection therewith has been, or will be contemporaneously therewith, completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of such Participating Partnership), provided that, any new location shall be in the United States. Each Obligor will not change its fiscal year which currently ends on December 31.

Section 7.11 Mergers, Etc. No Participating Partnership will merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”).

Section 7.12 Transactions with Affiliates. No Participating Partnership will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Master General Partner and Anthem Securities, Inc.) unless such transactions are otherwise permitted under the Hedging Facility Documents and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 7.13 Margin. In no event shall any Approved Master Agreement contain any requirement, agreement or covenant for any Participating Partnership to post collateral (other than in accordance with this Agreement) or margin to secure its obligations under such Approved Master Agreement or to cover market exposure.

Article VIII

Events of Default; Remedies

Section 8.1 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) a Triggering Event shall have occurred and be continuing.

(b) any representation or warranty made or deemed made by or on behalf of an Obligor in or in connection with any Hedging Facility Document shall prove to have been incorrect when made or deemed made in any material respect.

(c) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Section 6.2(a) or Article VII.

(d) the Master General Partner shall fail to observe or perform any covenant, condition or agreement contained in Section 2.1 of the Intercreditor Agreement, and such failure shall continue unremedied for a period of 10 Business Days after the earlier to occur of (i) written notice thereof from the Collateral Agent to the Master General Partner or (ii) a Responsible Officer of the Master General Partner otherwise becoming aware of such default.

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Sections 8.1(a), (b), (c) or (d)), or any other Hedging Facility Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof from the Collateral Agent to the Master General Partner or (ii) a Responsible Officer of an Obligor otherwise becoming aware of such default.

(f) the obligations under the Senior Credit Agreement have been accelerated and declared immediately due and payable in accordance with its terms or a Senior Credit Agreement Event of Default under Sections 10.01(a), 10.01(b), 10.01(g), 10.01(h), or (solely as a result of a breach Section 9.01 of the Senior Credit Agreement) 10.01(d) of the Senior Credit Agreement in effect as of the Effective Date (or any analogous or successor provision) has occurred and is continuing.

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered.

(h) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy,

insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.1(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(i) any Obligor shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Obligor, or any combination thereof, and all such judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

(k) any provision of the Hedging Facility Documents material to the rights and interests of the Secured Parties shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Obligor or any provision of the Hedging Facility Documents shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the collateral purported to be covered thereby that is material to the rights and interests of the Secured Parties, or any Obligor shall so state in writing.

(l) a Change of Control shall occur.

Section 8.2 Remedies. In the case of an Event of Default at any time thereafter during the continuance of such Event of Default, the Collateral Agent may, or at the direction of any Notifying Hedge Provider under a Notice of Triggering Event shall, by notice to the Master General Partner and each Hedge Provider, enforce all rights and commence any or all remedies available to it under this Agreement, any other Hedging Facility Document, or at law and in equity with respect to the Master General Partner and any applicable Participating Partnership for which a Triggering Event has occurred.

Article IX

Collateral Agent

Section 9.1 Appointment and Authorization of Collateral Agent. Each Hedge Provider hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Hedging Facility Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Hedging Facility Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Hedging Facility Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Hedge Provider, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Hedging Facility Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Hedging Facility Document with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.2 Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Hedging Facility Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.3 Default; Collateral.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Collateral Agent shall have received instructions from a Notifying Hedge Provider pursuant to Section 8.2. All rights of action under the Hedging Facility Documents and all right to the Mortgaged Properties hereunder may be enforced by the Collateral Agent and any suit or proceeding instituted by the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Collateral Agent without the necessity of joining as plaintiffs or defendants any Hedge Provider, and the recovery of any judgment shall be for the benefit of the Hedge Providers subject to the expenses of the Collateral Agent. In actions with respect to any Property of any Obligor, the Collateral Agent is acting for the ratable benefit of each Hedge Provider.

(b) Each Hedge Provider authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement on behalf of and for the benefit of the Hedge Providers (or if previously entered into, hereby ratifies the Collateral Agent’s previously entering into such agreements and Security Documents).

(c) Except to the extent unanimity is required hereunder, each Hedge Provider agrees that any action taken by a Hedge Provider Majority in accordance with the provisions of the Hedging Facility Documents, and the exercise by a Hedge Provider Majority of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Hedge Providers.

(d) The Collateral Agent is hereby authorized on behalf of the Hedge Providers, without the necessity of any notice to or further consent from any Hedge Provider, from time to time to take any action with respect to any Mortgaged Property or Security Document which may be necessary to perfect and maintain perfected the Liens upon the Mortgaged Properties granted pursuant to the Security Document.

(e) The Collateral Agent shall not have any obligation whatsoever to any Hedge Provider or to any other Person to assure that the Mortgaged Property exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent (or any predecessor collateral agent) herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights granted or available to the Collateral Agent in this Section 9.3 or in any Security Document; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE MORTGAGED PROPERTIES, OR ANY ACT, OMISSION, OR EVENT RELATED THERETO, THE COLLATERAL AGENT MAY ACT IN ANY MANNER IT MAY DEEM APPROPRIATE, IN ITS SOLE DISCRETION, GIVEN THE COLLATERAL AGENT’S OWN INTEREST IN THE MORTGAGED PROPERTIES AS ONE OF THE HEDGE PROVIDERS AND THAT THE COLLATERAL AGENT SHALL HAVE NO DUTY OR LIABILITY WHATSOEVER TO ANY HEDGE PROVIDER, OTHER THAN TO ACT WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(f) The Hedge Providers hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Mortgaged Property: (i) constituting property in which no Participating Partnership owned an interest at the time the Lien was granted or at any time thereafter; (ii) constituting property leased to a Participating Partnership under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Participating Partnership to be, renewed; or (iii) consisting of an instrument or other possessory collateral evidencing Debt or other obligations pledged to the Collateral Agent (for the benefit of the Secured Parties), if the Debt or obligations evidenced thereby has been paid in full or otherwise superseded. In addition, Hedge Providers irrevocably authorize the Collateral Agent to release Liens upon Mortgaged Property as contemplated herein, in the Intercreditor Agreement and in the other Hedging Facility Documents, or if approved, authorized, or ratified in writing by a Hedge Provider Majority. Upon request by the Collateral Agent at any time, the Hedge Providers will confirm in writing the Collateral Agent’s authority to release particular types or items of Mortgaged Property pursuant to this Section 9.3.

(g) In furtherance of the authorizations set forth in this Section 9.3, each Hedge Provider hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Hedge Provider (i) to enter into Security Documents (including, without limitation, any appointments of substitute trustees under any Security Documents), (ii) to take action with respect to the Mortgaged Properties and Security Documents to perfect, maintain, and preserve the Hedge Providers’ Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Mortgaged Property to the extent authorized herein or in the other Hedging Facility Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Collateral Agent’s power, as attorney, relative to the Mortgaged Property matters described in this Section 9.3. The powers and authorities herein conferred on the Collateral Agent may be exercised by the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Collateral Agent (or any Person acting on behalf of the Collateral Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 9.3(g) to the Collateral Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Secured Obligations, or any part thereof, shall remain unpaid.

Section 9.4 Limitation of Liability. The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Hedging Facility Document, except for its own gross negligence, bad faith or willful misconduct, in each case as determined by a final, non-appealable order by a court of competent jurisdiction.

Section 9.5 Entitled to Rely. The Collateral Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by an Obligor in compliance with the provisions of this Agreement or delivered to it by any Hedge Provider for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Hedging Facility Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this

Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may rely conclusively on Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Hedging Facility Documents, in each case absent manifest error.

Section 9.6 Default; Triggering Event. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Default, Event of Default, Senior Credit Agreement Default or Triggering Event and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any such event unless and until it is directed by a Notifying Hedge Provider pursuant to Section 8.2.

Section 9.7 Indemnity in favor of the Collateral Agent. Each Hedge Provider shall reimburse the Collateral Agent upon demand for its Applicable Hedge Provider Percentage share of any costs or out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Hedging Facility Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section 9.7 shall survive the termination of this Agreement and the resignation or replacement of the Collateral Agent.

Section 9.8 Limitations on Duty of Collateral Agent in Respect of Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NY UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Obligor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct (in each case as determined by a final, non-appealable order by a court of competent jurisdiction).

Section 9.9 Successor Collateral Agent. The Collateral Agent may resign at any time upon 30 days’ notice to the Hedge Providers with a copy of such notice to the Master General Partner. If the Collateral Agent resigns under this Agreement, a Hedge Provider Majority shall appoint from among the Hedge Providers a successor collateral agent for the Hedge Providers which successor collateral agent shall be consented to by the Master General Partner at all times other than during the existence of an Event of Default (which consent of the Master General Partner shall not be unreasonably withheld, delayed or conditioned). If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Hedge Providers and, so long as no Event of Default has occurred which is continuing, upon written approval of the Master General Partner (which approval of the Master General Partner shall not be unreasonably withheld, delayed or conditioned), a successor collateral agent from among the Hedge Providers. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Hedge Providers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as a Hedge Provider Majority appoint a successor agent as provided for above.

Section 9.10 Collateral Agent May File Proof of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Collateral Agent (irrespective of whether the Collateral Agent shall have made any demand on such Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Hedge Providers and the Collateral Agent and their respective agents and counsel and all other amounts due the Hedge Providers and the Collateral Agent under Section 10.6) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Hedge Provider to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Hedge Providers, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 10.6.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Hedge Provider any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Hedge Provider or to authorize the Collateral Agent to vote in respect of the claim of any Hedge Provider in any such proceeding.

Section 9.11 Collateral Agent in its Individual Capacity. The Collateral Agent and its Affiliates may make loans to, engage in hedging transactions with, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Obligors as though it were not the Collateral Agent hereunder and without notice to or consent of the Hedge Providers. The Hedge Providers acknowledge that, pursuant to such activities, the Collateral Agent or its Affiliates may receive information regarding the Obligors or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or Affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to the Hedge Transaction to which it may be a party, the Collateral Agent shall have the same rights and powers under this Agreement as any other Hedge Provider and may exercise such rights and powers as though it were not the Collateral Agent, and the terms “Hedge Provider” and “Hedge Providers” include the Collateral Agent in its individual capacity.

Article X

Miscellaneous Provisions

Section 10.1 Amendment. Neither this Agreement nor any provision hereof nor any other Hedging Facility Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Master General Partner, the Collateral Agent and Hedge Providers constituting a Hedge Provider Majority; provided, however, (a) any amendment, modification, consent or waiver that affects disproportionately the rights, obligations or duties of a Hedge Provider under this Agreement or any other Hedge Facility document shall require the approval of such Hedge Provider and (b) any amendment or modification to (i) the definition of “Hedge Provider Majority” contained in Section 1.1 hereof or (ii) Section 3.9 hereof shall require the approval of all Hedge Providers. Notwithstanding the foregoing, amendments, consents and waivers with respect to any Approved Master Agreement are permitted in accordance with the terms thereof to the extent not in conflict with the terms of this Agreement or any Security Document.

Section 10.2 Hedge Provider Majority. To the extent the approval of Hedge Providers is required under any Hedging Facility Document, each Hedge Provider will provide a written confirmation to the Collateral Agent at the time each such approval is required certifying as to such Hedge Provider’s notional volume of Hydrocarbons under all outstanding Approved Master Agreements, as more particularly described in the definition of “Hedge Provider Majority”. In making all determinations of approvals hereunder, the Collateral Agent shall be entitled to rely upon the notional volume of Hydrocarbons, as determined and reported to it by each Hedge Provider, and shall have no duty to independently ascertain such volumes.

Section 10.3 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) other than in connection with a novation occurring under Section 3.2 of the Intercreditor Agreement, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or with respect to any Hedge Transaction without the prior written consent of the Collateral Agent, a Hedge Provider Majority, and with respect to any Participating Partnership, each Hedge Provider party to a Hedge Transaction with such Participating Partnership (and any attempted assignment or transfer by an Obligor without such consent shall be null and void) and (ii) no Hedge Provider may assign or otherwise transfer its rights or obligations hereunder or with respect to any Hedge Transaction except in accordance with Section 10.3(b). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) A Hedge Provider may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the Hedge Transactions to which it is a party; provided (i) the assignee is a Lender or an Affiliate of a Lender whose long term senior unsecured debt rating is equal to, or higher than, the Required Rating, (ii) the assignment of any Hedge Transaction is permitted under the Approved Master Agreement governing such Hedge Transaction, and (iii) the assignee, if not currently a Hedge Provider, shall become a Hedge Provider in accordance with Section 10.16. Any such assignment shall be effected by means of an assignment and assumption agreement acceptable to the

Collateral Agent, and conforming to the requirements of any Approved Master Agreement. The assignment shall become effective as of the date specified in the assignment and assumption agreement upon its due execution by the parties thereto and delivery to the Collateral Agent.

Section 10.4 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

If to the Collateral Agent:	Wells Fargo Bank, National Association 1525 W WT Harris Boulevard, 1st Floor
MAC D1109-019
Charlotte, North Carolina 28262-8522
Fax: (704) 590-2706
Attention: Agency Services

with a copy to:

Wells Fargo Bank, N.A. 1445 Ross Avenue, Suite 4500, T9216-451
Dallas, Texas 75202 Fax: (214) 721-8215 Attention: Jason M. Hicks

If to the Master General Partner:	Atlas Resources, LLC 1845 Walnut Street, 10th Floor
Philadelphia, Pennsylvania 19118
Fax: (215) 405-3882 Attention: Sean McGrath
Email: SMcGrath@atlasenergy.com

If to a Participating Partnership:	Atlas Resources, LLC 1845 Walnut Street, 10th Floor
Philadelphia, Pennsylvania 19118
Fax: (215) 405-3882 Attention: Sean McGrath
Email: SMcGrath@atlasenergy.com

If to a Hedge Provider, to the address (or fax number) of such Hedge Provider provided in the applicable Approved Master Agreement.

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.5 Entire Agreement. This Agreement the other Hedging Facility Documents and any separate letter agreements with respect to the fees payable to the Collateral Agent constitute the entire agreement of the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Hedging Facility Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 10.6 Expenses, Indemnity; Damage Waiver.

(a) Each Obligor shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Collateral Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Collateral Agent as to the rights and duties of the Collateral Agent and the Hedge Providers with respect thereto) of this Agreement and the other Hedging Facility Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket costs, expenses, taxes, assessments and other charges incurred by the Collateral Agent or any Hedge Provider in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by the Collateral Agent Hedge Provider, including the fees, charges and disbursements of any counsel for the Collateral Agent or any Hedge Provider, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Hedging Facility Document, including its rights under this Section 10.6

(b) Each Obligor shall indemnify the Collateral Agent, each Hedge Provider, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, defend and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Hedging Facility Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or the parties to any other Hedging Facility Document of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or by any other Hedging Facility Document, (ii) the failure of any Obligor to comply with the terms of any Hedging Facility Document, including this Agreement, or with any law, (iii) any inaccuracy of any representation or any breach of any warranty or covenant of any Obligor set forth in any of the Hedging Facility or any instruments, documents or certifications delivered in connection therewith, (iv) the operations of the business of the Obligors, (v) any assertion that the Secured Parties were not entitled to receive the proceeds received pursuant to the Security Documents, (vi) any Environmental Law applicable to any Obligor or any of their Properties, including without limitation, the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their Properties, (vii) the breach or non-compliance by any Obligor with any Environmental Law applicable to any Obligor, (viii) the past ownership by any Obligor of any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability, (ix) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the Properties owned or operated by any Obligor or alleged presence or release of Hazardous Materials on or from any Property owned or operated by any Obligor, (x) any environmental liability related in any way to any Obligor, or (xi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, and such indemnity shall extend to each Indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee (as determined by a final, nonappealable judgment of a court of competent jurisdiction.

(c) To the extent that the Obligors fail to pay any amount required to be paid by it to the Collateral Agent under Section 10.6(a) or Section 10.6(b), each Hedge Provider severally agrees to pay to the Collateral Agent such Hedge Provider’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such.

(d) To the extent permitted by applicable law, each Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Hedging Facility Document or any agreement or instrument contemplated hereby or thereby.

(e) All amounts due under this Section 10.6 shall be payable promptly after written demand therefor.

(f) Notwithstanding anything to the contrary contained in this Agreement or any other Hedging Facility Document, no Participating Partnership shall be obligated to make any indemnification or expense reimbursement payment if such indemnification or expense reimbursement obligation arises from an underlying event or occurrence that (i) is directly traceable and attributable solely to Participating Partnership(s) other than such Participating Partnership and (ii) does not directly or indirectly involve, benefit, burden or relate in any way to such Participating Partnership (any such obligation, a “Traceable Obligation”, and any such Participating Partnership or group of Participating Partnerships to which such Traceable Obligation is attributable, the “Responsible Partnerships”). The Master General Partner and the Responsible Partnerships shall be, and any other Participating Partnerships shall not be, jointly and severally liable for Traceable Obligations. Any determination as to whether a Participating Partnership is obligated to make any indemnification or expense reimbursement payment pursuant to this Section 10.6(f) shall be made by the Collateral Agent in its sole discretion and any such determination shall be conclusive and binding upon the Participating Partnerships absent manifest error.

Section 10.7 Right of Setoff. If an Event of Default shall have occurred and be continuing each Secured Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor owed to such Secured Party now or hereafter existing under this Agreement or any other Hedging Facility Agreement, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Hedging Facility Document and although such obligations may be unmatured. Such Secured Party shall promptly notify the Master General Partner and the Collateral Agent after any such set off and application made by such Secured Party, but the failure to give such notice will not affect the validity of such set off and application. The rights of each Secured Party under this Section 10.7 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party or its Affiliates may have.

Section 10.8 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Obligor in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Hedging Facility Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, any Hedge Provider may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Hedge Transaction is entered into hereunder, and shall continue in full force and effect until the Discharge Date. The provisions of Article IX and Section 10.6 shall survive and remain in full force and effect regardless of the consummation of the Hedge Transactions contemplated hereby, the occurrence of the Discharge Date, the termination of this Agreement, any other Hedging Facility Document or any provision hereof or thereof.

(b) To the extent any payment by or on behalf of any Obligor is made to the Collateral Agent or any Hedge Provider, and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent or any Hedge Provider in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or other laws for the relief of debtors or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

Section 10.9 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 10.10 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 10.11 Obligations Secured. All obligations of the Master General Partner and the Participating Partnerships set forth in or arising under this Agreement will be Secured Obligations to the extent and in the manner provided for in this Agreement and the Security Documents.

Section 10.12 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.13 Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Hedging Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.4 or at such other address or as specified in Section 10.4;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.13 any special, exemplary, punitive or consequential damages.

Section 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HEDGING FACILITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 10.15 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 10.16 Additional Hedge Providers. If any Person that satisfies the definition of “Hedge Provider” desires to become a Hedge Provider for the purposes of this Agreement and the other Hedging Facility Documents, then it shall (a) execute a Hedge Provider Joinder Supplement in the form of Exhibit B hereto and (b) enter into with the applicable Participating Partnership a 1992 ISDA Master Agreement that satisfies the definition of an “Approved Master Agreement.” In each case, upon due execution and delivery of (i) such Hedge Provider Joinder Supplement by such Person, the Master General Partner, and the Collateral Agent and (ii) such Approved Master Agreement by such Person and the applicable Participating Partnership, such Person shall be deemed a Hedge Provider hereunder as if an original signatory. The Collateral Agent shall execute and deliver any Hedge Provider Joinder Supplement that is executed by the Hedge Provider and the Master General Partner. Hedge Provider Joinder Supplements executed pursuant to this Section 10.16 do not require the signatures or consents of all Hedge Providers party to this Agreement. Promptly after execution of any such Hedge Provider Joinder Supplement, the Collateral Agent will send a copy thereof to each other Hedge Provider, but failure or delay in doing so will not make such Hedge Provider Joinder Supplement void or voidable or otherwise affect the rights and duties of the parties hereto.

Section 10.17 Additional Participating Partnerships. If a Designated Partnership desires to become a Participating Partnership for the purposes of this Agreement and the other Hedging Facility Documents, then it shall (a) execute a Participating Partnership Joinder Supplement in the form of Exhibit C hereto, (b) enter into with the applicable Hedge Provider a 1992 ISDA Master Agreement that satisfies the definition of an “Approved Master Agreement”, (c) deliver such opinions of counsel covering such matters as described in Section 2.1(d)(ii) and (d) furnish an Initial Reserve Report with respect to the Oil and Gas Properties of such Participating Partnership to the Collateral Agent. In each case, upon the delivery of such Initial Reserve Report to the Collateral Agent and upon due execution and delivery of (i) such Participating Partnership Joinder Supplement by such Designated Partnership, the Master General Partner, and the Collateral Agent and (ii) such Approved Master Agreement by such Designated Partnership and the applicable Hedge Provider, such Designated Partnership shall be deemed a

Participating Partnership hereunder as if an original signatory hereto. The Collateral Agent shall execute and deliver any Participating Partnership Joinder Supplement that is executed by the Participating Partnership and the relevant Hedge Provider. Participating Partnership Joinder Supplements executed pursuant to this Section 10.17 do not require the signatures or consents of all Hedge Providers party to this Agreement. Promptly after execution of any such Participating Partnership Joinder Supplement, the Collateral Agent will send a copy thereof to each other Hedge Provider, but failure or delay in doing so will not make such Participating Partnership Joinder Supplement void or voidable or otherwise affect the rights and duties of the parties hereto.

Section 10.18 Withdrawal of Participating Partnerships. Any Participating Partnership may at any time withdraw from this Agreement and cease to be a party hereunder; provided that (a) such Participating Partnership has notified the Collateral Agent of its election to withdraw from this Agreement as a Participating Partnership, (b) such Participating Partnership has, at the time of such election, no outstanding obligations to the Collateral Agent or to any Hedge Provider under this Agreement, any Approved Master Agreement and any other Hedge Facility Document, and no Hedge Transaction or an Approved Master Agreement is then in effect with respect to such Participating Partnership, (c) no Event or Default has occurred and is continuing under this Agreement. Upon a withdrawal of a Participating Partnership pursuant to this Section 10.18, it shall cease to have any rights or obligations hereunder, and the Liens granted by such Participating Partnership over its Collateral in favor of the Collateral Agent for the benefit of the Secured Parties shall be released, subject in all respects to Sections 9.7, 10.6 and 10.8.

Section 10.19 Intercreditor Agreement. Each Hedge Provider (a) hereby agrees that it will be bound by and take no actions contrary to the Intercreditor Agreement and (b) hereby irrevocably authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement on its behalf. Each Participating Partnership (a) hereby agrees that it will be bound by and take no actions contrary to the Intercreditor Agreement and (b) hereby irrevocably authorizes and instructs the Master General Partner to enter into the Intercreditor Agreement on its behalf.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:

Name:

Title:

[SIGNATURE PAGE TO SECURED HEDGING FACILITY AGREEMENT – ATLAS RESOURCES, LLC]

ATLAS RESOURCES, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO SECURED HEDGING FACILITY AGREEMENT – ATLAS RESOURCES, LLC]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Hedge Provider

By:
Jason M. Hicks, Managing Director

[SIGNATURE PAGE TO SECURED HEDGING FACILITY AGREEMENT – ATLAS RESOURCES, LLC]

JPMORGAN CHASE BANK, N.A., as Hedge Provider

By:

Name:

Title:

[SIGNATURE PAGE TO SECURED HEDGING FACILITY AGREEMENT – ATLAS RESOURCES, LLC]

MERRILL LYNCH COMMODITIES, INC., as Hedge Provider

By:

Name:

Title:

[SIGNATURE PAGE TO SECURED HEDGING FACILITY AGREEMENT – ATLAS RESOURCES, LLC]

EXHIBIT A

to Secured Hedging Facility Agreement

FORM OF ISDA SCHEDULE

FORM OF

SCHEDULE

to the

1992 ISDA MASTER AGREEMENT

(MULTICURRENCY - CROSS BORDER)

dated as of [—]

between

[HEDGE PROVIDER] (“Party A”)	and	[PARTICIPATING PARTNERSHIP] (“Party B”)

PART 1

TERMINATION PROVISIONS

(a)	“Specified Entity” means in relation to Party A for the purpose of:-

Section 5(a)(v) (Default under Specified Transaction)	:	Not Applicable
Section 5(a)(vi) (Cross Default)	:	Not Applicable
Section 5(a)(vii) (Bankruptcy)	:	Not Applicable
Section 5(b)(iv) (Credit Event upon Merger)	:	Not Applicable

and in relation to Party B for the purpose of:-

Section 5(a)(v) (Default under Specified Transaction)	:	Not Applicable
Section 5(a)(vi) (Cross Default)	:	Not Applicable
Section 5(a)(vii) (Bankruptcy)	:	Not Applicable
Section 5(b)(iv) (Credit Event upon Merger)	:	Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B; provided that an Event of Default shall not occur with respect to a party under Section 5(a)(vi) when the failure to pay or deliver, or the default, event of default or other similar condition or event, as the case may be, arises solely (i) out of a wire transfer problem or an operational or administrative error or omission (so long as the required funds or property required to make that payment or delivery were otherwise available to that party), or (ii) from the general unavailability of the relevant currency due to exchange controls or other similar governmental action, but in either case only if the payment or delivery is made within three Local Business Days after the problem has been corrected, the error or omission has been discovered or the currency becomes generally available.

“Specified Indebtedness” means any obligation (whether present, future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money or relating to the payment or delivery of funds, securities or other property (including, without limitation, collateral), other than indebtedness in respect of any bank deposits received in the ordinary course of business by any foreign branch of a party the repayment of which is prevented, hindered or delayed by any governmental or regulatory action or law unrelated to the financial condition or solvency of such party or that foreign branch.

“Threshold Amount” means,

(i)	with respect to Party A, an amount equal to three percent (3%) of its shareholders’ equity value, and

(ii)	with respect to Party B, $15,000,000.00 (including its equivalent in another currency).

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A or to Party B.

(f)	Payments on Early Termination. For purposes of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g)	“Termination Currency” means United States Dollars.

(h)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event, with Party B as the sole Affected Party and all Transactions then outstanding as Affected Transactions.

(i)	An “Event of Default” occurs under the Hedging Facility Agreement; provided that no “Event of Default” that occurs under Section 8.1(a) of the Hedging Facility Agreement that arises solely as a result of a Triggering Event (as defined in the Hedging Facility Agreement) under an Approved Master Agreement (as defined in the Hedging Facility Agreement) other than this Agreement shall constitute an Additional Termination Event unless the aggregate amount of Hedge Obligations (as defined in the Hedging Facility Agreement) of all Participating Partnerships (as defined in the Hedging Facility Agreement) then due and owing (beyond all applicable notice and grace periods) to all Hedge Providers (as used herein, “Hedge Providers” shall have the meaning assigned to such term in the Hedging Facility Agreement) under the Hedging Facility Agreement is greater than or equal to $1,000,000.

(ii)	The obligations of Party B to Party A hereunder cease to be secured by a first-priority lien on the Collateral (as defined in the Hedging Facility Agreement) pledged by Party B.

(iii)	The obligations of Party B hereunder cease to rank at least pari passu in right of payment and upon liquidation with the obligations of Party B under the other Approved Master Agreements (as defined in the Hedging Facility Agreement).

(iv)	The obligations of Party B to Party A hereunder cease to be at least equally and ratably secured by the same Collateral as the obligations of Party B to any of the other Hedge Providers.

(v)	All or substantially all of the Collateral pledged by Party B is released for any reason whatsoever.

(vi)	The Hedging Facility Agreement or any Security Document (as defined in the Hedging Facility Agreement) expires, terminates, is cancelled, or ceases, for any reason, to be in full force and effect.

(vii)	The Collateral Agent (as defined in the Hedging Facility Agreement) commences any remedies under the Hedging Facility Documents (as defined in the Hedging Facility Agreement) with respect to any of the Collateral pledged by Party B, whether upon the instruction of Party A, the instruction of another Hedge Provider, or otherwise.

“Hedging Facility Agreement” means that certain Secured Hedging Facility Agreement, dated as of March 5, 2012, by and among Wells Fargo Bank, National Association, as Collateral Agent, Party A, Party B and the other parties thereto, as amended, restated, supplemented, replaced or otherwise modified from time to time.

PART 2

TAX REPRESENTATIONS

(a)	Payer Tax Representations. For the purposes of Section 3(e), each party makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction, to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement;

(ii)	the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided, that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f), each party makes the representations specified below:

(A)	Party A represents:

[It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.] [TO BE CONFIRMED OR MODIFIED FOR NON-U.S. PERSONS.]

(B)	Party B represents:

It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

PART 3

DOCUMENTS TO BE DELIVERED

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A and Party B	A correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal backup withholding tax on payments to Party B under this Agreement.	(A) Before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by the party has become obsolete or incorrect.

(b)	Other documents to be delivered are:

PARTY REQUIRED TO DELIVER DOCUMENT	FORM/DOCUMENT/ CERTIFICATE	DATE BY WHICH TO BE DELIVERED	COVERED BY SECTION 3(d) REPRESENTATION
Party A and Party B	Evidence of authority and true signatures of each official or representative signing this Agreement.	On or before execution of this Agreement.	Yes

PARTY REQUIRED TO DELIVER DOCUMENT	FORM/DOCUMENT/ CERTIFICATE	DATE BY WHICH TO BE DELIVERED	COVERED BY SECTION 3(d) REPRESENTATION
Party B	A copy of its (or its Credit Support Provider’s, if any) most recent annual report containing audited consolidated financial statements, certified by independent public accountants and prepared in accordance with generally accepted accounting principles.	Within 100 days of the last business day of a party’s fiscal year end; provided, however, that such party shall be deemed to have satisfied such delivery requirement by making such report available to the general public by publication thereof on its website or on the U.S. Securities and Exchange Commission EDGAR information retrieval system or by delivering it to the Collateral Agent (as defined in the Hedging Facility Agreement) within such time period.	Yes

Party A	Annual audited financial statements of Party A’s Credit Support Provider prepared in accordance with generally accepted accounting principles in the country in which Party A’s Credit Support Provider is organized.	Promptly upon request.	Yes

Party B	A copy of its (or its Credit Support Provider’s, if any) most recent consolidated quarterly financial statements.	Within 55 days of the last business day of the first three fiscal quarters of Party B’s fiscal year; provided, however, that Party B shall be deemed to have satisfied such delivery requirement by making such report available to the general public by publication thereof on its website or on the U.S. Securities and Exchange Commission EDGAR information retrieval system or by delivering it to the Collateral Agent within such time period.	Yes

PARTY REQUIRED TO DELIVER DOCUMENT	FORM/DOCUMENT/ CERTIFICATE	DATE BY WHICH TO BE DELIVERED	COVERED BY SECTION 3(d) REPRESENTATION
Party A	Credit Support Document(s), if any, specified in Part 4 of the Schedule, such Credit Support Document(s) being duly executed if required	Upon execution and delivery of this Agreement	Yes

Party B	A copy of all relevant formation documents (such as certificate of formation, articles of incorporation, partnership agreement, trust agreement and/or central register of charities), disclosure documents (such as offering memorandum, prospectus, memorandum and articles of association and/or audited financial statement), a list of all principals (such as directors/trustees/general partners) (in each case as may be amended from time to time), the government-issued or taxpayer identification number (as applicable), and any other documentation required to meet customer identification program requirements.	Upon execution and delivery of this Agreement and as deemed necessary for any further documentation.	Yes

Party B	A copy of the most recent available Reserve Report (as defined in the Hedging Facility Agreement).	Upon request.	Yes

PART 4

MISCELLANEOUS

(a)	Address for Notices. For the purpose of Section 12(a):

Address for notices or communications (other than with respect to payments) to Party A:

Address:

Attention:
Facsimile No:	( )
Telephone No:	( )

Address for notices or communications (other than with respect to payments) to Party B:

Address:

Attention:
Facsimile No:	( )
Telephone No:	( )

(b)	Process Agent. For purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: [Not applicable].

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(a):

Party A [is not] [is] a Multibranch Party [and may act through the following offices: [        ] / through any office specified in a Confirmation].

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A; provided, however, if Party A is a Defaulting Party, the Calculation Agent shall be any designated third party mutually agreed to by the parties until such time as Party A is no longer a Defaulting Party.

(f)	Credit Support Document. Details of any Credit Support Document:

Party A:	[—].

Party B:	(i) Each of the Hedging Facility Documents (as defined in the Hedging Facility Agreement), subject to the terms and conditions set forth therein; and

(ii) Each document (whether now existing or hereafter executed) which by its terms secures, guarantees or otherwise supports Party B’s obligations under this Agreement from time to time, whether or not this Agreement, any Transaction, or any type of Transaction entered into hereunder is specifically referenced or described in any such document.

(g)	Credit Support Provider.

In relation to Party A:	[—].

In relation to Party B:	(i) The Master General Partner (as defined in the Hedging Facility Agreement); and

(ii) Each party to a Credit Support Document that provides or is obligated to provide security, a guaranty or other credit support for Party B’s obligations under this Agreement.

(h)	Governing Law and Jurisdiction. This Agreement and each Confirmation will be governed by and construed in accordance with the laws of the State of New York, other than any principles therein of conflicts of laws (other than Sections 5-1401 and 5-1402 of the General Obligations Law of New York, which shall apply hereto and thereto). Section 13(b) is hereby amended by: (1) deleting “non-” from the second line of clause (i); and (2) deleting the final paragraph; provided, however, that any judgment received in a Proceeding shall be enforceable in any court of competent jurisdiction.

(i)	WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will not apply to any Transaction unless otherwise specified in the relevant Confirmation; provided, however, that energy commodity Transactions shall be netted as a group. The Calculation Agent shall notify the parties of the amounts of any such netted. Notwithstanding the foregoing provisions of this paragraph and the netting of payments pursuant hereto, each party shall provide the other party with separate invoices and documentation covering each Transaction sufficient to permit the other party to comply with its internal accounting and record keeping procedures concerning individual Transactions.

(k)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(l)	Basic Representations. Section 3(a) is hereby amended to add the following new subsections:

“(vi)	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Relevant Agreement that:

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Relevant Agreement and as to whether the Relevant Agreement is appropriate or proper for it based solely upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party or any of its affiliates (or its respective representatives) as investment advice or as a recommendation to enter into the Relevant Agreement, it being understood that information and explanations related to the terms and conditions of any Relevant Agreement will not be considered investment advice or a recommendation to enter into the Relevant Agreement. No communication (written or oral) received from the other party or any of its affiliates (or its respective representatives) will be deemed to be an assurance or guarantee as to the expected results of the Relevant Agreement.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Relevant Agreement based solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) or that of its own advisers. It is also capable of assuming, and assumes, the risks of the Relevant Agreement. It also understands that the terms under which any Transaction may be terminated early are set forth in this Agreement (or in the relevant Confirmation), and any early termination of a Transaction other than pursuant to such terms is subject to mutual agreement of the parties confirmed in writing, the terms of which may require one party to pay an early termination fee to the other party based upon market conditions prevailing at the time of early termination.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Relevant Agreement, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, or any agreement (including any amendment, modification, transfer or early termination) between the parties relating to this Agreement or to any Transaction, Confirmation or Credit Support Document.

(vii)	Eligibility. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act as amended.

(viii)	ERISA. Each party represents to the other party at all times hereunder that it is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code but is subject to another law materially similar to Title I of ERISA or Section 4975 of the Code (each of which, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

(m)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties or any of their Affiliates in connection with this Agreement or any Transaction or potential Transaction and (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and those of its Affiliates.

PART 5

OTHER PROVISIONS

(a)	Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA

Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions.

(b)	Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) Commodity Definitions (as defined below), (iv) the 2006 ISDA Definitions; and (v) the printed form of ISDA Master Agreement. In the event of any inconsistency between provisions contained in the 2006 Definitions and the Commodity Definitions, the Commodity Definitions shall prevail.

(c)	Scope of Agreement. Any transaction (other than a repurchase transaction, reverse repurchase transaction, buy/sellback transaction or securities lending transaction) now existing or hereafter entered into between the parties (whether or not evidenced by a Confirmation) which may otherwise constitute a “Specified Transaction” (without regard to the phrase “which is not a Transaction under this Agreement but” in the definition of Specified Transaction) shall constitute a “Transaction” under this Agreement and shall be subject to, governed by, and construed in accordance with the terms of this Agreement, unless the confirming document(s) exchanged or otherwise effective between the parties for that transaction expressly provide(s) otherwise. For any Transaction not evidenced by a Confirmation, Section 2(a)(i) of this Agreement is amended to read as follows: “(i) Each party will make each payment or delivery to be made by it under each Transaction, as specified in each Confirmation (or otherwise in accordance with the terms of that Transaction if not evidenced by a Confirmation), subject to the other provisions of this Agreement.”

(d)	Change of Account. Any account designated by a party pursuant to Section 2(b) shall be in the same legal and tax jurisdiction as the original account.

(e)	Set-off. For purposes of this Agreement, Section 6 is hereby amended to insert the following Section 6(f):

“(f)	Set-off. Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) issued or executed by one party to or in favour of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”

(f)	Confirmation Procedures. The parties hereby amend Section 9(e)(ii) of the Agreement with respect to all commodity Transactions where an energy commodity is the relevant Commodity by adding the following sentences at the end thereof: “On or promptly following the Trade Date of a Transaction conducted over the telephone, Party A will send to Party B a Confirmation. Party B will promptly thereafter in writing confirm the accuracy of, or request the correction of, such Confirmation. If any dispute shall arise as to whether an error exists in a Confirmation, the parties shall in good faith make reasonable efforts to resolve the dispute. If Party B fails to accept or dispute the Confirmation in the manner set forth above within three Local Business Days after it was effectively sent to Party B, the Confirmation shall be deemed to correctly reflect the parties’ agreement on the terms of the Transaction referred to therein, absent manifest error. The requirement of this Section and elsewhere in this Agreement that the parties exchange Confirmations shall for all purposes be deemed satisfied by a Confirmation sent and an acknowledgment deemed given as provided herein.”

(g)	Application of Hedging Facility Agreement. For the purpose of this Agreement, the parties acknowledge the existence of the Hedging Facility Agreement and the Intercreditor Agreement and further acknowledge that (i) their respective rights and obligations under this Agreement are subject to the terms and conditions of the Hedging Facility Agreement and the Intercreditor Agreement, (ii) Party A is a Hedge Provider and (iii) this Agreement constitutes an Approved Master Agreement. In case of conflict between the provisions of this Agreement and the provisions of the Hedging Facility Agreement or the Intercreditor Agreement, the provisions of the Hedging Facility Agreement or the Intercreditor Agreement will prevail.

(h)	Accounts. If a Confirmation does not state the account to which United States Dollars payments are to be made, they shall be made as follows, unless otherwise notified:

Party A:
Pay:

Party B:
Pay:

(i)	Additional Covenants. Party B covenants and agrees, for the benefit of Party A, not to enter into, or otherwise agree to, any amendment, waiver, supplement or other modification of this Agreement, including the Schedule thereto, unless such amendment, waiver, supplement or modification is permitted by the terms of the Hedging Facility Agreement.

(j)	Hedging Facility Agreement.

(i)	Party B hereby acknowledges that Party A is a secured party under the Hedging Facility Agreement and the Security Documents with respect to this Agreement and a direct or third-party beneficiary, as applicable, under the Security Documents, and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which could have a disproportionately adverse effect on the rights, interest or benefits granted to Party A under the Hedging Facility Agreement and other related documents with respect to this Agreement (relative to the other Hedge Providers), whether or not this Agreement is specifically referred to or identified therein.

(ii)	On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: the Hedging Facility Agreement is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Hedging Facility Agreement that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Hedging Facility Agreement; that this Agreement constitutes an “Approved Master Agreement” under the Hedging Facility Agreement; and that Party A constitutes a “Hedge Provider” under the Hedging Facility Agreement. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transaction meets all of the requirements of the Hedging Facility Agreement as a “Hedge Transaction”; Party B’s obligations under this Agreement are secured under the Hedging Facility Agreement; and that under the terms of the Hedging Facility Agreement, neither the consent of Collateral Agent nor any of the Hedge Providers (other than Party A) under the Hedging Facility Agreement is required for Party B to enter into that Transaction or for Party A to be entitled with respect to that Transaction to the rights, interests and benefits granted to Party A under the Hedging Facility Agreement.

(k)	Consent to Notice and Communications. Party B hereby consents to Party A at any time providing the Collateral Agent (who may disclose to the other Hedge Providers) with copies of this Agreement, excluding Confirmations, but including information contained in such Confirmations but only to the extent required to be disclosed under the Hedging Facility Agreement. Party A hereby consents to Party B providing the Collateral Agent (who may disclose to the other Hedge Providers) with copies of this Agreement, excluding Confirmations, but including information contained in such Confirmations but only to the extent required to be disclosed under the Hedging Facility Agreement. In addition, Party A shall not be precluded from communicating with the Collateral Agent or any party to, or any third party beneficiary under, the Hedging Facility Agreement for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Hedging Facility Agreement.

(l)	2005 ISDA Commodity Definitions. The 2005 ISDA Commodity Definitions (as published by the International Swap and Derivatives Association, Inc.) as in effect as of the date of the

Hedging Facility Agreement (the “Commodity Definitions”), are incorporated by reference in this Agreement and the relevant Confirmations with respect to “Transactions,” as defined by the Commodity Definitions, except as otherwise specifically provided in the relevant Confirmation.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Schedule as set forth below with effect from the date specified on the first page of this Schedule.

[HEDGE PROVIDER]	[PARTICIPATING PARTNERSHIP]

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT B

to Secured Hedging Facility Agreement

JOINDER SUPPLEMENT

This Joinder Supplement (this “Supplement”), dated as of                     , is executed by                                          (“New Hedge Provider”), ATLAS RESOURCES, LLC, as the Master General Partner (the “Master General Partner”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent (the “Collateral Agent”).

All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Master General Partner, the Participating Partnerships, the Collateral Agent and the Hedge Providers are parties to that certain Secured Hedging Facility Agreement dated as of March 5, 2012 (as from time to time amended, modified, supplemented or restated, the “Agreement”);

WHEREAS, the Agreement provides that one or more additional Persons may become Hedge Providers thereunder if each such Person desires to become a Hedge Provider for the purposes of the Agreement and the other Hedging Facility Documents and executes and delivers a Joinder Supplement as provided in the Agreement and otherwise satisfies the definition of “Hedge Provider” set forth in the Agreement;

WHEREAS, New Hedge Provider desires to become a Hedge Provider under the Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Hedge Provider, the Collateral Agent and the Master General Partner hereby agree as follows:

1. Recognition; Approved Master Agreement. In reliance on Section 5 of this Supplement, Collateral Agent hereby (a) recognizes New Hedge Provider as a “Hedge Provider” and (b) confirms the 1992 ISDA Master Agreement between the New Hedge Provider and the Participating Partnership party thereto as an “Approved Master Agreement” under the Agreement.

2. Agreement to be Bound. The New Hedge Provider hereby agrees to be bound by all of the terms and provisions of the Agreement as a Hedge Provider thereunder. The New Hedge Provider acknowledges and agrees that the terms of the Agreement shall control over the terms of the Hedging Facility Documents to which the New Hedge Provider is a party, to the extent any conflict exists between the Agreement and such Hedging Facility Documents.

3. Ratification of Agreement; Joinder Supplement Part of Agreement. This Supplement shall form a part of the Agreement for all purposes. Except as expressly supplemented hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

4. Collateral Agent Makes No Representation. The Collateral Agent makes no representation as to the validity or sufficiency of the Security Documents, and the New Hedge Provider acknowledges, consents to, and accepts the disclaimers by, and limitations on the liability of, the Collateral Agent that are provided in the Agreement.

5. Representations and Warranties of New Hedge Provider. The New Hedge Provider represents and warrants to the other Hedge Providers that:

(a) neither the execution and delivery of this Supplement or the Agreement nor its performance of or compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject;

(b) it has all requisite authority to execute, deliver and perform its obligations under this Supplement and the Agreement;

(c) each of this Supplement and the Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity; and

(d) it satisfies all of the requirements of a Hedge Provider under the Agreement.

6. Counterparts. The parties may sign any number of copies of this Supplement, and different parties may sign on different signature pages. Each signed copy shall be an original, but all of them together shall represent the same supplemental agreement.

7. Address for Notices. All notices and other communications given to the New Hedge Provider under the Agreement may be given at its address or facsimile number as follows:

[New Hedge Provider]

[Address]

Attention:

Facsimile No.:

[remainder of page left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

NEW HEDGE PROVIDER:	[ ]

By:
Name:
Title:

MASTER GENERAL PARTNER:	ATLAS RESOURCES, LLC

By:
Name:
Title:

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT C

to Secured Hedging Facility Agreement

JOINDER SUPPLEMENT

This Joinder Supplement (this “Supplement”), dated as of                     , is executed by                                          (“New Participating Partnership”), ATLAS RESOURCES, LLC, as the Master General Partner (the “Master General Partner”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent (the “Collateral Agent”).

All capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Master General Partner, the Participating Partnerships, the Collateral Agent and the Hedge Providers are parties to that certain Secured Hedging Facility Agreement dated as of March 5, 2012 (as from time to time amended, modified, supplemented or restated, the “Agreement”);

WHEREAS, the Agreement provides that one or more additional Designated Partnerships may become Participating Partnerships thereunder if each such Designated Partnership desires to become a Participating Partnership for the purposes of the Agreement and the other Hedging Facility Documents and executes and delivers a Joinder Supplement as provided in the Agreement;

WHEREAS, New Participating Partnership desires to become a Participating Partnership under the Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Participating Partnership, the Collateral Agent and the Master General Partner hereby agree as follows:

1. Recognition; Approved Master Agreement. In reliance on Section 5 of this Supplement, Collateral Agent hereby (a) recognizes New Participating Partnership as an “Participating Partnership” and (b) confirms the 1992 ISDA Master Agreement between the New Participating Partnership and the New Hedge Provider Party thereto as an “Approved Master Agreement” under the Agreement.

2. Agreement to be Bound. The New Participating Partnership hereby agrees to be bound by all of the terms and provisions of the Agreement as a Participating Partnership thereunder. The New Participating Partnership acknowledges and agrees that the terms of the Agreement shall control over the terms of the Hedging Facility Documents to which the New Participating Partnership is a party, to the extent any conflict exists between the Agreement and such Hedging Facility Documents.

3. Ratification of Agreement; Joinder Supplement Part of Agreement. This Supplement shall form a part of the Agreement for all purposes. Except as expressly supplemented hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

4. Collateral Agent Makes No Representation. The Collateral Agent makes no representation as to the validity or sufficiency of the Security Documents, and the New Participating Partnership acknowledges, consents to, and accepts the disclaimers by, and limitations on the liability of, the Collateral Agent that are provided in the Agreement.

5. Representations and Warranties of New Participating Partnership. The New Participating Partnership represents and warrants that:

(a) neither the execution and delivery of this Supplement or the Agreement nor its performance of or compliance with the terms and provisions hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any other agreement to which it is now subject;

(b) it has all requisite authority to execute, deliver and perform its obligations under this Supplement and the Agreement;

(c) each of this Supplement and the Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity;

(d) the representations and warranties set forth in Section 5.2 of the Agreement are true and correct in all material respects with respect to the New Participating Partnership as of the date hereof; and

(e) it satisfies all of the requirements of a Participating Partnership under the Agreement.

6. Counterparts. The parties may sign any number of copies of this Supplement, and different parties may sign on different signature pages. Each signed copy shall be an original, but all of them together shall represent the same supplemental agreement.

7. Address for Notices. All notices and other communications given to the New Participating Partnership under the Agreement may be given at its address or facsimile number as follows:

[New Participating Partnership]

[Address]

Attention:

Facsimile No.:

[remainder of page left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Supplement to be duly executed as of the date first above written.

NEW PARTICIPATING:	[ ]

By:
Name:
Title:

MASTER GENERAL PARTNER:	ATLAS RESOURCES, LLC

By:
Name:
Title:

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT D

to Secured Hedging Facility Agreement

FORM OF MORTGAGE

[to be attached]

D-1

OPEN-END MORTGAGE, SECURITY AGREEMENT, FINANCING

STATEMENT, FIXTURE FILING, ASSIGNMENT OF AS-EXTRACTED

COLLATERAL AND ASSIGNMENT OF PRODUCTION

MAXIMUM PRINCIPAL AMOUNT NOT TO EXCEED $[        ]

FROM

[INSERT NAME OF MORTGAGOR]

[insert address of Mortgagor – line 1]

[insert address of Mortgagor – line 2]

(Mortgagor)

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS COLLATERAL AGENT

(Taxpayer ID No. 13-5266470)

1445 Ross Avenue, Suite 4500, T9216-451

Dallas, Texas 75202

(Mortgagee)

Effective as of [                    ], 201[    ]

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE OBLIGATIONS.

EXHIBIT A CONTAINS A LEGAL DESCRIPTION OF THE REAL ESTATE CONCERNED.

MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE. SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE COLLATERAL IS OR IS TO BECOME FIXTURES RELATED TO THE REAL ESTATE.

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELL HEADS OF THE WELLS LOCATED ON THE MORTGAGED PROPERTIES DESCRIBED ON EXHIBIT A HERETO AND THIS FINANCING STATEMENT IS TO BE FILED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

THIS INSTRUMENT IS A MORTGAGE OF BOTH REAL AND PERSONAL PROPERTY AND IS, AMONG OTHER THINGS, A SECURITY AGREEMENT AND FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE.

THIS INSTRUMENT CREATES A LIEN ON RIGHTS IN OR RELATING TO LANDS OF MORTGAGOR WHICH ARE DESCRIBED IN EXHIBIT A HERETO.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED AND/OR FILED RETURN TO:

Susan Hamilton

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING, ASSIGNMENT OF AS-EXTRACTED COLLATERAL AND ASSIGNMENT OF PRODUCTION (herein called the “Mortgage”), is dated [                    ], 201[    ], effective as of 7:00 a.m. local time, [                    ], 201[    ] (the “Effective Date”), from [                    ] (“Mortgagor”) whose address is [                                        ], in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (“Mortgagee”), whose address is 1445 Ross Avenue, Suite 4500, Dallas, Texas 75202 for its benefit and the benefit of the other Secured Parties (as used herein “Secured Parties” means, collectively, the Collateral Agent and each Hedge Provider that is from time to time a counterparty to a Hedge Transaction with Mortgagor).

WITNESSETH:

A. Mortgagor has entered into a Secured Hedging Facility Agreement dated as of March 5, 2012 by and among the Atlas Resources, LLC, a Pennsylvania limited liability company (the “Master General Partner”), Mortgagor, each other Participating Partnership from time to time party thereto, each Hedge Provider party thereto and Mortgagee (as amended or otherwise modified from time to time, the “Secured Hedging Facility Agreement”).

B. The Mortgagor and one or more Hedge Providers are entering into or may enter into certain Approved Master Agreements and Hedge Transactions thereunder.

C. The Secured Parties have required the execution and delivery by Mortgagor of this Mortgage as a condition to entering into Approved Master Agreements and Hedge Transactions and Mortgagor has agreed to enter into this Mortgage to secure all Secured Obligations (hereinafter defined).

THEREFORE, in order to comply with the terms and conditions of the Hedging Facility Documents (which, for the purposes hereof, shall mean only Hedging Facility Documents to which the Mortgagor is a party) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows (all capitalized terms herein not otherwise defined are defined in the Secured Hedging Facility Agreement and incorporated herein by reference):

Mortgagor, for a sufficient consideration received, does hereby MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, TRANSFER and CONVEY unto Mortgagee and to Mortgagee’s successors and assigns, the following described real and personal property, rights, titles, interests and estates (herein collectively called the “Mortgaged Properties”):

(a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases, oil, gas and mineral, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case, which are described on Exhibit A, which is attached hereto and made a part hereof for all purposes (herein sometimes called the “Leases”), together with operating rights, forced pooling orders, farm-out agreements, farm-in agreements, participation agreements and other contractual or other rights relating to oil, gas and mineral rights described on Exhibit A, or which Leases are otherwise mentioned or referred to herein and specifically, but without limitation, Mortgagor’s undivided interests in the Leases as specified on Exhibit A;

(b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction) which may affect all or any portion of the Leases including, without limitation, those units which may be described or referred to on Exhibit A; (iii) to the extent assignable or mortgageable without otherwise violating the terms of such agreement, all area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements which relate to any of the Leases or interests in the Leases including, without limitation, such agreements described or referred to herein or on Exhibit A, to the production, sale, purchase, exchange or processing of the “Hydrocarbons” (hereinafter defined) from or attributable to such Leases or interests or all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Hydrocarbons or any other item of property which are in the possession of the Mortgagor and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data; and (iv) the Leases even though Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Leases or Mortgagor’s interests therein be omitted;

(c) All of Mortgagor’s rights, titles and interests in and to all surface fees and fee estates described in Exhibit A, compressor sites, settling ponds, equipment or pipe yards, office sites, office buildings and all property and fixtures located thereon, whether such surface fees, fee estates, compressor sites, settling ponds, equipment or pipe yards, office sites and office buildings are fee simple estates, leasehold estates or otherwise, together with all present and future rights, titles, easements and estates now owned or hereafter acquired by Mortgagor under or in connection with such interest;

(d) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals of whatever kind or character and in whatever form or phase, including, without limitation, gases produced from coal-bearing formation and strata such as so-called “coal-bed gas”, “coal-seam gas” and “coal-bed methane” (herein collectively called the “Hydrocarbons”) in and under and which may be produced and saved from or attributable to the Leases, the lands covered thereby or pooled or unitized therewith and Mortgagor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby and Mortgagor’s interests therein which are subjected or required to be subjected to the Liens and security interests of this Mortgage;

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(e) All tenements, hereditaments, appurtenances and properties in any way appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a), (b), (c) and (d) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells including without limitation those described on Exhibit A hereto, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(f) Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the Lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and Mortgagee is hereby authorized to receive the same at any time as additional security hereunder;

(g) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Leases, properties, rights, titles, interests and estates and every part and parcel thereof, including, without limitation, said Leases, properties, rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Excepted Liens to which any of said Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of said Leases, properties, rights, titles, interests or estates: and all contracts and agreements supplemental to or amendatory of or in substitution for the Leases, the contracts and agreements described or mentioned above and any and all additional interests of any kind hereafter acquired by Mortgagor in and to said Leases, properties, rights, titles, interests or estates; in trust, however, for the purposes, uses and benefits hereinafter set out; and

(h) Any and all Liens and security interests held by Mortgagor in the Hydrocarbons securing payment of proceeds from the sale of the Hydrocarbons.

TO HAVE AND TO HOLD the Mortgaged Properties unto Mortgagee, and Mortgagee’s successors and assigns for the benefit of the Secured Parties, forever, in accordance with the terms and provisions hereof; and Mortgagor hereby covenants that Mortgagor is the lawful owner and holder of the Mortgaged Properties, that Mortgagor has good right to transfer, assign and mortgage the Mortgaged Properties, and that Mortgagor will warrant and forever defend the same against the claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof.

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Notwithstanding any provision in this Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Properties” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage; provided, that Mortgagor’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home is included in the definition of “Mortgaged Properties” and is encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” means (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

ARTICLE I.

OBLIGATIONS SECURED

1.1. The foregoing conveyance is made in trust to secure and enforce payment and performance of each of the following (herein collectively called the “Secured Obligations”):

(a) Any and all present or future indebtedness, obligations and liabilities of (i) Mortgagor incurred under, arising out of or in connection with the Hedging Facility Documents and (ii) the Master General Partner, solely to the extent of Mortgagor’s Participating Partnership Obligations as a result of the Master General Partner being liable therefor under Section 4.1(a) of the Secured Hedging Facility Agreement, as the same may be modified, renewed and extended from time to time, including, without limitation, the “Secured Obligations” as defined in the Secured Hedging Facility Agreement (other than Participating Partnership Obligations of a Participating Partnership other than Mortgagor) and all obligations incurred as a result of increased interest after maturity or default and acceleration and reasonable attorneys’ fees in the event of a default under the terms thereof;

(b) Any and all renewals and extensions, in whole or in part, amendments, modifications (including increases, if any) and rearrangements of the obligations described in the foregoing clause (a); and

(c) Any and all other present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with the Hedging Facility Documents (including, without limitation, all amounts payable in respect of a liquidation of, or an early termination of, any Hedge Transaction, and any unpaid amounts owing in respect thereof) or other obligations by Mortgagor to Mortgagee or any other Secured Party, whether direct or indirect, primary or secondary, fixed or contingent, arising under any Hedging Facility Document it being expressly contemplated that Mortgagor may from time to time hereafter otherwise become further obligated or indebted to Mortgagee or any other Secured Party.

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1.2. The amount of future liabilities or total obligations that may be outstanding at any time and subject to mortgage protection shall be [                    ] Dollars ($[        ]). This Mortgage is intended to be an “Open-End Mortgage” as defined in 42Pa. C.S. § 8143 and Mortgagor and Mortgagee intend and agree that this Mortgage shall secure, to the extent set forth in Section 1.1, unpaid balances of any obligations or other amounts owing under the Hedging Facility Documents to any Secured Party, and made before and after this Mortgage is delivered to the recorder or other public officer for recordation among the official public records of the county or counties wherein the Mortgaged Properties are located to the extent that the total unpaid Secured Obligations so secured, exclusive of interest thereon and advances for taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Properties or the encumbrance of this Mortgage and the expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage which may be outstanding at any one time does not exceed [                    ] DOLLARS ($[        ]). A reduction in the amount of Secured Obligations to zero shall not affect the existence of the Lien of this Mortgage.

1.3. Mortgagor specifically waives presentment, protest, notices of dishonor, intention to accelerate and acceleration.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. Mortgagor represents and warrants to, and covenants and agrees with, Mortgagee, the other Secured Parties, and with each of them, so long as the Secured Obligations or any part thereof remain unpaid, as follows:

(a) Mortgagor has properly and timely performed whatever may be required by the provisions of each of the Leases (or by any contract, assignment or conveyance under which Mortgagor holds title to any of the Mortgaged Properties) to perpetuate the Leases and to perfect or maintain Mortgagor’s title, including, without limitation, Mortgagor has duly paid or provided for all rentals and royalties due and payable in accordance with the terms of any leases or subleases comprising a part of the Mortgages Properties;

(b) Mortgagor has good and defensible title to and is possessed of the Mortgaged Properties, free of any and all adverse claims, rights of others, Liens, encumbrances, security interests, contracts, agreements, preferential purchase rights or other restrictions or limitations of any nature or kind except Excepted Liens, Immaterial Title Deficiencies and Liens created pursuant to the Security Documents. The Mortgaged Properties consist of all of the Leases and the indicated oil and gas wells located (or to be located) within the boundaries of the applicable Leases. The description of the Leases set forth on Exhibit A is complete and legally sufficient for all purposes relevant to the filing of, and perfection of Liens and security interests in the Mortgaged Properties to secure

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payment of the Secured Obligations pursuant to, this Mortgage. Mortgagor owns an undivided working interest and a net revenue interest as those terms are defined in Exhibit A, of not less than the amount set forth in the applicable subparts of Exhibit A for the indicated Leases. No operating agreement, contract or other agreement affecting any part of the Mortgaged Properties to which Mortgagor is a party or to which Mortgagor is bound requires Mortgagor to bear any of the costs relating to the Mortgaged Properties greater than the working interest of Mortgagor in any such portion of the Mortgaged Properties, except (i) in the event that Mortgagor is obligated under an operating agreement to assume a portion of a non-consenting party’s share of costs and expenses and, as a result thereof shall own and be entitled to receive an equivalent portion of such non-consenting party’s interests in the well and share of Hydrocarbons produced therefrom or (ii) as reflected in the most recently delivered Reserve Report. All proceeds from the sale of Mortgagor’s share of the Hydrocarbons being produced from the Mortgaged Properties are currently being paid in full to Mortgagor by the purchasers thereof on a timely basis and none of such proceeds are currently being held in suspense by such purchaser or any other party. Mortgagor will at all times use its commercially reasonable efforts to protect and defend the title to all of the Mortgaged Properties, paying all expenses incurred or to be incurred in defending the title to the same against all claims or charges other than Excepted Liens, Immaterial Title Deficiencies and Liens created pursuant to the Security Documents, and will indemnify and hold the Secured Parties, and each of them, harmless against any such claim or charge.

(c) Mortgagor shall promptly, upon knowledge thereof, notify Mortgagee in the event of institution of any suit for the cancellation of or in any manner materially and adversely affecting any of the Leases or any land covered or purported to be covered thereby or the land or the title of Mortgagor thereto.

(d) Mortgagor shall promptly cure any defects in the execution and delivery of this instrument. Mortgagor at Mortgagor’s expense will promptly execute and deliver to Mortgagee upon reasonable request by Mortgagee all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Mortgagor herein or to further evidence and describe more fully the Mortgaged Properties, or to correct any material omissions in this instrument, or to state more fully the security obligations set out herein, or to perfect, protect and/or preserve any Lien or security interest created hereby, or to make any recordings, or to file any notices, or obtain any consents, all as may be necessary or appropriate in connection with any thereof. Mortgagor shall pay for all reasonable costs of preparing, recording and releasing any of the above.

(e) Mortgagor hereby assigns to Mortgagee, in their entirety, all judgments, decrees, and awards for injury or damage to the Mortgaged Properties which have named Mortgagor as a party or to which Mortgagor is entitled. Upon an Event of Default and for so long as same is continuing, Mortgagor authorizes Mortgagee, at its reasonable election, to apply any such judgment, decree and/or award, or the proceeds thereof, to the Secured Obligations hereby secured as Mortgagee may elect, and Mortgagor hereby authorizes Mortgagee, in the name of Mortgagor, to execute and deliver valid acquittance for, and to appeal from, any such judgment, decree or award.

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(f) Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Mortgaged Properties in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by Mortgagor of this Mortgage other than (i) the recording and filing of the Mortgage and (ii) those third party approvals or consent which, if not made or obtained, would not cause a Default under the Secured Hedging Facility Agreement, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Mortgage.

2.2. All or portions of the Mortgaged Properties may be comprised of interests in the Leases or Mortgaged Properties which are other than working interests or which may be operated by a party other than Mortgagor and with respect to all or any thereof, the warranties, representations, covenants and agreements made in Section 2.1 with respect to operations of the Mortgaged Properties are modified to require Mortgagor to use its commercially reasonable efforts to obtain compliance with such warranties, representations, covenants and agreements by the working interest owners or the operator or operators of such Leases or Mortgaged Properties.

2.3. If Mortgagor fails to perform any act which hereunder it is required to perform or to pay any money which hereunder it is required to pay, Mortgagee, following an occurrence and during the continuance of an Event of Default, may perform or cause to be performed such act or to pay such money. Mortgagor will, upon request by Mortgagee, promptly reimburse Mortgagee for all amounts reasonably expended, advanced or incurred by Mortgagee to satisfy any obligation of Mortgagor under this instrument or to protect the Mortgaged Properties or to enforce the rights of Mortgagee under this instrument, which amounts will include all court costs, reasonable attorneys’ fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Mortgagee in connection with any such matters, together with interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of written demand or request by Mortgagee for the reimbursement of same, at the Post-Default Rate (as defined in Section 3.6).

ARTICLE III.

ASSIGNMENT OF RUNS; ASSIGNMENT OF AS-EXTRACTED COLLATERAL

3.1. For the purpose of additionally securing the payment of the Secured Obligations and to facilitate the discharge of any of the Secured Obligations and as cumulative of any and all rights and remedies herein provided for, effective as of the Effective Date, Mortgagor hereby bargains, sells, transfers, assigns, sets over and conveys unto Mortgagee, for the benefit of the Secured Parties, in and to:

(a) all of its As-Extracted Collateral as defined in the Uniform Commercial Code presently in effect in the jurisdiction in which the Mortgaged Properties is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of Mortgagee under this Mortgage (the “Applicable UCC”) located in or deriving from the Mortgaged Properties located in the county where this Mortgage is filed, including without limitation, the Hydrocarbons and all products obtained or processed therefrom; and

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(b) its interest in the Hydrocarbons, together with its share of the proceeds derived from the sale thereof (such proceeds being hereinafter called “proceeds of runs”).

3.2. Mortgagor directs and instructs each purchaser of the Hydrocarbons to pay to Mortgagee all of the proceeds of runs until such time as such purchaser has been furnished evidence that all Secured Obligations have been paid and that the Lien evidenced hereby has been released. Mortgagor authorizes Mortgagee to receive and collect all sums of money derived from the proceeds of runs, and no purchaser of the Hydrocarbons shall have the responsibility for the application of any funds paid to Mortgagee.

3.3. Independent of the foregoing provisions and authorities herein granted, Mortgagor agrees to execute and deliver any and all transfer orders, division orders and other instruments that may be reasonably requested by Mortgagee or that may be required by the purchaser of the Hydrocarbons for the purpose of effectuating payment for the proceeds of runs to Mortgagee.

3.4. The monthly proceeds of runs received by Mortgagee may be held by Mortgagee and applied to the payment of any Secured Obligations owing by Mortgagor to Mortgagee in accordance with Section 3.9 of the Secured Hedging Facility Agreement. In its sole discretion, Mortgagee may elect to return any part of said funds to Mortgagor or to deposit the same to Mortgagor’s account without applying it to the Secured Obligations.

3.5. The receipt by Mortgagee of any monies, including but not limited to money received as proceeds of the As-Extracted Collateral or the proceeds of runs, shall not in any manner change or alter in any respect the obligations of Mortgagor upon the Secured Obligations, and nothing herein contained shall be construed as limiting Mortgagee to the collection of any of the Secured Obligations out of the proceeds of the As-Extracted Collateral or the proceeds of runs. The Secured Obligations shall continue as the absolute and unconditional obligation of Mortgagor to pay, as provided in the instruments evidencing the Secured Obligations, the amounts therein specified at their respective maturity dates, whether by acceleration or otherwise. Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Secured Obligations.

3.6. Mortgagee is hereby absolved from all liability for failure to enforce collection of the proceeds of runs and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for funds actually received. Mortgagor agrees to indemnify and hold Mortgagee harmless against any and all liabilities, actions, claims, judgments, costs, charges and reasonable attorneys’ fees by reason of the assertion that Mortgagee has received, either before or after the payment in full of the Secured Obligations, funds from the sale of Hydrocarbons claimed by third persons, except for third parties who have valid claims, Mortgagee shall have the right to defend against any such claims or actions, employing attorneys of its own selection. If not furnished with indemnity satisfactory to Mortgagee, Mortgagee shall have the right to compromise and adjust any such claims, actions and judgments, and, in addition to the rights to be indemnified as herein provided, all reasonable

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amounts paid by Mortgagee in compromise, satisfaction or discharge of any such claim, action or judgment and all court costs, reasonable attorneys’ fees and other expenses of every character incurred by Mortgagee shall be a demand obligation owing by Mortgagor, shall be secured by the Lien and security interest evidenced by this instrument and shall bear interest on each such amount from the date that the same is expended, advanced or incurred by Mortgagee until the date of written demand or request by Mortgagee for the reimbursement of same, at a rate of interest equal to the lesser of (a) the maximum lawful rate (the “Maximum Rate”) or (b) any rate of interest that may accrue after an Event of Default pursuant to the Secured Hedging Facility Agreement or any other Hedging Facility Document (“Post-Default Rate”). Any provision to the contrary herein contained notwithstanding, the rate of interest contracted for, charged or received by Mortgagee hereunder shall never exceed the Maximum Rate.

3.7. Each of the provisions of this Article III shall be deemed a covenant running with the land and shall be binding upon Mortgagor, its successors and assigns, and inure to the benefit of Mortgagee, its successors and assigns.

3.8. For purposes of more fully effecting the assignment made under this Article III and continuing the rights of Mortgagee thereunder, upon the occurrence and during the continuance of an Event of Default, Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact for it, with full authority in the place and stead of Mortgagor and in the name of Mortgagor from time to time in the discretion of Mortgagee, to pursue any and all rights, remedies and payments (including reasonable attorneys’ fees and interest). In addition to the other rights granted to Mortgagee in this Mortgage, Mortgagor hereby further transfers and assigns to Mortgagee any and all such Liens, security interests, financing statements or similar interests of Mortgagor attributable to its interests in the Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to Mortgagee in this Section 3.8, being coupled with an interest, shall be irrevocable (until such Event of Default has been cured, remedied or waived) so long as the Secured Obligations or any part thereof remain unpaid.

3.9. In addition to the rights, titles and interests hereby conveyed pursuant to this Mortgage, Mortgagor hereby grants, to the extent permitted by applicable law, to Mortgagee those Liens, if any, granted to the Mortgagor by law under the Applicable UCC to secure the sale of Hydrocarbons at the wellhead.

ARTICLE IV.

DEFEASANCE

4.1. Upon the Discharge Date or date of the withdrawal of the Mortgagor pursuant to Section 10.18 of the Secured Hedging Facility Agreement (the “Withdrawal Date”), then and in that case only, this document shall have no force and effect, this conveyance shall become null and void, the Mortgaged Properties hereby conveyed shall become wholly clear of the Liens, conveyances, assignments and security interests evidenced hereby, and all such Liens, conveyances, assignments and security interests shall be automatically released at Mortgagor’s cost.

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ARTICLE V.

REMEDIES IN EVENT OF DEFAULT

5.1. The term “Event of Default” as used in this instrument shall mean the occurrence of an Event of Default under the Secured Hedging Facility Agreement.

5.2. This Mortgage shall also constitute and may be enforced from time to time as a mortgage, assignment, chattel mortgage, contract, mortgage, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under applicable law. Mortgagee shall be entitled to all of the rights, remedies and benefits of a secured party, mortgagee and a beneficiary granted under applicable law; and, to the fullest extent of such law, shall be entitled to enforce such rights, remedies and benefits. Mortgagor intends and hereby grants to Mortgagee all rights, powers and remedies accorded a secured party, mortgagee, and a beneficiary under applicable law whether or not such rights, powers and remedies are expressly granted or reserved herein.

Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, without notice, demand or declaration of default, which are hereby waived by Mortgagor, proceed by one or more actions in equity or at law for the seizure and sale of the Mortgaged Properties or any portion thereof, for the foreclosure or sale of the Mortgaged Properties or any portion thereof by judicial foreclosure by appropriate proceedings in any court of competent jurisdiction, by a trustee’s sale, or in any other manner then permitted by law, for the specific performance of any covenant or agreement of Mortgagor herein contained or in aid of the execution of any right, power or remedy herein granted, or for the enforcement of any other appropriate equitable or legal remedy and to recover judgment against Mortgagor. In the event a sale of the Mortgaged Properties under the power of sale shall be commenced by Mortgagee, Mortgagee may at any time before the sale of the Mortgaged Properties elect to abandon the sale, and Mortgagee may then institute a suit for the collection of the Secured Obligations and for the foreclosure of this Mortgage by judicial action. It is agreed that if Mortgagee should institute a suit for the foreclosure of this Mortgage by judicial action, Mortgagee may at any time before the entry of a final judgment dismiss such suit and then cause the Mortgaged Properties to be sold under the power of sale herein granted in accordance with the provisions of this Mortgage.

Any sale of the Mortgaged Properties under this Article V shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as Mortgagee may reasonably deem appropriate. Mortgagor expressly agrees that, except as required by applicable law, Mortgagee may offer the Mortgaged Properties as a whole or in such parcels or lots as Mortgagee elects, regardless of the manner in which the Mortgaged Properties may be described. Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee. If Mortgagee shall have given notice of sale hereunder, any successor or substitute mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute mortgagee agent conducting the sale.

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Any sale of the Mortgaged Properties conducted under this Article V may be postponed from time to time as provided by applicable law; or, in the absence of any such provisions, Mortgagee may postpone the sale of the Mortgaged Properties or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the Mortgaged Properties will not exhaust the power of sale, and sales may be made from time to time until all Mortgaged Properties are sold or the Secured Obligations are paid in full.

Mortgagee shall have the right to bid or to become the purchaser at any sale made pursuant to the provisions of this Article V, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale.

Any deed, bill of sale or other conveyance executed by or on behalf of Mortgagee, the sheriff or other official or party responsible for conducting the sale shall be prima facie evidence of the compliance with all statutory requirements for the sale and execution of such deed, bill of sale or other conveyance and will conclusively establish the truth and accuracy of the recitals and other matters stated therein, including, without limitation, nonpayment or nonperformance of the Secured Obligations, violation of the terms and covenants contained herein, and the advertisement and conduct of such sale in the manner provided herein or as provided by applicable law. Mortgagor does hereby ratify and confirm all legal acts that Mortgagee may reasonably do in carrying out the provisions of this Mortgage. Any sale of the Mortgaged Properties or any portion thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of Mortgagor in and to the property sold and will be a perpetual bar against Mortgagor and shall, subject to applicable law, vest title in the purchaser free and clear of all Liens, security interests and encumbrances, including without limitation, Liens, security interests and encumbrances junior or subordinate to the Liens, security interests and encumbrances created by this Mortgage. Upon any sale of the Mortgaged Properties or any portion thereof pursuant to the provisions of this Article V, the receipt by Mortgagee, the sheriff or other official or party responsible for conducting the sale, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Mortgagee, the sheriff or such other official or party, be obliged to see to the application thereof or be in any way answerable for any loss, misapplication or nonapplication thereof. Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Mortgaged Properties purchased, and Mortgagor agrees that if Mortgagor retains possession of the Mortgaged Properties or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Mortgagor by reason thereof are hereby expressly waived by Mortgagor.

Upon a sale conducted pursuant to this Article V of all or any portion of the Mortgaged Properties consisting of interests in leases, easements, rights-of-way, agreements or other documents and instruments covering, affecting or otherwise relating to federal or tribal lands (the “Federal Interests”) (including, without limitation, leases, easements and rights-of-way issued

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by the Bureau of Land Management), Mortgagor agrees to take all action and execute all instruments necessary or advisable to transfer the Federal Interests to the purchaser at such sale, including without limitation, to execute, acknowledge and deliver assignments of the Federal Interests on officially approved forms in sufficient counterparts to satisfy applicable statutory and regulatory requirements, to seek and request approval thereof and to take all other action necessary or advisable in connection therewith. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact and proxy, with full power and authority in the place and stead of Mortgagor, in the name of Mortgagor or otherwise, to take any such action and to execute any such instruments on behalf of Mortgagor that Mortgagee may deem necessary or advisable to so transfer the Federal Interests, including without limitation, the power and authority to execute, acknowledge and deliver such assignments, to seek and request approval thereof and to take all other action deemed necessary or advisable by Mortgagee in connection therewith; and Mortgagor hereby adopts, ratifies and confirms all such actions and instruments. Such power of attorney and proxy is coupled with an interest, shall survive the dissolution, termination, reorganization or other incapacity of Mortgagor and shall be irrevocable. No such action by Mortgagee shall constitute acknowledgment of, or assumption of liabilities relating to, the Federal Interests, and neither Mortgagor nor any other party may claim that Mortgagee is bound, directly or indirectly, by any such action.

Mortgagor understands and agrees that the obligations secured by this Mortgage also are secured by security interests in personal property. Mortgagor agrees that upon the occurrence and during the continuance of an Event of Default which would allow Mortgagee to proceed against real or personal property security, or both, it shall not be necessary for Mortgagee first to proceed against real property under any “one Form of Action” statute or legal theory. Upon the occurrence and during the continuance of an Event of Default, Mortgagor agrees that Mortgagee need not proceed against all properties, or against real or personal property in any particular order, and need not reduce any claim against any property to judgment, sale or conclusion before proceeding against other properties. Mortgagee or any Secured Party may resort to any security given by this instrument or to any other security now existing or hereafter given to secure the payment of the Secured Obligations, in whole or in part, and in such portions and in such order as may seem best to such Mortgagee in its sole and uncontrolled discretion. Any such action shall not in any way be considered as a waiver of any of the rights, benefits or Liens evidenced by this instrument.

5.3. Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including without limitation, the Applicable UCC as then in effect, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Mortgaged Properties and any proceeds thereof wherever located, and for that purpose Mortgagee may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom. Mortgagee may require Mortgagor to assemble such personal property and make it available to Mortgagee at a place to be designated by Mortgagee that is reasonably convenient to both parties. The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Mortgagee of any of its remedies with respect to personal property:

(a) If notice is required by applicable law, Mortgagor agrees that ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be deemed reasonable notice to Mortgagor. No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

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(b) If Mortgagee in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Mortgagee may sell such property privately or in any other manner deemed advisable by Mortgagee at such price or prices as Mortgagee determines in its reasonable discretion. Mortgagor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Mortgagee may result in a lower sales price than if the sale were otherwise held.

5.4. Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall, to the extent not prohibited by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Mortgaged Properties or any portion thereof to exclude Mortgagor therefrom, to hold, use, operate, manage, enjoy and control such Mortgaged Properties, to make all such repairs, replacements, alterations, additions and improvements to the same as Mortgagee may reasonably deem proper or expedient, to sell all of the As-Extracted Collateral included in the same subject to the provisions of Article III hereof, to demand, collect and retain all other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Mortgaged Properties accounting for and applying to the payment of the Secured Obligations only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Post-Default Rate without any liability to Mortgagor in connection therewith. Such possession shall at once be delivered to Mortgagee upon request, and on refusal or failure to so deliver possession, the delivery of such possession may be enforced by Mortgagee by any appropriate civil suit or proceeding.

5.5. Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Mortgagee shall be entitled to the appointment of a receiver of the Mortgaged Properties without the necessity of the posting of a bond or notice; and shall, to the extent not prohibited by applicable law, be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Mortgagor, the value or adequacy of the Mortgaged Properties or the Mortgaged Properties being in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior Liens or otherwise; and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived. Mortgagor hereby consents to the appointment of such receiver or receivers in the circumstances described in the immediately preceding sentence, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Mortgagee, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Mortgagee under this Article V. Nothing herein is to be construed to deprive

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Mortgagee of any other right, remedy or privilege it may now or hereafter have under law to have a receiver appointed. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest, from the date of making such advancement until paid, at the Post-Default Rate. Any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable law include, without limitation, the right to enter upon and take immediate possession of the Mortgaged Properties or any part thereof, to exclude Mortgagor therefrom, to hold, use, operate, manage and control such Mortgaged Properties, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Mortgagee may reasonably deem proper or expedient, to sell all of the As-Extracted Collateral included in the same subject to the provisions of Article III hereof to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Mortgaged Properties, accounting for only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon at the Post-Default Rate without any liability to Mortgagor in connection therewith which net earnings shall be turned over by such receiver to Mortgagee to be applied by Mortgagee to the payment of the Secured Obligations in the order set forth in Section 5.10.

5.6. To the extent not prohibited by applicable law, Mortgagor agrees that Mortgagor shall not at any time have, invoke, utilize or assert any right under any laws pertaining to the marshaling of assets or Liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, moratorium, valuation, stay, extension or redemption now or hereafter in force, and Mortgagor hereby waives the benefit of all such laws to the fullest extent not prohibited by applicable law.

5.7. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts or by proceeding with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Mortgaged Properties for any subsequently maturing portion of the Secured Obligations.

5.8. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (a) any and all other rights and remedies herein conferred, (b) any and all rights, powers and remedies existing at law or in equity, and (c) any and all other rights, powers and remedies provided for in any other documents or instruments evidencing, securing or relating to the Secured Obligations, and Mortgagee shall, in addition to the rights, powers and remedies

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herein conferred, be entitled after the occurrence and during the continuance of an Event of Default to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Secured Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Mortgage and the other documents and instruments evidencing, securing or relating to the Secured Obligations and the foreclosure of the Liens and security interests created by this Mortgage. Each and every such right, power and remedy may be exercised from time to time after the occurrence and during the continuance of an Event of Default and as often and in such order as may be deemed expedient by Mortgagee and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Mortgagee, the sheriff or other official or person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

5.9. All fees, costs and expenses (including without limitation, reasonable attorneys’ fees and legal expenses, court costs, filing fees, and mortgage, transfer, stamp and other excise taxes, inspection fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication, notice and advertising costs, postage, photocopies, telephone charges and costs of procuring all abstracts of title, title searches and examinations, title opinions, title insurance policies and similar title data and assurances as Mortgagee may reasonably deem appropriate either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceeding the condition of the title to or the value of the Mortgaged Properties, trustee’s fees and expenses, sheriff’s fees and expenses, receiver’s fees and expenses, and fees and expenses of agents of Mortgagee, reasonable costs and expenses of defending, protecting and maintaining the Mortgaged Properties and Mortgagee’s interest therein including reasonable repair and maintenance costs and expenses and reasonable costs and expenses of protecting and securing the Mortgaged Properties including insurance costs and all other fees, costs and expenses provided for or authorized by applicable law), incurred by or on behalf of Mortgagee in protecting and enforcing its rights hereunder or incident to the enforcement of this Mortgage and the Liens and security interests created thereby, shall be an obligation owing by Mortgagor to Mortgagee payable upon demand by Mortgagee and shall bear interest at the Post-Default Rate until paid, and shall constitute a part of the Secured Obligations and be obligations secured and evidenced by this Mortgage.

5.10. The proceeds of any sale of the Mortgaged Properties or any part thereof made pursuant to this Article V shall be applied as may be required by applicable law, or in the absence of any such requirements, as follows:

(a) First, to the payment of all fees, costs and expenses incident to the enforcement of this Mortgage and the Liens and security interests created hereby, as permitted by the terms of this Mortgage, including without limitation, the fees, costs and expenses described in Section 5.9 hereof;

(b) Second, to the payment or prepayment of the Secured Obligations as set forth in Section 3.9 of the Secured Hedging Facility Agreement; and

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(c) Third, the remainder, if any, shall be paid to Mortgagor or such other person or persons as may be legally entitled thereto.

5.11. Neither Mortgagor, the Master General Partner, nor any other person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such obligation by reason of: (a) the failure of Mortgagee to comply with any request of Mortgagor, the Master General Partner or any other Person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under the Secured Hedging Facility Agreement; (b) the release, regardless of consideration, of the Mortgaged Properties or any portion thereof or interest therein or the addition of any other property to the Mortgaged Properties; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Properties and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, the Master General Partner or such other Person, and in such event Mortgagor, the Master General Partner and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) by any other act or occurrence prior to the Discharge Date or the Withdrawal Date.

5.12. Mortgagee may release, regardless of consideration, any part of the Mortgaged Properties without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Mortgage or its stature as a first and prior Lien in and to the Mortgaged Properties, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect and in accordance with the provisions of the Hedging Facility Documents.

5.13. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default shall occur and be continuing and Mortgagee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Properties (or Mortgagor shall transfer any Mortgaged Property “in lieu of” foreclosure) whereupon Mortgagor is divested of its title to any of the Mortgaged Properties, Mortgagee shall have the right to request that any operator of any Mortgaged Property which is either Mortgagor or any Affiliate of Mortgagor to resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by Mortgagor of any such request, Mortgagor shall resign (or cause such other Person to resign) as operator of such Mortgaged Property.

5.14. THE INDEMNITEES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY MORTGAGOR RESULTING FROM AN ASSERTION THAT MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNITEE IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTIES INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNITEE UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNITEE SEEKING INDEMNITY (AS DETERMINED BY A FINAL, NON APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), A MATERIAL BREACH OF THE

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MATERIAL OBLIGATIONS OF SUCH INDEMNITEE UNDER THIS MORTGAGE OR ANY PROCEEDING THAT IS SOLELY AMONG INDEMNITEES. NO INDEMNITEE SHALL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF MORTGAGOR. MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNITEE FOR, AND TO HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNITEE BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER UNLESS SUCH LIABILITY, LOSS OR DAMAGE RESULTED FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNITEE SEEKING INDEMNITY (AS DETERMINED BY A FINAL, NON APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION), A MATERIAL BREACH OF THE MATERIAL OBLIGATIONS OF SUCH INDEMNITEE UNDER THIS MORTGAGE OR ANY PROCEEDING THAT IS SOLELY AMONG INDEMNITEES. IF ANY INDEMNITEE SHALL MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY MORTGAGOR TO SUCH INDEMNITEE AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE. MORTGAGOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF EACH INDEMNITEE WITH RESPECT TO THE MORTGAGED PROPERTIES TAKEN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS MORTGAGE. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 5.14 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE.

5.15. All rights, powers and remedies herein conferred shall be exercisable by Mortgagee to the extent not prohibited by applicable law, and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

5.16. Mortgagee will provide notice to Mortgagor of its exercise of remedies under Law or under the Hedging Facility Documents to the extent, and at the times, required by Law. In any case, Mortgagee will provide prompt written notice to Mortgagor of its exercise of remedies; provided that the failure to provide such notice will not constitute a breach by Mortgagee of any of the Hedging Facility Documents and shall not in any way impair or affect the validity or availability of the remedy being exercised.

ARTICLE VI.

MATTER OF CONTRACT ONLY

6.1. Mortgagee and Mortgagor agree that this Mortgage and the other Hedging Facility Documents, prepared in connection with the Secured Obligations have been entered into by both parties with the justifiable expectation that only matters of contract are involved between them, arrived at after arm’s length negotiations between parties of equal bargaining power and each of whom has been represented by counsel of its own choosing. Mortgagee and Mortgagor agree that their dealings and matters relating to this Mortgage and the other Hedging Facility Documents will remain matters of contract only, and that any claim that either may have against the other arising out of such dealings, this Mortgage or the other Hedging Facility Documents shall be a contract claim only for those damages allowed for breach of contract, such as possible deficiency after foreclosure, and not including any claim of breach of any so-called covenant of

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good faith and fair dealing. Mortgagee and Mortgagor agree that their dealings and matters arising out of this Mortgage and the other Hedging Facility Documents shall not give rise to any tort claim of “bad faith”, whether under statute, decision or as an alleged common law tort, and shall not give rise to any other tort claim of fiduciary obligation, or mental or emotional distress, and shall not give rise to any claim for punitive damages.

ARTICLE VII.

FIXTURE FILING

7.1. Portions of the Mortgaged Properties consist of (a) As-Extracted Collateral, including oil, gas and other minerals produced or to be produced from the lands described in the Leases and to the accounts resulting from the sale thereof at the wellhead, or (b) goods which are or will become fixtures attached to the real estate constituting a portion of the Mortgaged Properties, and Mortgagor (in this Article VII and otherwise herein, “Debtor”) hereby agrees that this instrument shall be filed in the real property records of the counties in which the Mortgaged Properties are located as a fixture filing and a financing statement to perfect the security interest of Mortgagee (in this Article VII and otherwise herein, “Secured Party”) in said portions of the Mortgaged Properties. The oil, gas and other minerals and accounts will be financed at the wellhead of the oil and gas wells located on the lands described in the Leases. The name of the record owner of the Mortgaged Properties is the party named herein as Mortgagor and Debtor. Nothing herein contained shall impair or limit the effectiveness of this document as a security agreement or financing statement for other purposes.

7.2. Any copy of this instrument may also serve as a financing statement under the Applicable UCC between Debtor and Secured Party:

(i)	Name and address of Debtor:

[                                         ]

[                                         ]

[                                         ]

(ii)	Tax ID Number of Debtor: [ ]

Organizational ID Number of Debtor: [                    ]

(iii)	State of Debtor’s incorporation/formation:

[                    ]

(iv)	Name and address of Secured Party:

Wells Fargo Bank, National Association, as Collateral Agent

1445 Ross Avenue, Suite 4500

T9216-451

Dallas, Texas 75202

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(v)	Description of types (or items) of property covered by this Financing Statement:

All of Debtor’s rights, titles and interests in and to the goods, equipment, inventory, accounts, contract rights, general intangibles, As-Extracted Collateral, Hydrocarbons, and any and all other personal property of any kind or character, now owned or hereafter acquired, including the proceeds and products from any and all of such personal property, all as such personal property is more fully described in this Mortgage.

(vi)	Fixtures and real property descriptions:

Some or all of the above-described goods are or are to become fixtures upon the property located in the County(ies) and State(s) more particularly described in Exhibit A attached to this Mortgage, and by this reference made a part hereof. This fixture Financing Statement is to be filed for record in the real estate records of the Office of the County Clerk and Recorder for the County(ies) in which said real property is located. The Debtor is the record owner of said real property.

7.3. So long as any amount remains unpaid on any of the Secured Obligations, Debtor will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral (as defined in the Security Agreement) other than financing statements in favor of Secured Party hereunder and financing statements pertaining to Liens permitted by Section 7.2 of the Secured Hedging Facility Agreement.

7.4. On behalf of Debtor, Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, a financing statement or statements covering the Collateral and, to the extent deemed necessary by Secured Party, Debtor will join Secured Party in executing one or more such financing statements. Debtor will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is reasonably deemed by Secured Party to be necessary or desirable.

7.5. The office where Debtor keeps Debtor’s accounting records concerning the Mortgaged Properties is Mortgagor’s address as set forth on the first page of this Mortgage.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

8.1. All options and rights of election herein provided for the benefit of Mortgagee are continuing, and the failure to exercise any such option or right of election upon a particular Event of Default or upon any subsequent Event of Default shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any sum secured hereby after its due date, Mortgagee shall not be deemed to have waived the right either to require prompt payment when due of all other sums so secured or to regard as an Event of Default the failure to pay any other sums due which are secured hereby. No exercise of the

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rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

8.2. All Secured Obligations shall be payable as provided in the Hedging Facility Documents.

8.3. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor and Mortgagor’s successors, legal representatives, and assigns, and shall inure to the benefit of Mortgagee, its successors and assigns, and for the benefit of all other Secured Parties of the Secured Obligations, or any part thereof, and their respective successors and assigns, subject to the restrictions on assignment set forth in the Secured Hedging Facility Agreement.

8.4. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of Mortgagee in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

8.5. It is the intention of the parties hereto that each Hedge Provider that is party from time to time to any Hedge Transaction with Mortgagor shall conform strictly to usury laws applicable to it. Notwithstanding anything herein to the contrary, if at any time any interest rate in connection with any Hedge Transaction, together with all fees, charges and other amounts which are treated as interest in connection with such Hedge Transaction under applicable law (collectively the “Charges”), shall exceed the Maximum Rate which may be contracted for, charged, taken, received or reserved by the Hedge Provider entering into such Hedge Transaction in accordance with applicable law, the rate of interest payable in respect of such Hedge Transaction, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Hedge Transaction but were not payable as a result of the operation of this Section 8.5 shall be cumulated and the interest and Charges payable to such Hedge Provider in respect of other Hedge Transactions or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Hedge Provider.

8.6. This Mortgage may be executed in several counterparts, all of which are identical, except that to facilitate recordation, certain counterparts hereof may include only that part of Exhibit A which contains descriptions of the properties located in (or otherwise subject to the requirements and/or protection of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other Parts of Exhibit A shall be included in such counterparts by reference only. All such counterparts together shall constitute one and the same instrument. Complete counterparts of this Mortgage containing the entire Exhibit A have been retained by Mortgagor and Mortgagee and filed with the Secretary of State of the State of Pennsylvania. For convenience of recorders, it is noted that the pagination of Exhibit A, even with a particular recording counterpart, may not be consecutive.

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8.7. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES AND STATE OF PENNSYLVANIA.

NOTICE: THIS DOCUMENT AND ALL OTHER HEDGING FACILITY DOCUMENTS TOGETHER CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS TRANSACTION.

[Signature Page Follows]

21

Certificate of Residence of Mortgagee

I do hereby certify that the precise address and principal place of business of the within named Mortgagee is 1445 Ross Avenue, Suite 4500, Dallas, Texas 75202.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page]

CERTIFICATE OF RESIDENCE OF MORTGAGEE

IN WITNESS WHEREOF, this instrument is executed in multiple counterparts, each of which shall be deemed an original for all purposes.

ATTEST	[	]

Name:	[Name:	]
Title:	[Title:	]

COMMONWEALTH OF PENNSYLVANIA	§

COUNTY OF PHILADELPHIA	§

BE IT REMEMBERED that I,                         , a Notary public duly qualified, commissioned, sworn and acting in and for the County and state aforesaid, hereby certify that, on this      day of [            ], 201[    ], there appeared before me [                    ], the [                    ] of [                    ].

Witness my hand and official seal.

Notary Public
Residing at

My commission expires:

SIGNATURE PAGE TO PENNSYLVANIA

OPEN-END MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING,

ASSIGNMENT OF AS-EXTRACTED COLLATERAL AND ASSIGNMENT OF PRODUCTION – SECURED HEDGING FACILITY

EXHIBIT A

(Attached to and made a part of the Open-End Mortgage, Security Agreement, Financing Statement, Fixture Filing, Assignment of As-Extracted Collateral and Assignment of Production (“Mortgage”) executed by [                        ] (“Mortgagor”), to Wells Fargo Bank, National Association, as Collateral Agent (“Mortgagee”))

DEFINITIONS:

1. The terms used in Exhibit A have the same meaning as defined in the Mortgage.

2. The term “working interest” as used herein means (a) when applied to individual Leases, the undivided interest owned by Mortgagor in the leasehold estate, out of which are paid Mortgagor’s share of (i) all costs of drilling, completing, equipping and operating a well or wells, and (ii) all royalties, overriding royalties, production payments and other interests in or measured by production, and (b) when applied to Leases described as unitized or pooled, the undivided interest owned by Mortgagor and out of which is paid all costs of drilling, completing, equipping and operating a well or wells producing oil and gas, or either of them, from the portions of the Leases so unitized or pooled. The term “net revenue interest” as used herein means that portion of oil and gas (or oil only, or gas only, where so limited herein) produced from the respective properties herein described to which Mortgagor is entitled after deduction of all royalties, overriding royalties, production payments and other interests in or measured by production which are borne by Mortgagor.

3. The “Well” as used herein means (i) any existing well identified in Exhibit A, including any replacement well drilled in lieu thereof from which gas is now or hereafter produced and (ii) any well at any time producing or capable of producing gas attributable to the Hydrocarbons as defined above, including any well which has been shut-in, has temporarily ceased production or on which workover, reworking, plugging and abandonment or other operations are being conducted or planned.

4. All references contained in this Exhibit A to the Mortgaged Properties are intended to include references to (i) the volume or book and page, file, entry or instrument number of the appropriate records of the particular county in the State or Commonwealth where each such lease or other instrument is recorded and (ii) all valid and existing amendments to such lease or other instrument of record in such county records regardless of whether such amendments are expressly described herein. A special reference is herein made to each such lease or other instrument and the record thereof for a more particular description of the property and interests sought to be affected by the Mortgage and for all other purposes.

5. For recording purposes, in regards to each county or parish portion to this Exhibit A, this Introduction may be attached to an original executed copy of the Open-End Mortgage, Security Agreement, Financing Statement, Fixture Filing, Assignment of As-Extracted Collateral and Assignment of Production to be separately filed of record in each county or parish.

A-1

6. With respect to the descriptions of each of the Mortgaged Properties, if the description requires, such description may continue on several successive pages of Exhibit A. Certain property descriptions are in abbreviated form as to Sections, Townships and Ranges. In such descriptions the following terms may be abbreviated as follows:

SYMBOLS AND ABBREVIATIONS:

7. The abbreviation “BPO” or the term “before payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net revenue interest until such time as Mortgagor or third party has recovered from production from that well or those wells all costs as specified in underlying, farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

8. The abbreviation “APO” or the term “after payout” as used herein means that the figure next to which this abbreviation appears represents Mortgagor’s net revenue interest after the point in time when Mortgagor or third party has recovered from production from that well or those wells all costs as specified in underlying farmout assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.

DESCRIPTION OF MORTGAGED PROPERTIES:

[Description follows on the next page]

A-2

EXHIBIT A

A-3

EXHIBIT E

to Secured Hedging Facility Agreement

FORM OF SECURITY AGREEMENT

[to be attached]

E-1

[FORM OF]

SECURITY AGREEMENT

dated as of

[            ], 201[    ]

among

[            ],

and

Wells Fargo Bank, National Association

as Collateral Agent

i

ARTICLE VII	REMEDIES	16
7.1	Events of Default, Etc	16
7.2	Collections on Accounts, Etc	19
7.3	Proceeds	19
7.4	Deficiency	20
7.5	Private Sale	20
7.6	Application of Proceeds	20
7.7	Collateral Agent’s Right to Perform on the Grantor’s Behalf	20
7.8	Preservation of Rights	21
7.9	Rights of Secured Parties	21
7.10	Registration of Equity Interests	21
7.11	Notice of Remedies	21
ARTICLE VIII	THE COLLATERAL AGENT	22
8.1	Collateral Agent’s Appointment as Attorney-in-Fact, Etc.	22
8.2	Duty of Collateral Agent	23
8.3	Authority of Collateral Agent	24
ARTICLE IX	MISCELLANEOUS	24
9.1	Waivers of Rights Inhibiting Enforcement	24
9.2	No Waiver; Remedies Cumulative	25
9.3	Notices	26
9.4	Payment of Expenses, Indemnities, Etc	26
9.5	Amendments, Etc	27
9.6	Successors and Assigns	27
9.7	Survival, Etc	27
9.8	Limitation of Liability	27
9.9	[Reserved.].	27
9.10	Severability	27
9.11	Counterparts; Effectiveness	27
9.12	Governing Law; Submission to Jurisdiction.	28
9.13	Set-Off	29
9.14	Final Agreement of the Parties	29

SCHEDULES

Schedule 4.3	Legal Names, Type of Organization, Jurisdiction of Organization, Chief Executive Office

Schedule 4.4	Changes in Circumstances

Schedule 4.5	Trade Names

Schedule 4.6	Perfection Actions

Schedule 4.7	Other Financing Statements

Schedule 4.8	Location of Inventory and Equipment

Schedule 4.9	Certain Significant Transactions

Schedule 4.11	Deposit Accounts

ii

Schedule 4.12	Commercial Tort Claims

Schedule 4.13	Equity Interests

Schedule 4.15	Patents and Trademarks

ANNEXES

Annex 1	Form of Security Agreement Supplement

iii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [            ], 201[    ] (the “Effective Date”), is between [            ], a [            ] limited partnership (the “Grantor”), and Wells Fargo Bank, National Association, as Collateral Agent, for its benefit and the benefit of the other Secured Parties (as used herein “Secured Parties” means, collectively, the Collateral Agent and each Hedge Provider that is from time to time a counterparty to a Hedge Transaction with Grantor)

RECITALS

A. The Grantor has entered into a Secured Hedging Facility Agreement dated as of March 5, 2012 by and among the Atlas Resources, LLC, a Pennsylvania limited liability company (the “Master General Partner”), the Grantor, each other Participating Partnership from time to time party thereto, each Hedge Provider party thereto and Collateral Agent (as amended or otherwise modified from time to time, the “Secured Hedging Facility Agreement”).

B. The Grantor and one or more Hedge Providers are entering into or may enter into certain Approved Master Agreements and Hedge Transactions thereunder.

C. The Secured Parties have required the execution and delivery by the Grantor of this Agreement as a condition to entering into Approved Master Agreements and Hedge Transactions and the Grantor has agreed to enter into this Agreement to secure all Secured Obligations (hereinafter defined).

THEREFORE, in order to comply with the terms and conditions of the Hedging Facility Documents (which for the purposes hereof, shall mean only Hedging Facility Documents to which the Grantor is a party) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees with Collateral Agent as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions. Capitalized terms not otherwise defined in this Agreement have the respective meanings assigned to those terms in the Secured Hedging Facility Agreement. All terms used but not defined in this Agreement or the Secured Hedging Facility Agreement that are defined in Article 8 or 9 of the UCC have the meanings therein stated. In addition, the following terms have the following meanings under this Agreement:

“Account Debtor” means a Person (other than the Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Collateral” has the meaning assigned to that term in Section 2.1.

“Contracts” means all contracts and other agreements of the Grantor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights,

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warranties, claims and benefits of the Grantor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Grantor, including any rights, warranties, claims or benefits against any Person storing or transporting any Inventory or Equipment or issuing any Documents.

“Excluded Deposit Account” means, at any time, any Deposit Account that is used by the Grantor for the sole purpose of (i) funding the payroll, payroll taxes and other compensation and benefits to employees of the Grantor or (ii) holding subscriber funds in escrow pursuant to Grantor’s partnership agreement in the ordinary course of business.

“Excluded Property” means (a) any Equipment subject to a purchase money security interest or equipment lease (“Encumbered Equipment”) if and to the extent that the creation of a security interest in the right, title or interest of the Grantor in the Encumbered Equipment would cause or result in a default under any contractual provision or other restriction, (b) any Property of the Grantor the creation of a security interest in which would be prohibited by or not be effective under applicable Law or would violate or result in a default under any agreement or instrument in effect on the date hereof between the Grantor and any Person other than the Grantor without the waiver of such default or violation by any Person other than the Grantor; provided that upon the ineffectiveness, lapse, or termination of such law or terms or the obtainment of such consents or waivers, such Property shall cease to constitute Excluded Property, (c) the Equity Interests of any Foreign Subsidiary directly held by the Grantor in excess of 65% of the Equity Interests in such Foreign Subsidiary if the grant of a security interest therein would cause adverse tax consequences for the Grantor, and (d) the Excluded Deposit Accounts, but the exclusions in the foregoing clauses (a) through (d) in no way will be construed (i) to apply to the extent that any described prohibition is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any successor provision or provisions (as same may be limited by other applicable Law) or other applicable Law, or (ii) to limit, impair or otherwise affect the continuing security interests of the Secured Parties in and liens upon any rights or interests of the Grantor in or to (A) monies due or to become due under or with respect to any such Property or rights (including any Accounts), or (B) any proceeds from the sale, license, lease, or other dispositions of any such Property or rights.

“Foreign Subsidiary” means any subsidiary of the Grantor that is not organized under the laws of (i) the United States of America or any state thereof or (ii) the District of Columbia.

“Intellectual Property” means, collectively, (a) all copyrights, all patents and all trademarks, (b) all applications for copyrights, patents and trademarks (other than “intent to use” applications until a verified statement of use or allegation of use is filed and accepted by the U.S. Patent and Trademark Office with respect to such applications), (c) all inventions, processes, production methods, proprietary information, know how and trade secrets; (d) all licenses granted to the Grantor with respect to any of the foregoing pursuant to any agreement, in each case whether now or hereafter owned or used, and all income, royalties, damages and payments now or hereafter due and/or payable thereon or in respect thereof; and (e) all causes of action, claims and warranties now or hereafter owned or acquired by the Grantor in respect of any of the items listed above.

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“Investment Account” means a Deposit Account, a Commodities Account, or a Securities Account.

“Issuer” means an issuer of any Pledged Interests.

“Permitted Liens” means Liens permitted by Section 7.2 of the Secured Hedging Facility Agreement (after giving effect, to the extent applicable, to the last paragraph of Section 7.2 immediately following clause (d) thereof).

“Pledged Companies” means each Person listed on Schedule 4.13 hereto, together with each other Person for which all or a portion of the Equity Interests issued by such Person are acquired or otherwise owned by the Grantor after the Effective Date, in each case to the extent such Equity Interests are Collateral.

“Pledged Interests” means the Grantor’s right, title and interest in and to all of the Equity Interests now owned or hereafter acquired by the Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor, replacements thereof and additions thereto, all proceeds, interest, profits and other income thereof and all rights relating thereto, including any certificates or instruments representing the Equity Interests, the right to receive any certificates or instruments representing any of the Equity Interests, and the right to receive all dividends (cash, stock or otherwise), distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, rights to subscribe, purchase or sell, all other rights and property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing, and all books and records relating to any of the foregoing. “Pledged Interests” does not include any Equity Interests that constitute Excluded Property.

“Proceeds” has the meaning assigned to that term in the UCC, including all proceeds of insurance and all condemnation awards and all other compensation for any casualty event with respect to all or any part of the Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the Collateral.

“Records” means books and records of the Grantor concerning the Collateral.

“Secured Hedging Facility Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Secured Obligations” has the meaning given the term “Secured Obligations” in the Secured Hedging Facility Agreement (other than (a) Participating Partnership Obligations of a Participating Partnership other than the Grantor and (b) any Master General Partner Obligations arising from or in respect of Participating Partnership Obligations of a Participating Partnership other than the Grantor).

“Secured Parties” has the meaning assigned to that term in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

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“Security Interest” means the security interest in the Collateral granted by the Grantor under this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, but if, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in the other jurisdiction for purposes of the provisions of this Agreement relating to perfection or the effect of perfection or non-perfection.

1.2 Interpretation. The principles of interpretation set out in Section 1.2 of the Secured Hedging Facility Agreement apply equally to this Agreement mutatis mutandis.

ARTICLE II

COLLATERAL

2.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all the Grantor’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (collectively, the “Collateral”):

(a) all Accounts;

(b) Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(c) Commercial Tort Claims described in Schedule 4.12 or in any supplement to that schedule;

(d) all Deposit Accounts and other Investment Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Farm Products;

(h) all General Intangibles (including, without limitation, rights in and under any contracts, including Swap Agreements) and Intellectual Property;

(i) all Goods;

(j) all Instruments;

(k) all Inventory;

4

(l) all Investment Property (including the Pledged Interests);

(m) all Letters of Credit and Letter of Credit Rights;

(n) all rights, claims and benefits against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Grantor, including any rights, claims or benefits against any Person storing or transporting any Inventory or Equipment;

(o) all other tangible and intangible personal property and fixtures, including all cash, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, as-extracted collateral, Supporting Obligations, additions, substitutions and replacements of and to any and all of the foregoing, including all proceeds of and to any of the property described in the preceding clauses of this Section 2.1 (including any proceeds of insurance on that property (whether or not the Collateral Agent is loss payee thereof), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the items listed above);

(p) all books, correspondence, credit files, records, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor, to the extent each of the foregoing pertains to the Collateral; and

(q) all Proceeds of the Collateral described in the foregoing clauses (a) through (p).

Notwithstanding anything to the contrary contained in clauses (a) through (q) above, the Collateral will not include any Excluded Property.

2.2 Termination of Security Interests. This Agreement, the Security Interests, the other Security Documents delivered under this Agreement and all obligations (other than those expressly stated to survive such termination in accordance with Section 9.7) of the Collateral Agent and the Grantor under this Agreement and such other Security Documents will automatically terminate and all rights to the Collateral will automatically revert to the Grantor on the Discharge Date or the date or withdrawal of the Grantor pursuant to Section 10.18 of the Secured Hedging Facility Agreement (the “Withdrawal Date”), all without the delivery of any instrument or performance of any act by any Person. Upon termination of this Agreement, the Collateral Agent shall (at the written request and expense of the Grantor) promptly cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantor. The Collateral Agent shall also (at the written request and expense of the Grantor) promptly deliver to the Grantor upon such termination any UCC termination statements and other documentation that is reasonably requested by the Grantor to evidence the termination and release of the Security Interests.

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2.3 Partial Release of Collateral; Release of the Grantor.

(a) Upon the disposition by the Grantor of any Collateral permitted by the Secured Hedging Facility Agreement, the Security Interest in such Collateral and the Proceeds thereof shall automatically terminate without delivery of any instrument or performance of any act by any Person.

(b) In connection with any event or transaction described in clause (a) of this Section 2.3, the Collateral Agent shall (at the Grantor’s sole cost and expense), upon the written request of the Grantor, which written request shall include a certification by the Grantor stating that such event or transaction is in compliance with the Secured Hedging Facility Agreement and the other Hedging Facility Documents, promptly deliver to the Grantor any UCC termination statements and other documentation as the Grantor may reasonably request to evidence the termination and release of the Lien on such Collateral. If the Collateral Agent receives any Proceeds from a disposition of Collateral described in clause (a) of this Section 2.3, the Collateral Agent shall promptly deliver such Proceeds to the Grantor unless an Event of Default has occurred and is continuing.

2.4 Security Interest Absolute. The pledges and security interests created by this Agreement shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Secured Hedging Facility Agreement, any other Hedging Facility Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Secured Hedging Facility Agreement, any other Hedging Facility Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other Collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or this Agreement.

2.5 Retention in Satisfaction. Unless deemed otherwise under applicable Law (including, without limitation, Section 9-620 of the UCC), no action taken or omission to act by the Collateral Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Collateral Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such time as is provided in Section 2.2.

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ARTICLE III

PERFECTION OF SECURITY INTEREST

3.1 Perfection. Grantor shall:

(a) deliver to the Collateral Agent all Instruments and Chattel Paper included in the Collateral having a value in excess of $100,000 and other Instruments and Chattel Paper included in the Collateral to the extent that the aggregate value of all such Instruments and Chattel Paper that have not been delivered to the Collateral Agent exceeds $500,000, which must be endorsed or accompanied by such instruments of assignment and transfer in form and substance reasonably requested by the Collateral Agent; and

(b) deliver to the Collateral Agent certificates evidencing the certificated Pledged Interests together with undated stock powers (or the equivalent documents for Issuers that are not corporations) executed in blank in form reasonably satisfactory to the Collateral Agent.

Additionally, the Grantor hereby authorizes the Collateral Agent, its counsel or its representative to execute, deliver, file and/or record any financing statement, continuation statement or other document necessary or desirable (in the reasonable judgment of the Collateral Agent) (i) to create, preserve, perfect, or maintain the priority of the Security Interests; or (ii) to enable the Collateral Agent to exercise and enforce its rights under this Agreement or any other Hedging Facility Document with respect to the Security Interests. The Grantor shall pay the costs of, and reasonable costs incidental to, any recording or filing of any such financing or continuation statement or other document.

3.2 Delivery and Other Perfection. Grantor shall:

(a) promptly after its acquisition of any Instrument or Chattel Paper having a value in excess of $100,000, deliver to the Collateral Agent that Instrument or Chattel Paper endorsed and/or accompanied by instruments of assignment and transfer in form and substance reasonably requested by the Collateral Agent;

(b) if the aggregate value of all Instruments and Chattel Paper held by the Grantor that have not been delivered to the Collateral Agent exceeds $500,000, promptly deliver to the Collateral Agent additional Instruments or Chattel Paper endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Collateral Agent may reasonably request and having a sufficient value so that the aggregate value of any undelivered Instruments and Chattel Paper does not exceed $500,000;

(c) if requested by the Collateral Agent, deliver to the Collateral Agent any certificate of title, application for title or similar evidence of ownership of any titled Equipment with an aggregate fair market value in excess of $100,000 and shall cause the Collateral Agent to be named as lienholder on that certificate of title, application for title or other evidence of ownership;

7

(d) if necessary or desirable in the reasonable judgment of the Collateral Agent to perfect or establish the priority of the Security Interests, stamp or otherwise mark the Records as the Collateral Agent may reasonably require in order to reflect the Security Interests;

(e) for each Investment Account that (i) in the case of any Deposit Account (other than any Excluded Deposit Account) has a closing balance as of any date on or after the Effective Date exceeding $250,000 or (ii) in the case of any other Investment Account, has a closing market value as of any date on or after the Effective Date exceeding $250,000, the Grantor shall cause the institution with which the Investment Account is maintained to execute and deliver to the Collateral Agent within 30 days of the date on which the closing balance or closing market value, as applicable, of the respective Investment Account first exceeds $250,000, a “control agreement” in form and substance reasonably satisfactory to the Collateral Agent, except that in no event shall the Grantor permit the sum of (x) the closing balance of all Deposit Accounts of the Grantor (other than Excluded Deposit Accounts) not covered by such a “control agreement” and (y) the closing market value of all other Investment Accounts of the Grantor not covered by such a “control agreement” to exceed $1,000,000 in the aggregate as of any date. If any institution with which an Investment Account is maintained refuses to, or does not, enter into such a “control agreement” for an Investment Account for which a “control agreement” is required by the terms of the preceding sentence of this Section 3.2(e), then the Grantor shall promptly (and in any event within 30 days of the date on which the closing balance or closing market value, as applicable, of the respective Investment Account first exceeds $250,000) close such Investment Account and transfer all balances therein to another Investment Account meeting the requirements of this Section 3.2(e); and

(f) furnish to the Collateral Agent within 30 Business Days after the Grantor becomes aware of any Commercial Tort Claim of the Grantor not previously described on Schedule 4.12, a description in form and substance reasonably satisfactory to the Collateral Agent of that Commercial Tort Claim (other than Commercial Tort Claims the aggregate amount of which for the Grantor does not exceed $500,000) and upon the delivery of that description to the Collateral Agent, Schedule 4.12 will be deemed amended to include that Commercial Tort Claim.

3.3 Further Assurances. The Grantor shall, from time to time, at its sole expense, promptly execute, deliver, file and record all further agreements, assignments, instruments, documents and certificates, obtain any and all governmental approvals and consents that it can obtain using commercially reasonable efforts, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm, maintain the priority of or validate the Security Interests or to enable the Collateral Agent to obtain the full benefits of the Security Documents, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies thereunder with respect to any of such Collateral.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Hedge Providers to enter into the Secured Hedging Facility Agreement, and to induce the Hedge Providers to enter into Approved Master Agreements and Hedge Transactions with the Grantor, the Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

4.1 Representations in Secured Hedging Facility Agreement. The representations and warranties set forth in Section 5.1 and Section 5.2 of the Secured Hedging Facility Agreement as they relate to the Grantor or to the Hedging Facility Documents to which the Grantor is a party are true and correct in all material respects.

4.2 [Reserved.].

4.3 Legal Names; Type of Organization; Jurisdiction of Organization; Etc. Schedule 4.3 sets forth the Grantor’s (i) exact legal name, (ii) type of organization, (iii) jurisdiction of organization, (iv) organizational identification number (if any), (v) taxpayer identification number, (vi) chief executive office or sole place of business, and (vii) each jurisdiction (other than its jurisdiction of organization) in which the nature of the business conducted by it requires it to maintain its qualification to do business in such jurisdiction, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect, in each case as of the Effective Date.

4.4 Changes in Circumstances. Except as set forth in Schedule 4.4, the Grantor has not, within the four-month period ending on the date of this Agreement: (a) changed its location (as defined in Section 9-307 of the UCC); (b) changed its name; or (c) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a security agreement previously entered into by any other Person.

4.5 Trade Names; Etc. Schedule 4.5 lists each trade name, fictitious name and other name that the Grantor has or operates under on the Effective Date or had or operated under during the preceding five years.

4.6 Perfected First Priority Liens. The Security Interests (a) upon completion of the filings and other actions specified on Schedule 4.6 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form), and upon the payment of all applicable fees in connection with such filings and other actions, will constitute, to the extent perfection can be obtained by such filings and other actions, valid perfected security interests in all of the Collateral, to the extent required in this Agreement, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity or at law)) and any Persons purporting to purchase any Collateral from the Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Excepted Liens that have priority over the Liens on the Collateral by operation of law.

4.7 No Other Financing Statements. As of the Effective Date, no financing statement or similar document that names the Grantor as debtor or covers all or any part of the Collateral is

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on file or of record in any recording or public office except for (i) any financing statements filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties in connection with this Agreement and the other Security Documents and (ii) financing statements set forth on Schedule 4.7.

4.8 Location of Inventory, Equipment and Records regarding Accounts. Schedule 4.8 lists, as of the Effective Date, all locations where the Grantor holds Inventory and Equipment and all locations where the Grantor keeps its records concerning its Accounts.

4.9 Certain Significant Transactions. During the one year period preceding the Effective Date, no Person has merged or consolidated with or into the Grantor, and no Person has liquidated into, or transferred all or substantially all of its assets to, the Grantor, in each case except for the transactions described in Schedule 4.9.

4.10 Timber-to-be-Cut. On the Effective Date, the Grantor does not own nor does it expect to acquire, any property that constitutes, or would constitute, Timber-to-be-Cut.

4.11 Deposit Accounts, Commodities Accounts and Securities Accounts. Schedule 4.11 accurately sets forth, as of the Effective Date, each Investment Account maintained by the Grantor (including the account number and a description of the purpose of the account), the name of the respective institution at which that Investment Account is maintained, and whether or not such Investment Account has had a closing balance or closing market value, as applicable, in excess of $250,000 on any day during the 12-month period preceding the Effective Date. The Grantor is the sole account holder of each such Investment Account and has not consented to, and is not otherwise aware of, any Person (other than a Secured Party) having “control” (within the meaning of Sections 9-104 or 9-106 of the UCC, as applicable) over, or any other interest in or claim against, any such Investment Account.

4.12 Commercial Tort Claims. Schedule 4.12 lists and describes all Commercial Tort Claims (with specific case caption or descriptions per Official Code Comment 5 to Section 9-108 of the UCC) of the Grantor in existence on the Effective Date. Failure to list a Commercial Tort Claim on Schedule 4.12 is not intended to and will not (i) impair the rights of the Grantor with respect to any third Person or (ii) limit the rights of the Collateral Agent with respect to that claim.

4.13 Equity Interests. Schedule 4.13 sets forth, as of the Effective Date, with respect to each Person that is an Issuer, (i) the name of that Person, (ii) the type of entity of that Person, (iii) its jurisdiction of organization, (iv) a description of the Pledged Interests issued by such Person, including the number issued, (v) if such Pledged Interests are represented by certificates, the number(s) of such certificates issued to the owner thereof, and (vi) the percentage of those Pledged Interests that are owned by the Grantor. All of the Pledged Interests identified on Schedule 4.13 have been duly and validly issued and are fully paid and nonassessable; and the Grantor is the beneficial and, except as set forth in Schedule 4.13, record owner of, and has good title to, such Pledged Interests that are pledged by it hereunder, free of any and all Liens except the Security Interests and Permitted Liens. Schedule 4.13 also sets forth the information in clauses (i) through (vi) of this Section 4.13 with respect to all Equity Interests held by the Grantor that constitutes Excluded Property.

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4.14 Instruments and Chattel Paper. The Grantor has delivered to the Collateral Agent all Collateral constituting Instruments and Chattel Paper to the extent required by Sections 3.1 and 3.2. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Collateral Agent, and the grant of a security interest in such Collateral in favor of the Collateral Agent hereunder does not violate the rights of any other Person as a secured party.

4.15 Patents and Trademarks. Schedule 4.15 sets forth, as of the Effective Date, (a) each patent and trademark owned by the Grantor that is registered with the United States Patent and Trademark Office, (b) each application filed by the Grantor for registration with the United States Patent and Trademark Office of any patent or trademark that has not been so registered, and (c) each patent license and trademark license owned by the Grantor.

4.16 Governmental Obligors. As of the Effective Date, none of the Account Debtors on the Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

ARTICLE V

COVENANTS

In furtherance of the grant of the Security Interest pursuant to Article II, the Grantor agrees with the Collateral Agent that, from and after the Effective Date until the Discharge Date or the Withdrawal Date:

5.1 Covenants in the Secured Hedging Facility Agreement. The Grantor shall take, or shall refrain from taking, as the case may be, each action that is required to be taken or not taken by the Grantor, as the case may be, pursuant to the covenants in the Secured Hedging Facility Agreement and giving effect to the applicable grace periods and cure periods provided for in the Secured Hedging Facility Agreement.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Without the prior written consent of the Collateral Agent, the Grantor shall not file (or authorize or permit the filing of or suffer to be on file) in any jurisdiction any financing statement or similar document with respect to the Collateral in which the Collateral Agent is not named as the sole secured party except for financing statements evidencing Permitted Liens.

(b) The Grantor shall maintain the Security Interest created by this Agreement (subject to any limitations with respect to perfection as set forth in the Hedging Facility Documents) as a perfected security interest, subject to the qualifications, and, as applicable, having at least the priority described in Section 4.6 and shall defend such Security Interest against the claims and demands of all Persons whomsoever except for Permitted Liens and subject to the rights of the Grantor under the Hedging Facility Documents to dispose of Collateral.

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5.3 Pledged Interests.

(a) If the Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Pledged Interests of any Issuer which would constitute Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Interests, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Grantor to the Collateral Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Collateral Agent covering such certificate or instrument duly executed in blank by the Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b) In the event the Grantor acquires any Equity Interests not constituting Excluded Property, the Grantor shall deliver to the Collateral Agent a duly executed amendment to this Agreement, in the form of Annex 1 hereto (a “Security Agreement Supplement”) pursuant to which the Grantor will pledge such additional Equity Interests as Collateral. The Grantor hereby authorizes the Collateral Agent to attach each Security Agreement Supplement delivered hereunder to this Agreement and agrees that all additional Equity Interests owned by it set forth in such Security Agreement Supplements shall be considered to be part of the Collateral.

(c) Without the prior written consent of the Collateral Agent, the Grantor will not, except as expressly permitted by the Hedging Facility Documents, (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, except as could not reasonably be expected to materially and adversely affect the rights and remedies of the Collateral Agent and the other Secured Parties under the Hedging Facility Documents, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Interests or Proceeds thereof, (iii) create, incur or permit to exist any Lien except for Permitted Liens or option in favor of, or any claim of any Person with respect to, any of the Pledged Interests or Proceeds thereof, or any interest therein, except for the Security Interests or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Interests or Proceeds thereof.

(d) Except as expressly permitted in the Hedging Facility Documents, (i) the Pledged Interests will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by the Grantor and (ii) the Grantor will not permit any Issuer of any of the Pledged Interests to issue any new shares (or other interests) of any class of Equity Interests of such Issuer without the prior written consent of the Collateral Agent unless such additional Equity Interests become Pledged Equity Interests in accordance with this Agreement.

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5.4 Special Provisions Relating to Certain Collateral.

(a) Assigned Agreements. The Grantor acknowledges that the Secured Parties have no responsibility to perform obligations under any contract or other agreement constituting part of the Collateral. The exercise by the Collateral Agent or any other Secured Party of any of the rights and remedies under this Agreement or any of the Hedging Facility Documents will not release The Grantor from any of its duties or obligations under those agreements. Neither the Collateral Agent nor any other Secured Party has any duty, obligation or liability under those agreements, any Governmental Approvals included in the Collateral or otherwise in respect of the Collateral by reason of this Agreement or is obligated to perform any of the obligations or duties of The Grantor under agreements or otherwise in respect of the Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

(b) Intellectual Property.

(i) Solely to the extent necessary to enable the Collateral Agent to exercise rights and remedies under Section 7.1 at any time the Collateral Agent is lawfully entitled to do so and is permitted to do so under Section 7.1, and for no other purpose, pursuant to the terms and subject to the conditions hereof, the Grantor hereby grants to the Collateral Agent, to the extent the Grantor has the right to do so, an irrevocable (until the Discharge Date or the Withdrawal Date), nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by that the Grantor, wherever located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, but this grant will not apply to the extent it would cause the termination, invalidation, voiding, cancellation, degradation or abandonment of the Grantor’s rights in such Intellectual Property.

(ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.6 of the Secured Hedging Facility Agreement that limit the rights of the Grantor to dispose of their property, if no Event of Default has occurred and is continuing, the Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property. In furtherance of the foregoing, unless an Event of Default has occurred and is continuing, the Collateral Agent shall from time to time, upon the request of the Grantor and at the Grantor’s expense, execute and deliver any instruments, certificates or other documents, in the form reasonably requested by the Grantor, to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the Discharge Date or the Withdrawal Date and the Grantor’s request, the Collateral Agent shall grant back to the Grantor the license granted pursuant to clause (i) immediately above and such license, and all sublicenses granted by or on behalf of the Collateral Agent pursuant thereto, shall be terminated as of the Discharge Date or the Withdrawal Date. The exercise of rights and remedies under Section 6.1 by the Collateral Agent will not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (ii).

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5.5 Prohibition of Certain Changes. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored (other than locations where the Grantor is a lessee with respect to any oil and gas lease), or the location of its records concerning the Collateral as set forth herein, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Collateral Agent shall have received at least five Business Days prior written notice of such change and any reasonable action requested by the Collateral Agent in connection therewith has been, or will be contemporaneously therewith, completed or taken (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of the Secured Parties, in any Collateral), provided that, any new location shall be in the United States or Canada. The Grantor shall not change its fiscal year. Grantor shall not change the location of any Collateral with an aggregate value in excess of $100,000 for such change in location if such change would cause the Security Interest in that Collateral to lapse or cease to be perfected.

5.6 Collateral in Possession of Bailee. If any Collateral of the Grantor with an aggregate value greater than $100,000 is in the possession or control of any single warehouseman, bailee or agent, the Grantor shall notify the Collateral Agent of that circumstance and, if requested by the Collateral Agent, shall use commercially reasonable efforts to promptly obtain an acknowledgment from that warehouseman, bailee or agent, in form and substance reasonably satisfactory to the Collateral Agent, that the warehouseman, bailee or agent holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent without the further consent of the Grantor.

5.7 [Reserved.].

5.8 Notice of Governmental Obligors. In the event any Account Debtor on the Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority, the Grantor will deliver prompt written notice thereof to the Collateral Agent.

ARTICLE VI

VOTING RIGHTS AND DIVIDENDS

6.1 Voting Rights.

(a) So long as no Event of Default has occurred and is continuing, and until notice is provided pursuant to Section 6.1(b), the Grantor may vote any and all of the Equity Interests owned by it and give consents, waivers or ratifications in respect of those Equity Interests, but the Grantor shall not vote or give any consent, waiver or ratification or take any other action that would violate any of the terms of any Hedging Facility Document, or materially impair the rights of the Collateral Agent in respect of such Equity Interests.

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(b) Upon (i) the occurrence and during the continuance of an Event of Default, and (ii) delivery of written notice by the Collateral Agent to the Grantor of its intent to exercise any rights pertaining to the Pledged Interests, all rights of the Grantor in its capacity as the holder of such Equity Interests to vote and to give consents, waivers and ratifications will cease in favor of, and be exercisable by, the Collateral Agent. The Collateral Agent may thereafter exercise any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Interests as if it were the absolute owner thereof, all without liability except to account for Property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to effect this transfer of rights to the Collateral Agent, the Grantor shall execute and deliver to the Collateral Agent a proxy in a form reasonably approved by the Collateral Agent, and the Collateral Agent may, upon the occurrence and during the continuance of the circumstances described in clauses (i) and (ii) of the immediately preceding sentence, date and present the proxy to the issuer of such Equity Interests. Without limiting the effect of the previous sentence, the Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Interests owned by the Grantor and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Interests would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Interests on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default. Such proxy shall automatically terminate if such Event of Default has been cured, remedied, or waived by the Hedge Providers or on the Discharge Date or the Withdrawal Date, whichever occurs first.

(c) The Grantor hereby authorizes and instructs each Issuer of any Pledged Interests (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Interests directly to the Collateral Agent. Such instruction shall automatically terminate if such Event of Default has been cured, remedied, or waived by the Hedge Providers or on the Discharge Date or the Withdrawal Date, whichever occurs first.

(d) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Interests is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then, until such Event of Default has been cured, remedied, or waived by the Hedge Providers or on the Discharge Date or the Withdrawal Date, whichever occurs first, all rights of the Grantor in respect thereof to exercise the voting and other consensual rights that the Grantor would otherwise be entitled to exercise with respect to the Pledged Interests issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Collateral Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

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6.2 Dividends.

(a) So long as no Event of Default has occurred and is continuing, until the Collateral Agent elects to exercise its rights under Section 6.2(b), (i) the Grantor may retain any cash dividends and other cash distributions paid to it and (ii) the Grantor shall hold in trust for the benefit of the Collateral Agent, segregated from the other property or funds of the Grantor, to the extent each is Collateral, any Instruments, securities, Chattel Paper, property or proceeds and products received, receivable or otherwise distributed to it in respect of, or in exchange for, any Collateral and shall promptly deliver the property received by it (except electronic chattel paper, documents or letters of credit and subject to the limitations set forth in Section 3.2(a)) in the same form as received (with any necessary endorsement) to the Collateral Agent to be held as Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default (that has not been waived by the Hedge Provider Majority), the Collateral Agent may elect to receive and hold as Collateral cash dividends, payments, distributions or other proceeds with respect to any of the Collateral (and upon that election the right of the Grantor to receive and hold cash dividends and distributions will terminate) and shall thereupon have the sole right to receive any cash dividends, payments, distributions and other proceeds (and may apply them to payment of the Secured Obligations in accordance with the provisions of this Agreement and Section 3.9 of the Secured Hedging Facility Agreement) until all Events of Default have been cured, remedied, or waived by the Hedge Providers. If Grantor receives any dividends or distributions in violation of the provisions of this Section 6.2(b), it shall hold those dividends and distributions, to the extent allowable under applicable Law, in trust for the benefit of the Secured Parties, segregated from other funds of the Grantor, and shall forthwith pay them over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement).

ARTICLE VII

REMEDIES

7.1 Events of Default, Etc. If any Event of Default occurs and is continuing:

(a) the Collateral Agent may exercise the rights and remedies with respect to this Agreement as more particularly provided herein or in the other Hedging Facility Documents;

(b) The Grantor shall, upon the reasonable request of the Collateral Agent, assemble Collateral owned by it (and not otherwise in the possession of the Collateral Agent) at such place or places, reasonably convenient to the Collateral Agent and the Grantor, designated in such request, including the premises of the Grantor;

(c) the Collateral Agent may (but will not be obligated to), without notice to the Grantor and at such times as the Collateral Agent in its sole discretion may determine, exercise any or all of the rights of the Grantor in, to and under, or in any way connected to the Collateral;

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(d) the Collateral Agent may (but will not be obligated to) make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may (but will not be obligated to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

(e) the Collateral Agent may (but will not be obligated to), in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(f) the Collateral Agent may (but will not be obligated to), upon 10 Business Days’ prior written notice to the Grantor of the time and place, sell, lease, assign or otherwise dispose of all or any part of the Collateral owned by that the Grantor, at such place or places as the Collateral Agent deems best, and for cash or for credit or for credit bid of Secured Obligations (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable Law and cannot be waived). If Collateral Agent is directed to credit bid the Secured Obligations at any such sale or other disposition as set forth in Section 8.2 of the Secured Hedging Facility Agreement, then all Hedge Providers will be bound by that direction. If the Collateral Agent is not so directed to credit bid the Secured Obligations, then any Secured Party may credit bid the Secured Obligations owing to it at that sale or other disposition. The Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable Law. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. The Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Collateral Agent, at the Collateral Agent’s place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Collateral Agent deems appropriate. The Collateral Agent may, in its sole discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention to the extent necessary to comply with applicable Law. Upon any public or private sale the Collateral Agent may deliver, assign and transfer to the purchaser thereof the Collateral so sold. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Collateral Agent shall not be obligated to make any sale pursuant to any such notice. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the full selling price is paid by the purchaser thereof, but neither the Collateral Agent nor any Secured Party will incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof; provided that if the Event of Default has been cured, remedied or waived during that time period such Collateral will not be sold. All cash proceeds of any such sale, and any other realization upon all or any part of the Collateral may, in the discretion of the Collateral

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Agent, be held by the Collateral Agent as collateral for or applied then or at any time thereafter, in whole or in part, by the Collateral Agent for the benefit of the Secured Parties to the payment and satisfaction of the Secured Obligations in accordance with Section 7.6;

(g) upon request of the Collateral Agent, the Grantor shall promptly notify (and the Grantor hereby authorizes the Collateral Agent to so notify) each Account Debtor in respect of any Accounts or Instruments of that the Grantor that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent;

(h) the Collateral Agent may, but will not be obligated to, render unusable any of the Collateral;

(i) the Collateral Agent may (but will not be obligated to) deliver a notice of exclusive control to a Bank, Commodity Intermediary or Securities Intermediary pursuant to any control agreement then in effect; and

(j) the Collateral Agent will have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured creditor under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured creditor is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers or privileges under this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by Law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner of the Collateral (and the Grantor shall take all such action as reasonably requested by the Collateral Agent to give effect to that right).

The Collateral Agent shall apply the proceeds of each collection, sale or other disposition under this Section 7.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, in accordance with Section 7.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including, without limitation, Section 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Collateral Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

The Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, as amended, and applicable state securities Laws, the Collateral Agent may be compelled, subject to the notice provision as provided in paragraph (f) of this Section 7.1, with respect to any sale of all or any part of the Collateral constituting a security (as such term is defined in the

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Securities Act), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale will not be deemed to have been made in a commercially unreasonable manner by reason of such less favorable terms and that the Collateral Agent will have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Grantor or the Issuer thereof to register it for public sale under the Securities Act, or under applicable state securities Laws, even if such grantor or issuer would agree to do so. The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Interests pursuant to this Section 7.1 valid and binding and in compliance with any and all other applicable Laws. The Grantor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

7.2 Collections on Accounts, Etc. Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

7.3 Proceeds. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by the Grantor, and any other cash or non-cash Proceeds received by the Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the Collateral Agent if required, in a special collateral account maintained by the Collateral Agent, subject to withdrawal by the Collateral Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties, segregated from other funds of any the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Collateral Agent (or by the Grantor in trust for the Collateral Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as provided in this Article VII. At such intervals as may

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be agreed upon by the Grantor and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in such order as the Collateral Agent may elect, and any part of such funds that the Collateral Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Collateral Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same.

7.4 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under this Article VII are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, the Collateral Agent will retain all rights and remedies under the Hedging Facility Documents and the Grantor will remain liable with respect to any deficiency and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

7.5 Private Sale. The Collateral Agent and the other Secured Parties will not incur any liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 7.1 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, the Grantor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree. The Grantor further acknowledges that any offer to sell any Collateral consisting of Equity Interests that has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than 15 bona fide offerees will be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Collateral Agent or one or more of the other Secured Parties may, in such event, bid for the purchase of such Equity Interests.

7.6 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Article VII, and any other cash at the time held by the Collateral Agent under this Article VII, shall be applied by the Collateral Agent as provided in Section 3.9 of the Secured Hedging Facility Agreement.

7.7 Collateral Agent’s Right to Perform on the Grantor’s Behalf. If the Grantor fails to perform any of its obligations under this Agreement, the Collateral Agent may (but will not be obligated to), upon reasonable notice to that Grantor, unless the Grantor is diligently pursuing a cure for such failure that cannot reasonably be obtained more quickly by the Collateral Agent’s performance as specified herein, itself reasonably perform or cause to be reasonably performed such obligations at the expense of the Grantor, either in its name or in the name and on behalf of the Grantor.

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7.8 Preservation of Rights. Neither the Collateral Agent nor any Secured Party is required to take any steps to preserve any rights against prior parties to any of the Collateral.

7.9 Rights of Secured Parties. The Collateral Agent or any other Secured Party may (but is not obligated to) pay or secure payment of any overdue tax or other overdue claim (except for taxes or claims (a) being contested in good faith by the Grantor and with respect to which any reserves required by GAAP are established by the Grantor on its books and (b) of which the failure to pay or perform could not reasonably be expected to result in a Material Adverse Effect) that may be secured by or result in a Lien on any Collateral. The Collateral Agent or any other Secured Party may (but is not obligated to) do any other thing that it reasonably believes is necessary or desirable (i) to preserve, protect or maintain the Collateral if the Grantor is failing to do so in breach of this or any other Hedging Facility Document or (ii) upon the occurrence and during the continuance of an Event of Default, to enhance the value of the Collateral. The Grantor shall promptly reimburse the Collateral Agent or any other Secured Party for any reasonable payment or documented expense (including reasonable attorneys’ fees and documented expenses) that the Collateral Agent or such other Secured Party incurs pursuant to this Section 7.9.

7.10 Registration of Equity Interests. If the Collateral Agent shall determine to exercise the right to sell any or all of the Pledged Interests under this Article VII, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, as amended, the Grantor will (a) use its commercially reasonable efforts to cause the relevant Issuer to execute and deliver, and to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Interests, or that portion thereof to be sold, under the provisions of the Securities Act, and (b) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Interests, or that portion thereof to be sold, and make all amendments thereto and/or to the related prospectus that, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. The Grantor shall use its commercially reasonable efforts to cause the relevant Issuer to comply with the provisions of the securities or “Blue Sky” Laws of any and all jurisdictions that the Collateral Agent designates and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

7.11 Notice of Remedies. The Collateral Agent will provide notice to the Grantor of its exercise of remedies under Law or under the Hedging Facility Documents to the extent, and at the times, required by Law. In any case, the Collateral Agent will provide prompt written notice to the Grantor of its exercise of remedies; provided that the failure to provide such notice will not constitute a breach by the Collateral Agent of any of the Hedging Facility Documents and shall not in any way impair or affect the validity or availability of the remedy being exercised.

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ARTICLE VIII

THE COLLATERAL AGENT

8.1 Collateral Agent’s Appointment as Attorney-in-Fact, Etc.

(a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:

(i) unless being contested in good faith by appropriate proceedings, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii) execute, in connection with any sale provided for in Article VII, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or

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releases as the Collateral Agent may deem appropriate; (I) assign any patent or trademark (along with the goodwill of the business to which any such trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

(b) After the occurrence and during the continuation of an Event of Default, if Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate of interest equal to the lesser of (i) the maximum lawful rate or (ii) any rate of interest that may accrue after an Event of Default pursuant to the Secured Hedging Facility Agreement or any other Hedging Facility Document.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2 Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (except as provided herein). The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be

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accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable Law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against the Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Grantor, to the extent permitted by applicable Law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against the Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against the Grantor or other Person.

8.3 Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Secured Hedging Facility Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX

MISCELLANEOUS

9.1 Waivers of Rights Inhibiting Enforcement. The Grantor waives, to the maximum extent permitted by applicable Law:

(a) any rights or privileges that it may acquire under the UCC or any other applicable law (and further agrees not to assert any such rights);

(b) any claim that, as to any part of the Collateral, a public sale, should the Collateral Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Collateral;

(c) except as otherwise provided in this Agreement or the other Hedging Facility Documents, ALL LEGAL RIGHTS THAT MIGHT OTHERWISE REQUIRE THE COLLATERAL AGENT TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS OR JUDICIAL HEARING, NOTICE OF JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT GRANTOR

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WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT’S RIGHTS HEREUNDER;

(d) all rights of redemption, appraisement, valuation, stay, extension and moratorium;

(e) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable Law;

(f) all rights and defenses arising out of an election of remedies by any Secured Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Grantor’s rights of subrogation and reimbursement;

(g) all rights and defenses that the Grantor may have because the Secured Obligations are secured by real property. This means, among other things:

(i) The Secured Parties may collect from the Grantor without first foreclosing on any real or personal property collateral pledged by the Grantor; and

(ii) If any Collateral Agent forecloses on any real property collateral pledged by the Grantor, the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

This is an unconditional and irrevocable waiver of any rights and defenses the Grantor may have because the Secured Obligations are secured by real property.

9.2 No Waiver; Remedies Cumulative. No failure on the part of any Secured Party or any of its agents to exercise, no delay in exercising and no course of dealing with respect to, any right, power or remedy hereunder will operate as a waiver thereof. No single or partial exercise by any Secured Party or any of its agents of any right, power or remedy hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies in this Agreement or in any other Hedging Facility Document expressly provided are cumulative and not exclusive of any rights, powers or remedies that any Secured Party would otherwise have, including, without limitation, any rights of set-off. No notice to or demand on the Grantor in any case will entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand, except as required by this Agreement.

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9.3 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto must be sent or delivered by mail, e-mail, telecopy or courier service and all such notices and communications will be effective when received. All notices and other communications must be in writing and addressed to such party as follows:

(a) in the case of the Grantor or the Collateral Agent, the address provided in the Secured Hedging Facility Agreement; and

(b) in the case of any other Secured Party, the address specified by such Secured Party in writing to the Collateral Agent and the Grantor;

or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

9.4 Payment of Expenses, Indemnities, Etc. To the extent and at such times the Grantor would be required to do so pursuant to Section 10.6 of the Secured Hedging Facility Agreement:

(a) The Grantor agrees to pay or promptly reimburse the Collateral Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all reasonable attorneys’ fees, documented legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of the Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Collateral Agent or any other Secured Party under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) enforcing or preserving any rights under this Agreement.

(b) Without duplication of Section 9.4(a), the Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and reasonable attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance and administration of this Agreement; provided that the foregoing shall not apply to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements have resulted from (i) the gross negligence or willful misconduct of the Collateral Agent or any other Secured Party (as determined by a final, nonappealable judgment of a court of competent jurisdiction), (ii) a material breach of the material obligations of the Collateral Agent or any other Secured Party under this Agreement or (iii) any proceeding that is solely among Secured Parties.

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9.5 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor therefrom, will in any event be effective unless the same is in writing and signed by the Grantor and the Collateral Agent acting with the written consent of a Hedge Provider Majority (or such other percentage of Hedge Providers as required by Section 10.1 of the Secured Hedging Facility Agreement). Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

9.6 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the respective successors and permitted assigns of the Grantor and the Collateral Agent, the Secured Parties, and each holder of any of the Secured Obligations, but the Grantor shall not assign or transfer its rights under this Agreement without the prior written consent of the Collateral Agent.

9.7 Survival, Etc. The obligations of the parties under Section 9.4 shall survive the Discharge Date or the Withdrawal Date. The representations and warranties of the Grantor set out in this Agreement or contained in any documents delivered to any Secured Party pursuant to this Agreement will survive the execution and delivery of this Agreement.

9.8 Limitation of Liability. NO SECURED PARTY WILL HAVE LIABILITY WITH RESPECT TO, AND THE GRANTOR HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW, RELEASES AND AGREES NOT TO SUE FOR:

(a) ANY LOSS OR DAMAGE SUSTAINED BY THE GRANTOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY LAWFUL EXERCISE OF ANY LAWFUL RIGHT OR REMEDY UNDER THIS AGREEMENT EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT RESULTING FROM ACTS OR OMISSIONS ON THE PART OF SUCH SECURED PARTY CONSTITUTING WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BAD FAITH OR MATERIAL BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT (AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION); OR

(b) ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY THE GRANTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS AGREEMENT.

9.9 [Reserved.].

9.10 Severability. If one or more provisions of this Agreement is invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality, and enforceability of the remaining provisions contained herein will not be affected or impaired thereby.

9.11 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of which taken together are deemed one and the same agreement. This Agreement will become effective at such time as the Collateral Agent receives counterparts hereof signed by all of the intended parties hereto.

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9.12 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT IS GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER HEDGING FACILITY DOCUMENT MUST BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THOSE COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 10.4 OF THE SECURED HEDGING FACILITY AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 10.4 OF THE SECURED HEDGING FACILITY AGREEMENT) OR SECTION 9.3 OF THIS AGREEMENT HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HEDGING FACILITY DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN; (2) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (3) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER HEDGING FACILITY DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.12.

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9.13 Set-Off. The provisions of Section 10.7 of the Secured Hedging Facility Agreement are incorporated herein by reference.

9.14 Final Agreement of the Parties. THIS AGREEMENT AND THE OTHER HEDGING FACILITY DOCUMENTS CONTAIN THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN NEGOTIATIONS AND AGREEMENTS RELATING TO THE SUBJECT MATTER HEREOF. THE PROVISIONS OF THIS AGREEMENT MAY NOT BE EXPLAINED, SUPPLEMENTED OR QUALIFIED THROUGH EVIDENCE OR TRADE USAGE OR A PRIOR COURSE OF DEALING. IN ENTERING INTO THIS AGREEMENT, NEITHER PARTY HAS RELIED UPON ANY STATEMENT, REPRESENTATION, WARRANTY OR AGREEMENT OF THE OTHER PARTY EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE HEDGING FACILITY DOCUMENTS. THERE ARE NO CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[ ],
a [ ] limited partnership
By:	Atlas Resources, LLC,
a Pennsylvania limited liability company,
its general partner

By:
Name:
Title:

[Signature Page]

SECURITY AGREEMENT

PARTICIPATING PARTNERSHIP—SECURED HEDGING FACILITY

WELLS FARGO BANK, NATIONAL, ASSOCIATION, as the Collateral Agent

By:
Jason M. Hicks, Managing Director

[Signature Page]

SECURITY AGREEMENT

PARTICIPATING PARTNERSHIP—SECURED HEDGING FACILITY

[SCHEDULES TO BE ADDED]

32

ANNEX 1

SECURITY AGREEMENT SUPPLEMENT

This Security Agreement Supplement, dated                     , 20     is delivered pursuant to Section 5.3(b) of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article IV of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Security Agreement Supplement may be attached to that certain Security Agreement, dated [                    ], 201[    ], between the undersigned, as the Grantor, and Wells Fargo Bank, National Association, as the Collateral Agent, (the “Security Agreement”) and that the Equity Interests listed on Schedule I to this Amendment shall be considered Pledged Interests and become a part of the Collateral referred to in said Security Agreement and shall secure all Secured Obligations referred to in said Security Agreement.

[ ]

By:
Name:
Title:

33

SCHEDULE I TO SECURITY AGREEMENT SUPPLEMENT

EQUITY INTERESTS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

EXHIBIT F

to Secured Hedging Facility Agreement

FORM OF COMPLIANCE CERTIFICATE

[to be attached]

F-1

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

The undersigned, a Financial Officer of the Master General Partner, hereby certifies that he/she is the [            ] of Atlas Resources, LLC, a Pennsylvania limited liability company (the “Master General Partner”), and that as such he/she is authorized to execute this certificate on behalf of the Master General Partner. With reference to the Secured Hedging Facility Agreement dated as of March [    ], 2012 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Master General Partner, each Participating Partnership from time to time party thereto, each Hedge Provider from time to time party thereto, and Wells Fargo Bank, National Association, as Collateral Agent, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

1. This certificate is being delivered on behalf of [insert name of applicable Participating Partnership] (the “Participating Partnership”).

[Use following paragraph 2 for fiscal year-end financial statements]

2. Attached hereto as Schedule 1 are the year-end audited financial statements (the “Financial Statements”) required by Section 6.1(a) of the Agreement for the fiscal year of the Participating Partnership ended as of December 31, 201[    ] (the “Reporting Date”), together with the report and opinion of an independent certified public accountant required by such section, including to the effect that such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Participating Partnership on a consolidated basis in accordance with GAAP consistently applied.

[Use following paragraph 2 for fiscal quarter-end financial statements]

2. Attached hereto as Schedule 1 are the unaudited financial statements (the “Financial Statements”) required by Section 6.1(b) of the Agreement for the fiscal quarter of the Participating Partnership ended as of             , 201[    ] (the “Reporting Date”). Such Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Participating Partnership on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

3. No Default has occurred as the date hereof and the Participating Partnership is in compliance with the Agreement including, without limitation, Section 2.5 thereof.1

4. The representations and warranties of the Master General Partner and the Participating Partnership set forth in the Agreement and in the other Hedging Facility Documents are true and correct on and as of the date hereof except, in each case, to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties are true and correct as of such specified earlier date [other than                                         ].

[1]	If a Default has occurred, the Master General Partner shall specify the details thereof and any action taken or proposed to be taken with respect thereto.

[remainder of page intentionally left blank]

EXECUTED AND DELIVERED this              day of [            ], 20[    ].

ATLAS RESOURCES, LLC

By:
Name:
Title:

EXHIBIT G

to Secured Hedging Facility Agreement

FORM OF RESERVE REPORT CERTIFICATE

[to be attached]

G-1

EXHIBIT G

FORM OF RESERVE REPORT CERTIFICATE

[            ] [    ], 201[    ]

This Reserve Report Certificate (“Certificate”) is executed and delivered pursuant to Section 6.9(b) of that certain Secured Hedging Facility Agreement, dated as of March [    ], 2012 (as amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Atlas Resources, LLC (the “Master General Partner”), each Participating Partnership from time to time party thereto, Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) and the Hedge Providers from time to time party thereto. Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Agreement.

The undersigned, a Responsible Officer of the Master General Partner, hereby certifies to the Collateral Agent and Lenders that in all material respects, to the best of the Responsible Officer’s knowledge:

(i) the information contained in the Reserve Report attached hereto as Attachment 1 to this Certificate (“Reserve Report”) and any other information delivered in connection therewith is true and correct, except that with respect to the projections in the Reserve Report, the Responsible Officer only represents that such projections were prepared in accordance with SEC regulations;

(ii) the representations and warranties contained in Section 5.2(a) of the Agreement remain true and correct as of the date hereof;

(iii) except as set forth in Attachment 2 to this Certificate, on a net basis there are no gas imbalances or other prepayments made to any Participating Partnership with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require such Participating Partnership to deliver and transfer ownership at some future time volumes of Hydrocarbons produced from such Oil and Gas Properties having a value (based on current prices) of more than $5,000,000 without receiving full payment therefor at the time of delivery of those Hydrocarbons;

(iv) except as listed in Attachment 3 to this Certificate, none of the Oil and Gas Properties of any Participating Partnership have been sold since the date of the last certificate delivered by the Master General Partner pursuant to Section 6.9(a) of the Agreement;

(v) attached hereto as Attachment 4 to this Certificate is a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which are not cancelable by a Participating Partnership on 60 days’ notice or less without penalty to such Participating Partnership or detriment for the sale of production from such Participating Partnership’s Hydrocarbons (including, without limitation, calls on or other rights to purchase production, whether or not the same are currently being exercised) that (A) pertain to the sale of production at a fixed price and (B) have a maturity or expiry date of longer than six months from the most recently delivered Reserve Report; and

(vi) attached hereto as Attachment 5 to this Certificate is a schedule of the Oil and Gas Properties evaluated by the Reserve Report that are Mortgaged Properties demonstrating the percentage of the value of all Oil and Gas Properties evaluated in the Reserve Report as of the date hereof that the value of such Mortgaged Properties represents.

IN WITNESS WHEREOF, I have hereunto signed this Certificate as of the              day of [Month], 201[    ].

ATLAS RESOURCES, LLC

By:
Name:
Title:

ATTACHMENT 1

RESERVE REPORT

A-1

ATTACHMENT 2

GAS IMBALANCES, TAKE OR PAY, OR OTHER PREPAYMENTS

A-2

ATTACHMENT 3

OIL & GAS PROPERTIES SOLD

A-3

ATTACHMENT 4

MARKETING AGREEMENTS ENTERED INTO SUBSEQUENT TO [date]

A-4

ATTACHMENT 5

OIL & GAS PROPERTIES THAT ARE MORTGAGED PROPERTIES

Mortgaged Property Name	Percentage of the Borrowing Base that the value of Mortgaged Property represents

A-5